UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting material Pursuant to §240.14a-12.
Interstate Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100

February 5, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Interstate Hotels & Resorts, Inc., which will be held at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203, on Thursday, March 11, 2010, at 10 a.m. Eastern Time.

At the special meeting, we will ask you to adopt the agreement and plan of merger, dated as of December 18, 2009, among Interstate Hotels & Resorts, Inc., which we refer to as “Interstate” or the “Company”, Interstate Operating Company, L.P., Hotel Acquisition Company, LLC, HAC Merger Sub, Inc. and HAC Merger Partnership, L.P., which we refer to as the “merger agreement,” and approve the merger of the Company with HAC Merger Sub, Inc. and the other transactions contemplated by the merger agreement. If the merger is completed, each holder of shares of the Company’s common stock will be entitled to receive $2.25 in cash, without interest, in exchange for each share held, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of Interstate and our stockholders. As part of its deliberations, our board of directors has received an opinion from Barclays Capital Inc. that, as of December 18, 2009, the consideration to be offered to our stockholders in the merger was fair to our stockholders from a financial point of view. Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

The merger agreement must be adopted by the affirmative vote of holders of at least a majority of our outstanding shares of common stock that are entitled to vote at the special meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger and the merger agreement and additional information about the parties involved. We urge you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about Interstate and Interstate Operating Company, L.P. from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of the Company’s common stock you own. Whether or not you plan on attending the special meeting, we request that you cast your vote by either completing and returning the enclosed proxy card as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger and the other transactions contemplated by the merger agreement.

Sincerely,

Thomas F. Hewitt
Chief Executive Officer and
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated February 5, 2010 and is first being mailed, along with the attached proxy card, to our stockholders on or about February 11, 2010.

4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 11, 2010

To our stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Interstate Hotels & Resorts, Inc., “Interstate” or the “Company,” will be held on March 11, 2010, at 10 a.m. Eastern Time. The meeting will take place at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203, for the purpose of acting upon the following proposals:

1. To consider and vote upon a proposal to adopt the agreement and plan of merger, which we refer to as the “merger agreement”, dated as of December 18, 2009, by and among Hotel Acquisition Company, LLC, HAC Merger Sub, Inc., a wholly-owned subsidiary of Hotel Acquisition Company, LLC, HAC Merger Partnership, L.P., whose general partner is HAC Merger Sub, Inc., Interstate Operating Company, L.P. and the Company, and approve the merger of the Company with HAC Merger Sub, Inc., which we refer to as the “merger,” and the other transactions contemplated by the merger agreement. The merger agreement provides that, upon completion of the merger, each holder of shares of the Company’s common stock will be entitled to receive $2.25 in cash, without interest, in exchange for each share held;

2. To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

3. To consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

After careful consideration, our board of directors approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

All holders of record of shares of the Company’s common stock as of the close of business on February 5, 2010 are entitled to notice of and to vote at the special meeting or any postponements or adjournments of the special meeting.

The adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of our shares of common stock present or represented by proxy at the special meeting and entitled to vote on the matter. Accordingly, regardless of the number of shares you own, your vote is important. Even if you plan on attending the meeting in person, we request that you cast your vote by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet. If you fail to return your proxy card, the effect will be that your shares of the Company’s common stock will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement, but will not affect the outcome of the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by your submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy or voting instructions, by your filing a written revocation of your proxy with our Secretary at our address set forth above or by your voting in person at the special meeting.

We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500. In addition, you may obtain information about us from certain documents that we have filed with the Securities and Exchange Commission and from our website at www.ihrco.com.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND “FOR” THE APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

By Order of the Board of Directors

Christopher L. Bennett
Executive Vice President,
General Counsel and Secretary

February 5, 2010

IMPORTANT: Whether or not you plan to attend the special meeting, please promptly either complete, sign, date and mail the enclosed form of proxy or submit your proxy or voting instructions by telephone or Internet. A self-addressed envelope is enclosed for your convenience. Details are outlined in the enclosed proxy card. If you hold your shares of the Company’s common stock through a broker, dealer, trustee, bank or other nominee, you may be also able to submit your proxy or voting instructions by telephone or by Internet in accordance with the instructions your broker, dealer, trustee, bank or other nominee provides. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you wish to do so. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous proxies.

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EXHIBITS
Exhibit A-1 — Agreement and Plan of Merger	A-1-1
Exhibit A-2 — Voting Agreements	A-2-1
Exhibit B — Opinion of Barclays Capital Inc.	B-1
Exhibit C — Section 262 of the DGCL	C-1

QUESTIONS AND ANSWERS ABOUT THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the mergers. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or to which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A-1. In this proxy statement, we refer to Interstate Operating Company, L.P. as the “Operating Partnership,” Interstate Hotels & Resorts, Inc. as “we,” “us,” “our”, “Interstate”, or the “Company,” Hotel Acquisition Company, LLC as “HAC,” HAC Merger Sub, Inc. as “Merger Sub” and HAC Merger Partnership, L.P. as “Merger Partnership.” In addition, we refer to the merger of the Company and Merger Sub as the “merger,” and the merger of the Operating Partnership and Merger Partnership as the “partnership merger.” References to the “mergers” refer to both the merger and the partnership merger.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

• to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement;

• to approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies; and

• to consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

Q:	How does the Company’s board of directors recommend that I vote on the proposals?

A:	The board of directors recommends that you vote:

• “FOR” the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement; and

• “FOR” the proposal to approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company and the Operating Partnership by HAC, a Delaware limited liability company, under an agreement and plan of merger, dated as of December 18, 2009, by and among HAC, Merger Sub, a wholly-owned subsidiary of HAC, Merger Partnership, whose general partner is Merger Sub, the Company and the Operating Partnership. Once the merger has been approved by the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company with the Company being the surviving company, and Merger Partnership will merge with and into the Operating Partnership, with the Operating Partnership being the surviving partnership, and each will be subsidiaries of HAC.

Q:	What will I be entitled to receive in the merger?

A:	You will be entitled to receive $2.25 in cash, without interest, less any required withholding taxes, for each outstanding share of the Company’s common stock that you own as of the Company merger effective time.

Q:	When do you expect to complete the proposed transaction?

A:	We are working toward completing the proposed transaction as promptly as practicable. Because a vote of our stockholders is only one of the conditions to the completion of the mergers, we can give you no assurance as to when or whether the mergers will occur. We expect to complete the mergers no later than the fifth business day after the other conditions to completion of the mergers are satisfied or waived. For more information, please see “The Merger Agreement — Conditions to the Mergers” beginning on page 72.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of the Company’s common stock?

A:	Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your shares of the Company’s common stock for the merger consideration. At that time, if you hold physical share certificates, you must send those certificates with your completed letter of transmittal to the paying agent. If you do not hold any physical share certificates, you must execute a properly completed letter of transmittal and arrange to electronically transfer your shares. You should not send your certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after the paying agent receives from you a properly completed letter of transmittal together with your certificates, or, if you do not hold any physical certificates, promptly after the paying agent receives your properly completed letter of transmittal and electronic transfer of your shares.

Q:	If I hold class A units in the Operating Partnership, and if the mergers are completed, what will happen to my units, and when can I expect to receive the merger consideration for my units?

A:	Upon completion of the partnership merger, class A units in the Operating Partnership will be converted into the right to receive the merger consideration of $2.25 per unit in cash, without interest, less any required withholding taxes. Separate materials will be sent to the limited partners of the Operating Partnership providing instructions on how to receive payment for class A units in the Operating Partnership.

Q:	What is the location, date and time of the special meeting?

A:	The special meeting will be held on March 11, 2010, at 10 a.m. Eastern Time, at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203.

Q:	What vote is required to approve the merger proposal?

A:	Under the Delaware General Corporation Law (which we refer to as the “DGCL”), adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the shares of the Company’s common stock that are outstanding and entitled to vote at the special meeting. Because the required vote is based on the number of shares of the Company’s common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. We urge you to either complete, execute and return the enclosed proxy card or submit your proxy or voting instructions by telephone or Internet to assure the representation of your shares of the Company’s common stock at the special meeting.

Q:	What vote is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies?

A:	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the matter.

Q:	What rights do I have if I oppose the merger?

A:	Under Delaware law, you have the right to seek appraisal of the fair value of your shares of the Company’s common stock as may be determined by the Delaware Court of Chancery if the merger is consummated. However, you must follow the appraisal procedures under Delaware law explained in this proxy statement. In order to preserve your appraisal rights, Delaware law requires, among other things, that you do not vote in favor of the adoption of the merger agreement and approval of the merger at the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record at the close of business on the record date, February 5, 2010, are entitled to receive notice of the special meeting and to vote shares of the Company’s common stock that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each stockholder has one vote for each share of the Company’s common stock owned on the record date. As of the record date, there were 33,380,558 shares of the Company’s common stock outstanding and entitled to vote at the special meeting.

Q:	What happens if I sell my shares of the Company’s common stock before the special meeting?

A:	The record date for the special meeting is February 5, 2010. If you held your shares of the Company’s common stock on the record date but transfer them before the special meeting without granting a proxy, you will retain your right to vote at the special meeting but not the right to receive the merger consideration for the shares. The right to receive the merger consideration will pass to the person who owns your shares of the Company’s common stock when the merger is completed.

Q:	How do I vote?

A:	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or submit your proxy or voting instructions by telephone or Internet in accordance with the instructions on the enclosed proxy card or the voting instruction form received from any broker, dealer, trustee, bank or other nominee that may hold your shares of the Company’s common stock on your behalf as soon as possible so that your shares can be voted at the special meeting.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Stockholders that are present at the meeting may withdraw their proxy and vote in person if they so desire.

Q:	What happens if I do not return a proxy card?

A:	If you fail to submit your proxy by mail, submit your proxy or voting instructions by telephone or Internet or vote in person at the special meeting, or if you mark your proxy “abstain,” the effect will be the same as a vote against the approval of the merger and the other transactions contemplated by the merger agreement, but will not affect the outcome of the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	If my shares of the Company’s common stock are held for me by my broker, will my broker vote my shares for me?

A:	If you hold your shares of the Company’s common stock in “street name” through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You should instruct your broker or nominee how to vote your shares of the Company’s common stock by following the directions your broker or nominee will provide to you. If you do not provide instructions to your broker or nominee, your shares of the Company’s common stock will not be voted, and this will have the same effect as a vote against the approval of the merger and the other transactions contemplated by the merger agreement, but will not affect the outcome of the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	May I vote in person?

A:	Yes. You may vote in person at the special meeting, rather than submitting a proxy, if you own shares of the Company’s common stock in your own name. If you bring a legal proxy from your broker, dealer, trustee, bank or other nominee and present it at the special meeting, you may also vote in person at the special meeting if your shares are held in “street name” through a broker, dealer, trustee, bank or other nominee. You may be asked to present photo identification for admittance.

Q:	May I change my vote after I have submitted my proxy?

A:	Yes. You may change your vote at any time before the shares of the Company’s common stock reflected on your proxy are voted at the special meeting. If you own your shares of the Company’s common stock

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in your name, you can do this in one of three ways. First, you can send a written notice of revocation of your proxy to our Secretary at our principal executive offices. Second, you can either mark, sign, date and return a new proxy card or submit your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker, dealer, trustee, bank or other nominee to vote your shares, you must follow the directions received from the broker, dealer, trustee, bank or other nominee to change your instructions.

Q:	Have any stockholders already agreed to approve the merger?

A:	Yes. In connection with the merger agreement, certain of our executive officers, who collectively beneficially hold approximately 5% of the outstanding shares of our common stock as of the record date, and Coliseum Capital Management, LLC (together with certain of its affiliates), which beneficially holds approximately 11% of the outstanding shares of our common stock as of the record date, have entered into voting agreements with HAC, dated as of December 18, 2009, pursuant to which the signatory stockholders agreed to vote their shares of our common stock in favor of adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. For more information, please see “The Merger Proposal — Voting Agreements” beginning on page 50.

Q:	What do I need to do now?

A:	This proxy statement contains important information regarding the special meeting, the merger agreement and the mergers, as well as information about the Company, the Operating Partnership, HAC, Merger Sub and Merger Partnership. It also contains important information about some of the factors our board of directors considered in approving the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read this proxy statement carefully, including the exhibits. You may also want to review the documents referenced in the section captioned “Where You Can Find Additional Information” beginning on page 83. The votes of all stockholders are important, as such, you are urged to return the enclosed proxy card or voting instruction form today.

Q:	Should I send my share certificates now?

A:	No. After the merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange your certificates for the merger consideration. At that time, you must send in your certificates or execute an appropriate instrument of transfer of your shares of the Company’s common stock, as applicable, with your completed letter of transmittal to the paying agent to receive the merger consideration. If you do not hold any physical certificates, you must execute a properly completed letter of transmittal and arrange to electronically transfer your shares of the Company’s common stock. Do not send any stock certificates with your proxy card.

Q:	Where can I find more information about the Company?

A:	We file certain information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.ihrco.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find Additional Information” beginning on page 83.

Q:	How will proxy holders vote my shares of the Company’s common stock?

A:	If you properly submit a proxy prior to the special meeting, your shares of the Company’s common stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares of the Company’s common stock will be voted “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Whom can I call with questions?

A:	We have selected MacKenzie Partners, Inc., which we refer to as “MacKenzie”, as our proxy solicitor, which you may contact with any questions or if you need assistance voting your shares as follows: MacKenzie can be reached toll-free at 1-800-322-2885, 1-212-929-5500 (call collect) or via email at proxy@mackenziepartners.com.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Our board of directors is soliciting your proxy. We will bear the cost of soliciting proxies. In addition to solicitation by mail and, without additional compensation for these services, proxies may be solicited by telephone and facsimile, on the Internet or in person. We will pay approximately $9,500 to our proxy solicitor. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

If you have further questions, you may contact MacKenzie at the address and telephone number indicated above.

SUMMARY

This summary highlights selected information in this proxy statement relating to the merger of Interstate Hotels & Resorts, Inc. with HAC Merger Sub, Inc., which we refer to as the merger, contemplated by the agreement and plan of merger, dated as of December 18, 2009, among Interstate Hotels & Resorts, Inc., Interstate Operating Company, L.P., Hotel Acquisition Company, LLC, HAC Merger Sub, Inc. and HAC Merger Partnership, L.P. This summary may not contain all of the information that is important to you. Accordingly, to understand the merger and the related transactions fully and for a more complete description of the legal terms of the transactions contemplated by the merger agreement, we encourage you to carefully read this entire proxy statement, as well as the additional documents to which it refers or to which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A-1. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed on or about February 11, 2010.

The Parties to the Mergers (page 15)

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100

We are a leading hotel real estate investor and hotel management company, incorporated in Delaware. We have two reportable operating segments: hotel ownership (through whole-ownership and joint ventures) and hotel management. We and our affiliates manage and/or have ownership interests in a total of 229 hospitality properties with more than 46,000 rooms in 36 states, the District of Columbia, Russia, India, Mexico, Belgium, Canada, Ireland and England. We have ownership interests in 56 of those properties, including six wholly owned assets. We also have contracts to manage 13 to be built hospitality properties with approximately 3,000 rooms which include our entry into new markets such as Costa Rica.

Interstate Operating Company, L.P.
4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100

The Operating Partnership is a Delaware limited partnership of which we are the sole general partner. The Operating Partnership owns substantially all of our assets.

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway, Suite 550
Annapolis, MD 21401
(410) 268-0515

HAC, formed as a Delaware limited liability company, is a joint venture owned, on a 50%-50% basis, by THI V Inca LLC (“THI V Inca”), a subsidiary of Thayer Hotel Investors V-A LP (“Thayer”), and Capital Gathering, LLC (“Capital Gathering”), a wholly-owned subsidiary of Shanghai Jin Jiang International Hotels (Group) Company Limited (“Jin Jiang”).

Thayer, sponsored by Thayer Lodging Group, Inc. (“Thayer Lodging”), based in Annapolis, Maryland, is a privately held hotel investment fund. Jin Jiang is one of the leading hotel operators and managers in the

People’s Republic of China, which is principally engaged in star-rated hotel operation and management, budget hotel operation and franchising as well as restaurant operations.

HAC Merger Sub, Inc.
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway, Suite 550
Annapolis, MD 21401
(410) 268-0515

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of HAC. In the merger, Merger Sub will merge with and into the Company, with the Company being the surviving company.

HAC Merger Partnership, L.P.
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway, Suite 550
Annapolis, MD 21401
(410) 268-0515

Merger Partnership is a Delaware limited partnership, whose general partner is Merger Sub. In the partnership merger, Merger Partnership will be merged with and into the Operating Partnership, with the Operating Partnership as the surviving partnership.

The Special Meeting

The Proposals (page 13)

The special meeting will be held on March 11, 2010 at 10 a.m. Eastern Time, at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and to consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof. In connection with the merger, each outstanding share of the Company’s common stock (other than certain specified shares) will be converted into the right to receive $2.25 in cash, without interest, less any required withholding taxes.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Record Date and Voting (page 13)

The holders of record of the Company’s common stock as of the close of business on the record date, which was February 5, 2010, are entitled to receive notice of, and to vote at, the special meeting. You will have one vote for each share of the Company’s common stock that you owned as of the record date. On the record date, there were 33,380,558 shares of the Company’s common stock outstanding.

The holders of one-third of the shares of the Company’s common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting.

Required Vote (page 13)

Completion of the merger requires adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the matter. Because the required vote to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement is based on the number of shares of the Company’s common stock outstanding rather than on the number of votes cast, failure to vote your shares of the Company’s common stock (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the merger and the other transactions contemplated by the merger agreement, but will not affect the outcome of the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

As of the record date, our executive officers and directors beneficially owned an aggregate of approximately 5,696,870 shares of the Company’s common stock in the form of shares and stock options, entitling them to exercise approximately 17% of the voting power of the Company’s common stock (which includes, with respect to Christopher Shackelton, the 3,740,743 shares of common stock owned by Coliseum Capital Management, LLC (together with its affiliates), as explained on page 80). We have agreed to use our good faith efforts to cause our executive officers to, and we currently expect that the executive officers and directors of the Company will, vote their shares of the Company’s common stock in favor of approval of the merger and the other transactions contemplated by the merger agreement. In connection with the merger agreement, certain of our executive officers, who collectively beneficially hold approximately 5% of the outstanding shares of our common stock as of the record date, and Coliseum Capital Management, LLC (together with certain of its affiliates), which beneficially holds approximately 11% of the outstanding shares of our common stock as of the record date, have entered into voting agreements with HAC, dated as of December 18, 2009, pursuant to which the signatory stockholders agreed to vote their shares of our common stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. For more information, please see “The Merger Proposal — Voting Agreements” beginning on page 50.

Proxies; Revocation (page 14)

Any of our stockholders of record entitled to vote may vote by returning the enclosed proxy, by submitting voting instructions by telephone or Internet or by appearing at the special meeting. If your shares of the Company’s common stock are held in “street name” by your broker, you should instruct your broker on how to vote your shares of the Company’s common stock using the instructions provided by your broker.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Stockholders that are present at the meeting may withdraw their proxy and vote in person if they so desire.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by your submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting. Any adjournment or postponement of the special meeting to solicit additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

The Mergers (page 17)

On the closing date, Merger Sub will be merged with and into the Company, with the Company surviving the merger. In addition, on such date, Merger Partnership will be merged with and into the Operating Partnership, with the Operating Partnership surviving the partnership merger. The Company will be the Operating Partnership’s general partner immediately after the partnership merger effective time.

The merger of the Company and Merger Sub will become effective at (1) the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or (2) a later date or time (not later than 30 days after acceptance for record) as HAC and the Company agree to prior to the closing. We sometimes use the term “Company merger effective time” in this proxy statement to describe the time the merger of the Company and Merger Sub becomes effective under all applicable laws.

The merger of the Operating Partnership and Merger Partnership will become effective at (1) the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or (2) a later date or time (not later than 30 days after acceptance for record) as HAC and the Company agree to prior to the closing. We sometimes use the term “partnership merger effective time” in this proxy statement to describe the time the merger of the Operating Partnership and Merger Partnership becomes effective under Delaware law. The Company, in its capacity as general partner of the Operating Partnership, has approved the partnership merger, and no further approvals of any of the partners of the Operating Partnership are required to complete the partnership merger. This proxy statement does not constitute a solicitation of consents in respect of the partnership merger.

Recommendation of the Board of Directors (page 30)

After careful consideration, our board of directors, by the unanimous vote of the directors:

•	has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement;

•	has separately, on behalf of the Company as the general partner of the Operating Partnership, approved the merger agreement and the partnership merger;

•	has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders; and

•	recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Barclays Capital Inc. (page 30)

In connection with the mergers, Barclays Capital Inc. (“Barclays Capital”) delivered to our board of directors an opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be offered to the holders of the Company’s common stock in the merger. The full text of Barclays Capital’s written opinion, dated December 18, 2009, is attached to this proxy statement as Exhibit B. We recommend that you read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Barclays Capital’s opinion was delivered to our board of directors in connection with its evaluation of the consideration offered in the merger, does not address any other aspect of the merger or the partnership merger and does not constitute a recommendation to any stockholder of the Company’s common stock as to how to vote or act with respect to any matters relating to the merger.

Amendments to Certain of Our Debt Instruments (page 39)

On December 18, 2009, we and the Operating Partnership entered into an amendment to our first amended and restated senior secured credit agreement, dated July 10, 2009, pursuant to which the lenders have agreed to consent to the mergers and certain other amendments to the terms under the credit facility, in exchange for, among other things, a permanent principal reduction and certain fees to be funded by HAC upon the closing of the mergers.

In addition, on December 18, 2009, Interstate Columbia SPE, LLC, our wholly-owned subsidiary, entered into a certain amendment to its Columbia loan agreement, dated May 1, 2008 and supplemented June 19, 2009, the indebtedness under which is secured by our Columbia Sheraton Hotel. Pursuant to the Columbia loan amendment, the lenders have agreed to consent to the mergers and certain other amendments to the Columbia loan agreement, in exchange for, among other things, a permanent principal reduction and certain fees to be funded by HAC upon the closing of the mergers.

Material Modification to Our Tax Benefit Preservation Plan (page 40)

On December 18, 2009, we entered into a first amendment to our tax benefit preservation plan with Computershare Trust Company, N.A., as rights agent, dated as of September 24, 2009. The first amendment was entered into in order to ensure that the execution of the merger agreement and the performance and consummation of the transactions contemplated by the merger agreement do not trigger the distribution and/or exercise of the rights or any adverse event under the tax benefit preservation plan.

Financing (page 40)

In connection with the merger agreement, Capital Gathering has contributed $38 million to HAC and has agreed to contribute an additional $12.5 million to HAC prior to the closing of the mergers under an equity commitment letter between Capital Gathering and HAC, dated as of December 18, 2009, which expressly provides for the Company to be a third party beneficiary thereof. In addition, THI V Inca has committed to contribute $50.5 million to HAC prior to the closing of the mergers under an equity commitment letter between THI V Inca and HAC, dated as of December 18, 2009, which expressly provides for the Company to be a third party beneficiary thereof. There are no conditions precedent or other contingencies related to the funding of the full amount under the equity commitment letters other than pursuant to the terms and conditions thereof. The equity commitment letters will terminate automatically and immediately upon the termination of the merger agreement.

The merger agreement does not contain a financing condition or a “market MAC” condition. Under the terms of the merger agreement, HAC has agreed that its obligation to consummate the transactions contemplated by the merger agreement is not conditioned upon the availability or consummation of any financing requirements of HAC. HAC has also agreed to cause Merger Sub, Merger Partnership and their respective affiliates to, at all times, comply with all of the terms and conditions set forth in the equity commitment letters and take all commercially reasonable actions necessary under the merger agreement to cause the proceeds of the equity commitment letters to be available on the closing date.

Limited Guarantees (page 40)

In connection with the merger agreement, each of Thayer and Jin Jiang has executed a limited guarantee, dated as of December 18, 2009, in favor of us and the Operating Partnership, and has agreed absolutely, unconditionally and irrevocably to guarantee the due and punctual performance and discharge of all of the payment obligations of HAC, Merger Sub and Merger Partnership under the merger agreement, up to a maximum amount of $50.5 million and $12.5 million, respectively.

Stock Options; Restricted Stock Awards (page 60)

The merger agreement provides that all of our outstanding stock options and restricted stock awards, whether or not exercisable or vested, will be cancelled as of the Company merger effective time. In connection with the merger, because there are no outstanding stock options with an exercise price of less than $2.25 per share, no payments will be made in respect of any outstanding stock options. The holder of each restricted stock award will receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	$2.25, multiplied by

•	the aggregate number of shares of Interstate common stock subject to such restricted stock award immediately prior to the Company merger effective time.

Interests of the Company’s Directors and Executive Officers in the Mergers (page 41)

Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the following:

•	the merger agreement provides that our directors and executive officers will have their vested and unvested restricted stock awards cancelled as of the Company merger effective time in return for a cash payment of $2.25 per share subject to each such restricted stock award, less applicable withholding taxes;

•	Thomas F. Hewitt, our chief executive officer, will be entitled to severance and health benefits under his employment agreement if his employment is terminated without cause or he terminates his employment for good reason (other than a termination of employment by Mr. Hewitt within 12 months following the merger solely by reason of the merger itself as good reason, in which case he will only be entitled to health benefits) or his employment is terminated by the Company within two years following the merger. If Mr. Hewitt is assessed an excise tax under section 4999 of the Internal Revenue Code, in connection with accelerated termination payments for a change in control, the company will gross-up the termination payment equal to the amount of the assessed excise tax (subject to certain limitations); and

•	each of Bruce A. Riggins, our chief financial officer, Leslie Ng, our chief investment officer, Samuel E. Knighton, our president of hotel operations, and Christopher L. Bennett, our executive vice president and general counsel, will be entitled to severance benefits and health benefits under their employment agreements if their employment is terminated without cause or they leave for good reason (as defined in the employment agreements) within 18 months after completion of the merger.

No Solicitation of Transactions (page 67)

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal.

Conditions to the Mergers (page 72)

Completion of the mergers is subject to the satisfaction or waiver of a number of conditions, including, among others:

•	approval of the merger agreement by the requisite stockholder vote;

•	the expiry of the waiting period applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), if applicable;

•	no effective injunction, writ or preliminary restraining order or any order of any nature issued by a governmental entity of competent jurisdiction to the effect that the mergers may not be consummated, no proceeding or lawsuit pending by any governmental entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice received from any governmental entity indicating an intent to restrain, prevent, materially impair or delay or restructure the transactions contemplated by the merger agreement;

•	our and the Operating Partnership’s representations and warranties being true and correct in all respects without regard to any materiality or material adverse effect qualifications as of the closing as though made as of the closing (except for representations and warranties made as of a specified date, which must be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct in all respects would not, in the aggregate, have a material adverse effect. Certain of our and the Operating Partnership’s representations and warranties pertaining to authorization, enforceability, capitalization, voting, the opinion of the financial advisor, brokers and finders and our tax preservation plan must be true and correct in all material respects (except for representations and warranties made as of a specified date, which must be true and correct in all material respects as of that specified date). In addition, our and the Operating Partnership’s representations and warranties pertaining to the absence of a material adverse effect on us must be true and correct in all respects as of the closing;

•	the performance, in all material respects, by us and the Operating Partnership of our obligations under the merger agreement;

•	the receipt by HAC of a certificate signed by our chief executive officer or chief financial officer with respect to the truth and correctness of our and the Operating Partnership’s representations and warranties and the performance of our and the Operating Partnership’s obligations under the merger agreement;

•	no lender or agent of the lenders under any of our existing financing documents having provided valid written notice to us of any material default under any such existing financing document that is not capable of being cured or for which no remaining cure period exists, and the amendments to the existing financings remaining in full force and effect;

•	HAC’s, Merger Sub’s and Merger Partnership’s representations and warranties being true and correct in all respects without regard to any materiality qualifications as of the closing as though made as of the closing (except for representations and warranties made as of a specified date, which must be true and correct in all respects as of that specified date), except where the failure of their representations and warranties to be true and correct in all respects would not, in the aggregate, have a material adverse effect on HAC, Merger Sub or Merger Partnership;

•	the performance, in all material respects, by HAC, Merger Sub and Merger Partnership of their obligations under the merger agreement; and

•	the receipt by us of an officer’s certificate with respect to the truth and correctness of the representations and warranties of HAC, Merger Sub and Merger Partnership and the performance of their obligations under the merger agreement.

Termination of the Merger Agreement (page 73)

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the Company merger effective time, as follows:

•	by mutual written consent of HAC and us;

•	by either HAC or us if:

•	the closing has not occurred on or before June 30, 2010, so long as the failure to complete the mergers is not the result of the terminating party’s failure to comply with the terms of the merger agreement;

•	the merger agreement has been submitted to our stockholders for adoption at a duly convened stockholders meeting (or adjournment or postponement thereof) and the requisite vote of our stockholders to approve the merger and the other transactions contemplated by the merger agreement upon a vote being taken at a duly convened stockholders meeting is not obtained upon a vote taken thereon;

• any law prohibits the consummation of the mergers; or

• any final and non-appealable governmental order prohibits the consummation of the mergers;

•	by HAC if:

•	our board of directors withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC solely in response to a material event,

development, state of affairs or change in circumstances arising after the date of the merger agreement (other than in connection with a takeover proposal);

•	(i) our board (or any authorized committee of the board) approves, endorses or recommends a takeover proposal, (ii) our board (or any authorized committee of the board) withdraws, modifies or amends its recommendation with respect to the merger agreement in any manner adverse to HAC in response to our receipt of a takeover proposal, (iii) our board fails to recommend against acceptance by our stockholders of a tender offer or exchange offer that is commenced prior to obtaining the requisite vote of our stockholders to approve the mergers, or (iv) we or our board (or any authorized committee of the board) publicly announces the intention to do any of the foregoing; or

•	(i) we are in breach (or material breach in certain cases) of any of our covenants and agreements pertaining to solicitation and change of our board’s recommendation or (ii) we are in breach of any of our other representations, warranties, covenants or agreements in the merger agreement (and such breach has not been cured within 20 business days after receipt of written notice of such breach) such that the conditions pertaining to our representations and warranties and our obligations under the merger agreement would not be satisfied by June 30, 2010 (provided that HAC may only exercise this termination right if neither it nor Merger Sub nor Merger Partnership is then in material breach of its obligations under the merger agreement);

•	by us if our board (or any authorized committee of the board) approves and authorizes us to enter into a definitive agreement to implement a superior proposal, so long as:

•	the requisite stockholder vote has not yet been obtained;

•	we are not in and have not been in breach of our obligations under the merger agreement with regard to soliciting acquisition proposals or changing our board’s recommendation in any material respect;

•	our board (or any authorized committee of the board) has determined in good faith, after consulting with a nationally-recognized financial advisor, that such definitive agreement constitutes a superior proposal and has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations to our stockholders under applicable laws;

•	we have provided written notice to HAC regarding our intention to enter into such definitive agreement;

•	we have provided HAC with a five business day period, during which time we must negotiate in good faith with HAC to make adjustments to the terms and conditions of the merger agreement to enable the mergers and other transactions contemplated by the merger agreement to proceed and our board (or the authorized committee of the board) has determined in good faith, after the end of such five business day period, after considering the results of such negotiations and HAC’s revised proposals, if any, that the superior proposal continues to be a superior proposal; and

•	we simultaneously pay to HAC the termination fee and certain of HAC’s expenses in accordance with the merger agreement; and

•	by us if we are not in material breach of our obligations under the merger agreement and if any of HAC, Merger Sub or Merger Partnership is in breach of any of its representations, warranties, covenants or agreements in the merger agreement (and such breach has not been cured within 20 business days after receipt of notice of such breach) such that the conditions pertaining to its representations and warranties and its obligations under the merger agreement would not be satisfied by June 30, 2010.

Termination Fee and Expenses (page 75)

Under certain circumstances, in connection with the termination of the merger agreement, we will be required to pay to HAC a termination fee in an amount equal to $3.0 million. In addition to the termination fee, under certain circumstances, we will be required to reimburse HAC for certain reasonable out-of-pocket costs and expenses in an amount up to $1.5 million or $3.5 million, depending on the circumstances of the termination.

Material Federal Income Tax Consequences of the Merger (page 53)

The receipt of the merger consideration in exchange for your shares of the Company’s common stock will be a fully taxable transaction for Federal income tax purposes. Although your tax consequences will depend on your particular situation, you will generally recognize gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted basis in your shares of the Company common stock. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Appraisal Rights (page 50)

If the merger is consummated, holders of shares of the Company’s common stock who do not vote in favor of the adoption of the merger agreement and approval of the merger will have the right to seek appraisal of the fair value of their shares of the Company’s common stock as determined by the Delaware Court of Chancery but only if they submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in this proxy statement beginning on page 50. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. Any holder of shares of the Company’s common stock intending to exercise such holder’s appraisal rights, among other things, must submit a written demand for an appraisal to the Company prior to the vote on the adoption of the merger agreement and the approval of the merger and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement and approval of the merger.

Regulatory Approvals (page 56)

We believe that no consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign, are required to be obtained by us, the Operating Partnership, HAC, Merger Sub or Merger Partnership in connection with the mergers, other than:

•	the filing of the Company merger certificate and the partnership merger certificate with the Secretary of State of the State of Delaware;

•	the filing with the SEC of (i) this proxy statement and (ii) any other filings and reports that may be required in connection with the merger agreement and the transactions contemplated by the merger agreement under the Exchange Act;

•	compliance with the New York Stock Exchange (“NYSE”) rules and regulations; and

•	compliance with any applicable state, federal or foreign laws governing the sale of liquor.

The parties to the merger agreement have agreed that the failure to obtain approvals, consents or authorizations in respect of or related to any applicable state, federal or foreign laws governing the sale of liquor will not be a condition to the closing or be deemed to have, result in, or cause a material adverse effect on us.

Litigation Related to the Mergers (page 78)

On December 29, 2009, a lawsuit was filed in the Circuit Court of Arlington County by Vikram Khanna against the Company, HAC, Merger Sub, Merger Partnership, and Company directors Thomas F. Hewitt, Ronald W. Allen, H. Eric Bolton, James F. Dannhauser, Leslie R. Doggett, James B. McCurry, John J. Russell, Jr., and Christopher S. Shackelton. As set forth more fully in the complaint, Mr. Khanna alleges that he is a stockholder of the Company and brings breach of fiduciary duty claims against the Company directors named as defendants, and claims for aiding and abetting breach of fiduciary duty against the Company and HAC. Mr. Khanna purports to sue on his own behalf, on behalf of a class consisting of the Company’s stockholders (other than the defendants and their affiliates), and on behalf of the Company in a derivative capacity. Mr. Khanna purports to seek to enjoin the proposed transaction with HAC or, in the event that the Company’s transaction with HAC is consummated prior to entry of a final judgment, rescission of the transaction or an award of rescissionary damages. The defendants intend to defend the lawsuit vigorously, including opposing any efforts to enjoin the proposed transaction.

Market Price and Dividend Data (page 79)

The Company’s common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the ticker symbol “IHR.” On December 17, 2009, the last trading day prior to the release of a published report regarding a potential acquisition of the Company and the last full trading day prior to the date of the public announcement of the merger agreement, the Company’s common stock closed at $1.27 per share. On February 4, 2010, the last full trading day prior to the date of this proxy statement, the Company’s common stock closed at $2.22 per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies, and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	failure to obtain the approval of the merger proposal at the special meeting of our stockholders;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee in the amount of $3.0 million and reimburse HAC for up to $3.5 million of expenses;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	the failure of the mergers to close for any reason;

•	disruption from the announcement of the mergers, and the mergers, making it more difficult to maintain relationships with owners, customers, employees or suppliers;

•	the risk that the mergers may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

•	the uncertainty as to the outcome of the pending litigation relating to the mergers and the impact of such litigation on the mergers;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•	our ability to continue as a going concern as a result of our non-compliance with certain debt covenants under our credit facility;

•	industry risks related to operating, managing and owning hotels;

•	the impact of general economic recession and the slowdown in the lodging industry on our financial results and growth;

•	the impact of acts of terrorism, the threat of terrorism, the ongoing war against terrorism and other factors on the hotel industry and all hotel companies’ results of operations;

•	failure to maintain adequate insurance levels or failure to be reimbursed by our hotel owners for property level insurance coverage or losses;

•	the insurance market having been adversely affected;

•	limitations in our franchising and licensing agreements;

•	compliance with employment laws and regulations;

•	compliance with environmental laws;

•	aspects of hotel, resort, conference center and restaurant operations that are subject to governmental regulation, and changes in regulations;

•	the lodging business being seasonal;

•	failure to maintain the integrity of internal or customer data;

•	our internal control over financial reporting;

•	retention of our executive officers and key personnel; and

•	other risk factors specific to our hotel ownership segment, hotel management segment and capital structure.

These risks and uncertainties, along with the risk factors discussed under “Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

THE SPECIAL MEETING

The Proposals

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held on March 11, 2010, at 10 a.m. Eastern Time, at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia 22203. The purpose of the special meeting is for you to consider and vote upon a proposal to adopt the merger agreement and approve the merger of the Company with Merger Sub, with Merger Sub surviving the merger, and the other transactions contemplated by the merger agreement, to consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and to consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof. Our stockholders must approve the proposal for the merger to occur. A copy of the merger agreement is attached as Exhibit A-1 to this proxy statement, which you are encouraged to read in its entirety.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Record Date and Voting

The holders of record of the Company’s common stock as of the close of business on the record date, which was February 5, 2010, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 33,380,558 shares of the Company’s common stock outstanding.

The holders of one-third of the shares of the Company’s common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. Any shares of the Company’s common stock held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and properly executed broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum. “Broker non-votes” result when the beneficial owners of shares of the Company’s common stock do not provide specific voting instructions to their brokers. Under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the merger.

Required Vote

Completion of the merger requires the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the matter. Each share of the Company’s common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Because the required vote is based on the number of shares of the Company’s common stock outstanding rather than on the number of votes cast, failure to vote your shares of the Company’s common stock (including as a result of broker non-votes) and abstentions will have the same effect as voting against adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement, but will not affect the outcome of the vote regarding the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Accordingly, in order for your shares of the Company’s common stock to be included in the vote, if you are a stockholder of record, you must have your shares of the Company’s common stock voted by returning the enclosed proxy card, by submitting your proxy or voting instructions by telephone or Internet or by voting in person at the special meeting.

Record holders may cause their shares of the Company’s common stock to be voted using one of the following methods:

•	marking, signing, dating and returning the enclosed proxy card by mail; or

•	submitting your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appearing and voting in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you complete and return a proxy for your shares of the Company’s common stock as described above as promptly as possible.

If you hold your shares of the Company’s common stock through a bank, brokerage firm or nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares of the Company’s common stock, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker who can give you directions on how to vote your shares of the Company’s common stock.

In connection with the merger agreement, certain of our executive officers (who collectively beneficially hold approximately 5% of the outstanding shares of our common stock as of the record date) and Coliseum Capital Management, LLC (together with certain of its affiliates), which beneficially holds approximately 11% of the outstanding shares of our common stock as of the record date, have entered into voting agreements with HAC, dated as of December 18, 2009, pursuant to which the signatory stockholders agreed to vote their shares of our common stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. For more information, please see “The Merger Proposal — Voting Agreements” beginning on page 50.

Proxies; Revocation

If you submit a proxy, your shares of the Company’s common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares of the Company’s common stock will be voted “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	by delivering a written revocation of your proxy dated after the date of the proxy that is being revoked to the Secretary of the Company at 4501 North Fairfax Drive, Suite 500, Arlington, VA 22203; or

•	by delivering to the Secretary of the Company a later-dated, duly executed proxy or by submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares; or

•	by attending the special meeting and voting in person by ballot.

Any adjournment or postponement of the special meeting to solicit additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you hold your shares of the Company’s common stock in street name, you may revoke or change a previously given proxy by following the instructions provided by the bank, brokerage firm, nominee or other party that is the registered owner of the shares of the Company’s common stock.

The Company will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding shares of the Company’s common stock in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies, and will pay fees of approximately $9,500 plus reimbursement of out-of-pocket expenses. In addition, our arrangement with MacKenzie includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Adjournments and Postponements

Although we do not expect to do so, if we have not received sufficient proxies to constitute a quorum or sufficient votes for adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement at the special meeting of stockholders, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the matter. Any signed proxies received by us that approve the proposal to adjourn the special meeting will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

THE PARTIES TO THE MERGERS

Interstate Hotels & Resorts, Inc.

We are a leading hotel real estate investor and hotel management company, incorporated in Delaware. We have two reportable operating segments: hotel ownership (through whole-ownership and joint ventures) and hotel management. We and our affiliates manage and/or have ownership interests in a total of 229 hospitality properties with more than 46,000 rooms in 36 states, the District of Columbia, Russia, India, Mexico, Belgium, Canada, Ireland and England. We have ownership interests in 56 of those properties, including six wholly-owned assets. We also have contracts to manage 13 to be built hospitality properties with approximately 3,000 rooms which include our entry into new markets such as Costa Rica. Our principal executive offices are located at 4501 North Fairfax Drive, Suite 500, Arlington, VA 22203. The telephone number for our executive offices is (703) 387-3100.

Interstate Operating Company, L.P.

The Operating Partnership is our subsidiary operating partnership and indirectly holds substantially all of our assets. We are the sole general partner of the Operating Partnership, and we own more than 99 percent of the Operating Partnership’s outstanding class A units. Certain independent third-parties hold the remaining class A units in the Operating Partnership. The partnership agreement gives the general partner full control over the business and affairs of the partnership. The principal executive offices of the Operating Partnership are located at 4501 North Fairfax Drive, Suite 500, Arlington, VA 22203. The telephone number for the Operating Partnership’s executive offices is (703) 387-3100.

Hotel Acquisition Company, LLC

HAC, formed as a Delaware limited liability company, is a joint venture owned, on a 50%-50% basis, by THI V Inca and Capital Gathering. To date, HAC has not conducted any activities other than those incident to its formation and the execution of the merger agreement. Upon completion of the mergers, the Company and the Operating Partnership will be wholly-owned subsidiaries of HAC. The principal executive offices of HAC are located at c/o Thayer Lodging Group, Inc., 1997 Annapolis Exchange Parkway, Suite 550, Annapolis, MD 21401 and its telephone number is (410) 268-0515.

THI V Inca is a subsidiary of Thayer. To date, THI V Inca has not conducted any activities other than those incident to its formation and the entry into the joint venture with Capital Gathering. Thayer Lodging, based in Annapolis, Maryland, is a privately held hotel investment company, managing funds with a current portfolio of 15 hotels aggregating more than 3,300 guest rooms. Formed in 1991, Thayer Lodging has sponsored five hotel investment funds for investors with hotels currently operating under the Marriott, Hilton, Hyatt and Wyndham brands.

Capital Gathering is a wholly-owned subsidiary of Jin Jiang. To date, Capital Gathering has not conducted any activities other than those incident to its formation and the entry into the joint venture with THI V Inca. Jin Jiang is one of the leading hotel operators and managers in the People’s Republic of China, which is principally engaged in star-rated hotel operation and management, budget hotel operation and franchising as well as restaurant operation. Jin Jiang operates or has under development in aggregate over 420 hotels including landmark hotels, luxury hotels, commercial hotels and Jin Jiang Inn budget hotels, providing over 75,000 rooms in aggregate.

HAC Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of HAC. To date, Merger Sub has not conducted any activities other than those incident to its formation and the execution of the merger agreement. In the merger, Merger Sub will merge with and into the Company, with the Company being the surviving company. The principal executive offices of Merger Sub are located at c/o Thayer Lodging Group, Inc., 1997 Annapolis Exchange Parkway, Suite 550, Annapolis, MD 21401 and its telephone number is (410) 268-0515.

HAC Merger Partnership, L.P.

Merger Partnership is a Delaware limited partnership, whose general partner is Merger Sub. To date, Merger Partnership has not conducted any activities other than those incident to its formation and the execution of the merger agreement. In the partnership merger, Merger Partnership will be merged with and into the Operating Partnership, with the Operating Partnership as the surviving partnership. The principal executive offices of Merger Partnership are located at c/o Thayer Lodging Group, Inc., 1997 Annapolis Exchange Parkway, Suite 550, Annapolis, MD 21401 and its telephone number is (410) 268-0515.

THE MERGER PROPOSAL

General Description of the Merger

Under the terms of the merger agreement, HAC will acquire us and our subsidiaries, including the Operating Partnership, through the merger of Merger Sub with and into us and the merger of Merger Partnership with and into the Operating Partnership. Under the merger agreement, Merger Sub will first merge with and into the Company, with the Company continuing as the surviving company. Immediately after the merger of the Company and Merger Sub, Merger Partnership will merge with and into the Operating Partnership, with the Operating Partnership continuing as the surviving partnership. We, as the general partner of the Operating Partnership, have already taken all actions necessary to approve the partnership merger and no further approvals of any of the partners of the Operating Partnership are required to complete the partnership merger. This proxy statement does not constitute a solicitation of consents in respect of the partnership merger.

Background of the Merger

As part of its ongoing analysis of our business and its strategic planning, our board of directors (which we sometimes will refer to as the “Board”) has periodically discussed and reviewed our strategic goals and alternatives, performance and prospects and considered various alternatives for enhancing stockholder value, including the possible sale of the Company. In 2007, several parties, including Thayer Lodging, contacted our management to express a potential interest in acquiring the Company.

On October 11, 2007, at a regularly-scheduled meeting, our Board considered the Company’s position, including its limited access to capital and the limited analyst coverage of our public company stock. The Board discussed our strategic alternatives and whether engaging in discussions with third parties regarding an acquisition of the Company was in the best interests of our stockholders. After significant discussion and deliberation, the Board directed our management to retain Lehman Brothers Inc., an investment bank later acquired by Barclays Capital Inc. in September 2008 (we will refer to Lehman Brothers Inc. and Barclays Capital Inc. collectively as “Barclays Capital”), and Paul, Weiss, Rifkind, Wharton & Garrison LLP (which we will refer to as “Paul, Weiss”), the Company’s outside counsel, to assist the Board with a strategic review process including the development of a current valuation of the Company and a process to further explore certain of the unsolicited offers, all in a private manner intended to reduce the chance of leaks or rumors that could disrupt our relationships with owners for whom we manage, or from whom we would like opportunities to manage, hotel properties.

During the week of October 15, 2007, Mr. Hewitt and Mr. Riggins communicated with six parties regarding their interest in a transaction with the Company. These included a real estate investing company, a business development company, a European real estate investment company, a private investment firm, a private equity firm and a real estate investment fund, which we will refer to as Party A, Party B, Party C, Party D, Party E and Party F, respectively. Each of those parties were notified that they would have an opportunity to review non-public information after signing an appropriate confidentiality agreement and that Barclays Capital would be contacting them to initiate the process.

During that week Mr. Hewitt also met with Mr. Bruce Wiles, the COO of Thayer Lodging. At that meeting, Mr. Wiles reiterated Thayer Lodging’s interest in a transaction and stated that Thayer Lodging had done significant valuation work based on the Company’s publicly available information and was interested in receiving additional due diligence to formulate an offer.

During the week of October 24, 2007, Mr. Hewitt and Mr. Riggins communicated with a private real estate investment company, which we will refer to as Party G, and separately with Mr. Wiles at Thayer Lodging, regarding their respective interest in a transaction with the Company. Party G and Thayer Lodging were notified that each would have an opportunity to review non-public information after signing an appropriate confidentiality agreement and that Barclays Capital would be contacting them to initiate the process to formulate a possible offer.

Mr. Hewitt also had a meeting that week with the chairman and chief executive officer of Party B at our office. The chairman and chief executive officer of Party B reiterated Party B’s interest in us and stated that he would need two weeks to coordinate with a partner and its adviser.

During that week, Mr. Hewitt had a lunch meeting with two representatives from Party A. The representatives reiterated Party A’s interest and Mr. Hewitt informed the representatives that we would be back in touch with Party A.

On November 7, 2007, Mr. Riggins had a telephone conversation with a representative from Party A and communicated that Barclays Capital would be contacting them to initiate a process and send a confidentiality agreement, the execution of which would allow them to view non-public information.

On November 27, 2007, Mr. Hewitt spoke with a representative of Party F, also one of our directors during 2000 through 2008, who stated that Party F would intend to start due diligence.

On November 29, 2007, Mr. Hewitt had a telephone conversation with the chairman and chief executive officer of Party B. Party B informed us that it had retained an investment bank as its financial advisor, which would assist with the transaction and provide debt financing and potentially equity financing. On November 30, 2007, Mr. Riggins had a telephone call with a representative of Party B’s advisor and referred Barclays Capital to this advisor. The advisor was granted access to our data site after executing a confidentiality agreement with us.

Following our engagement of Barclays Capital and communications with various parties as described above, seven parties (namely Party A, Party B, Party D, Party E, Party F, Party G and Thayer Lodging) signed confidentiality agreements and received confidential information from us. Party C refused to sign a confidentiality agreement. Six of the seven parties who signed confidentiality agreements performed due diligence and five submitted first round preliminary indications of interest with prices between $6.00 and $7.00 per share of our common stock (representing premiums of 54.6% to 80.4% over our closing share price on December 14, 2007). In addition, Party B did not appear to have performed any substantial due diligence review and submitted a preliminary indication of interest of $8.20 to $9.00 per share of our common stock.

Our Board met on December 14, 2007 to discuss the first round preliminary indications of interest from the various parties. At the meeting, representatives from Barclays Capital provided the Board with its valuation analysis on the Company and updated the Board on the status of discussions with the companies that had expressed interest earlier in the year to acquire us, which included, among other things, the background and financial viability of the companies expressing interest, the initial proposed acquisition price per share made by these companies and the potential for increase of those prices in a second “highest and best” round, as well as the other terms of the proposals (including the need for significantly more diligence and discussions with management) and other matters, such as the operating and strategic concerns of publicly announcing the strategic review process, the potential for Barclays Capital to locate additional logical buyers through a market canvassing and the stand-alone strategic alternatives for the Company. Based on the valuation analysis and the in-depth discussion regarding the companies expressing interest, as well as after further consultation with Barclays Capital and Paul, Weiss, the Board directed our management to continue the process in a second round. The Board also decided to allow the interested companies to have access to additional due diligence materials and to meet with our management to better understand the Company and set a date by which each interested company would need to provide a more specific and informed proposal to acquire the Company. The Board also directed Barclays Capital to perform a thorough search of all logical bidders so that additional parties that may have an interest in acquiring us could participate in the due diligence review of the Company. The Board also expressed a desire for Barclays Capital to be as selective and targeted as feasible in order to preserve the confidentiality of the process and avoid rumors and leaks that could adversely affect our relations with hotel owners.

On December 29, 2007, the president and chief executive officer of Party B made a telephone call to Mr. Hewitt to explain that Party B’s investment bank was incorrect in explaining that Party B was looking to syndicate equity. Instead, Party B indicated that it had a limited number of partners that Party B was looking to bring into a potential transaction with us.

On December 30, 2007, Mr. Hewitt had a telephone call with the founder and principal of a hospitality investment and advisory consulting firm, which we will refer to as Party H, who indicated that Party H was interested in a potential transaction with us by working with a private investment firm, which we will refer to as Party I. Barclays Capital subsequently contacted Party I, which was granted access to the data site after signing a confidentiality agreement.

All six parties which had submitted indications of interest in the first round of the process were invited to participate in the second round of the process. In addition, Barclays Capital invited four additional parties, including a hospitality management company, which we will refer to as Party J, a real estate investment trust, which we will refer to as Party K, a hotel management company, which we will refer to as Party L, and Party I into the process. In the second round of the process, our management and Barclays Capital provided information on an online data site and allowed interested parties to meet with our management to receive a presentation and ask diligence questions. In addition, they were each provided with a form of merger agreement prepared by Paul, Weiss and were asked to submit fully-funded and binding proposals to acquire us.

On February 8, 2008, three out of the ten parties invited to participate in the second round of the process, namely Party A, Party E and Thayer Lodging, submitted second round preliminary indications of interest. The proposed price was $4.60, $6.00 and $6.02 per share of our common stock from Party A, Thayer Lodging and Party E, respectively, which represented 11.9%, 46.0% and 46.5% premiums, respectively, to our closing share price on February 8, 2008. However, none of the parties which submitted second round indications of interest submitted fully-funded and binding proposals to acquire us, and we considered all of these preliminary indications to be highly conditional.

On February 20, 2008, representatives from Barclays Capital made a presentation to the Board, which included, among other topics, a discussion regarding the changes in the capital markets, a valuation analysis, the status of the process managed by Barclays Capital and the three proposals Barclays Capital had received regarding a potential acquisition of the Company. It was apparent that capital constraints were affecting all bids due to recent tightening in the capital markets. Serious reservations were expressed regarding the ability of the bidders to obtain the financing necessary to close on the transactions and some of the bidders had conditions requiring advance discussions with our hotel owners which we were concerned could be extremely damaging to our relations with those owners and to our business prospects. In general, the Board was concerned that despite the canvassing by Barclays Capital of potential interested acquirors none of the bids represented transactions that were probable of closing and the prices offered were not compelling enough to warrant the risk of the damage that could be done to us, including the risk of damaging relations with our hotel owners thereby risking the loss of existing management agreements, if we were to announce a transaction and fail to close. The Board determined, after consultation with Barclays Capital and Paul, Weiss, to discontinue the process at that time. While management was directed to focus on improving operating performance, our Board also encouraged management to continue to explore other opportunities for restoring stockholder value in the future, especially when the capital markets began to recover.

While we continued to execute on our strategic plan during 2008, our management had informal conversations from time to time with other industry participants regarding business combinations.

On April 17, 2008, Mr. Hewitt and Mr. Riggins had a lunch meeting with Mr. Wiles from Thayer Lodging, at which the parties discussed alternatives to an outright sale of the Company. Thayer Lodging presented a letter that outlined a preliminary interest in acquiring three hotels in our portfolio, including one of our largest hotels, for $157.5 million, coupled with an investment of $30 million in the Company by purchasing a convertible note issued by us to Thayer Lodging.

On May 12, 2008, Thayer Lodging sent a letter to our management expressing continued interest in us.

On May 30, 2008, Mr. Hewitt and Mr. Wiles had a meeting, at which Mr. Wiles expressed interest in continuing discussion with our management and made a request for updated projections of our financial conditions and corporate operations. On June 2, 2008, Mr. Hewitt and Mr. Riggins met with Mr. Wiles and discussed the potential for us to provide updated projections of our financial conditions and corporate operations. However, no such updated projections or any other non-public information were given to Thayer Lodging at that time.

On June 18, 2008, Mr. Hewitt had a meeting with the founder and principal of Party H who made a presentation regarding alternatives to a transaction with us.

On June 27, 2008, Mr. Hewitt had a lunch meeting with Leland Pillsbury, the co-chairman and chief executive officer of Thayer Lodging, in Atlanta, GA.

On July 9, 2008, Party G requested to sign a new confidentiality agreement in order to receive updated non-public information about us. No new confidentiality agreement was executed.

On July 15, 2008, Thayer Lodging submitted to us a preliminary proposal to acquire us for $5.00 per share of our common stock, representing a 124.2% premium to the closing share price of our common stock on the same day. Thayer also requested a 45-day period of confirmatory due diligence on the Company and a 45-day exclusivity period for due diligence and negotiations. Also on July 15, 2008, Mr. Hewitt received an email from Party H summarizing certain highlights of a potential proposal for one of its private equity investor clients to recapitalize the Company and dispose of the hotel management business. Party H also indicated its interest in communicating with us on those highlights.

On July 21, 2008, our management had a telephone call with certain members of our Board to discuss the proposals from Thayer Lodging and Party H’s June 18 presentation. After due consideration, our management advised Thayer Lodging that management would not recommend their $5.00 per share proposal but encouraged them to improve their offer.

On August 26, 2008, Thayer Lodging re-submitted a preliminary proposal to acquire us for $5.75 per share of our common stock, which represented a premium of 133.7% to our closing share price on the same day.

On September 3, 2008, Mr. Hewitt had a telephone call with Mr. Wiles to discuss Thayer Lodging’s most recent letter regarding a potential transaction, and on September 15, 2008, Mr. Hewitt and Mr. Riggins met with Frederic Malek, the co-chairman of Thayer Lodging, Mr. Pillsbury and Mr. Wiles along with Thayer Lodging’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to discuss issues with their proposal, including their ability to obtain financing given the difficult credit market conditions at the time.

Beginning in September 2008, the lodging sector and the Company’s financial performance began to decline significantly in conjunction with the turmoil in the worldwide financial sector and the recession in the U.S.

On October 20, 2008, Mr. Hewitt met with Mr. Malek and Mr. Pillsbury. At the meeting, Thayer Lodging indicated to us that, due to the severe economic crisis and the deteriorating conditions of the capital markets, they would not be able to complete a transaction at $5.75 per share, but that they were still interested in pursuing a transaction with us. Our closing stock price on this date was $1.02.

On October 28, 2008, Thayer Lodging presented a revised letter with a proposal to, among other things, purchase three hotels in our portfolio, including one of our largest hotels, for $137.0 million, coupled with an investment of $40 million in the Company by Thayer Lodging through redeemable preferred stock (with a term of five years) with detachable warrants to be issued by us, which the Company decided not to pursue. On the same day, Mr. Hewitt had a lunch meeting with the president and chief executive officer of Party J, regarding a possible merger transaction with us.

On January 22, 2009, we announced significant reductions in our general and administrative expenses, including significant corporate personnel reductions.

On January 27, 2009, Mr. Hewitt and Mr. Riggins had a meeting with Mr. Malek, Mr. Pillsbury and Mr. Wiles from Thayer Lodging to discuss alternative transaction structures. Again on February 4, 2009, Mr. Riggins had a telephone conversation with Mr. Wiles about potential alternative transaction structures. None of those discussions led to a concrete proposal from Thayer Lodging.

On February 16, 2009, we entered into a confidentiality agreement with Fairwood Capital, LLC, which we will refer to as “Fairwood,” in connection with its interest in a potential acquisition of some of the assets in our hotel ownership portfolio.

From March 2009 through June 2009, our management had preliminary conversations with various parties, including certain parties identified below, regarding various alternative strategies and transactions for the Company.

On March 12, 2009, our stock ceased trading on the NYSE and we received a delisting notice from the NYSE because we failed to maintain a minimum market capitalization of $15 million over a 30-day period under the NYSE listing requirements.

On March 15, 2009, Mr. Hewitt had a breakfast meeting with an individual investor, whom we will refer to as Party M, who expressed interest in a transaction with us and indicated that he would start buying shares of our common stock in the open market. No concrete proposal from this investor ever developed.

On April 21, 2009, Mr. Hewitt had a telephone conversation with the chairman of a hospitality investment and management company, which we will refer to as Party N, in which Party N expressed its interest in a potential merger with us.

On April 22, 2009, James Dannhauser, one of our directors, had a meeting with Mr. Malek, Mr. Pillsbury and Mr. Wiles from Thayer Lodging in Greenwich, Connecticut. Thayer Lodging indicated that it now had a foreign investor who was very interested in a transaction to acquire us. On April 27, 2009, our management had a call to discuss the meeting with Thayer Lodging on April 22 and decided to continue our discussions with Thayer Lodging without disrupting the process of extending the maturity under our credit facility (as discussed below). On April 29, 2009, Mr. Hewitt and Mr. Riggins had a telephone call with Barclays Capital to discuss the inquiries that we had received from various parties. Barclays Capital was instructed to conduct further research on certain interested parties.

On May 8, 2009, Mr. Hewitt had a breakfast meeting with Mr. Wiles, who indicated that Thayer Lodging was seeking to close an agreement with a foreign investor by the end of the month and continued to have an interest in pursuing a transaction with us.

On May 19, 2009, we received a proposal from a Chinese strategic conglomerate that was partially owned by a Chinese state owned enterprise, which we will refer to as Party P, to acquire all or a portion of the Company’s common stock at a price of $0.85 per share or in the alternative to provide a new equity or debt financing for the Company, subject to due diligence.

On May 20, 2009, our Board met and determined that the Company should focus on extending the Company’s credit facility (as discussed below) before considering opening discussions with any of the various parties that had approached the Company.

In June 2009, Thayer Lodging indicated that they were now partnering with Jin Jiang in evaluating a potential transaction with us. On June 11, 2009, Mr. Wiles asked Mr. Hewitt to allow representatives from Jin Jiang to tour certain of our U.S. hotels, which our management provided. On June 25, 2009, our management had a meeting with representatives from Thayer Lodging and Jin Jiang, where a summary overview of certain basic publicly available information was provided to Thayer Lodging and Jin Jiang.

As our financial performance continued to decline, we faced the possibility of failing to satisfy certain debt covenants under our then existing credit facility. On July 10, 2009, we amended and restated the credit facility to extend its maturity date from March 2010 to March 2012 and converted the credit facility’s then outstanding balance of $161.2 million to a new term loan along with an $8.0 million revolving credit line. The amendment to our credit facility provided needed covenant flexibility, but significantly increased our cost of borrowing and required us to make specified permanent reductions in the principal amount borrowed or available for borrowing thereunder.

In July 2009, we were successful in appealing the NYSE delisting notice and our common stock resumed trading on the NYSE on July 29, 2009.

During July 2009, while we continued to execute our strategic plan, our management, after consultation with members of our Board, asked Barclays Capital to have confidential conversations, from time to time, with certain other industry participants to gauge their interest regarding a potential acquisition of the Company.

On July 6, 2009, we received an acquisition proposal from HAC, which offered to acquire us in an all-cash transaction for $2.00 per share of our common stock, representing a 189.9% premium to the closing share price of our common stock on the same day. The July 6 proposal from HAC was conditioned on us reaching agreement with our senior lenders to waive their change of control rights, extend the maturity of the senior debt by 3 years and modify the interest rate in exchange for a permanent reduction of principal of $25 million to be funded by HAC. Following the receipt of the proposal, Mr. Hewitt met with Mr. Wiles to discuss the details in the proposal.

On July 7, 2009, Mr. Hewitt and Mr. Riggins had separate telephone calls with Barclays Capital and Mr. Dannhauser to discuss the July 6 proposal from HAC, including the feasibility of the modifications of our credit facility required by the proposal.

On July 9, 2009, Mr. Hewitt and Mr. Riggins had a telephone call with Mr. Wiles to discuss the July 6 proposal and expressed our management’s concern that the modifications of our credit facility required by the proposal were unlikely to be obtainable. Mr. Hewitt and Mr. Riggins requested that HAC provide us a revised proposal with acceptable modifications of our credit facility once we released our credit facility extension. Mr. Hewitt and Mr. Riggins also encouraged a short due diligence timeframe in any revised proposal.

On July 16, 2009, we received a revised acquisition proposal from HAC, which maintained the same offered price of $2.00 per share of our common stock, representing a 166.7% premium to the closing share price of our common stock on the same day, but contained a few revisions from the July 6 proposal: the July 16 proposal was conditioned on keeping our existing credit facility in place with a change of control waiver but without a requirement to change maturity or interest rates and $5.0 million of bank debt repayment funded by HAC. The proposal requested a 60-day period for HAC to complete its due diligence on the Company.

On July 27, 2009, Mr. Hewitt received an email communication from the chairman of Party N, as a follow-up to their April 21, 2009 telephone conversation, in which Party N proposed a transaction to acquire our hotel management segment in a cash and stock structure, which valued our management segment at approximately $40 to $48 million.

On July 28, 2009, Mr. Hewitt received a letter of interest from the founder and principal of Party O, an investment and development firm specializing in the hospitality and residential real estate sectors, which indicated Party O’s interest in the Company without specifying any terms.

On July 29, 2009, our Board met to discuss the offer made by HAC, the other indications of interest that had been received and our other strategic alternatives. Barclays Capital made a presentation to our Board to review the strategic alternatives. The Board’s discussion with Barclays Capital also included a discussion of the background and financial viability of the companies that had expressed interest and the terms and conditions of the expressions of interest. After consulting with Paul, Weiss and Barclays Capital, the Board directed Barclays Capital, working together with our management, to advise the companies that had made recent expressions of interest to provide additional concrete details and to inform HAC that it would need to substantially improve their offer. The Board also directed Barclays Capital to make inquiries of the participants from the 2008 process, to the extent any such participant could still reasonably be expected to submit a viable expression of interest given the recent market turmoil.

On July 30, 2009, Mr. Hewitt had a conversation with Mr. Wiles to discuss the July 16 acquisition proposal by HAC. Mr. Hewitt indicated that the terms in the last acquisition proposal needed significant improvement and we would need a revised offer letter with updated acceptable terms.

On August 5, 2009, we reduced our 2009 earnings guidance based on a projected decline of revenue per available room, which we refer to as RevPAR, of 19% for the fiscal year 2009, a decline consistent with that experienced by the hospitality industry generally.

On August 7, 2009, HAC submitted a revised acquisition proposal and increased their offer to $2.25 per share of our common stock, which represented a premium of 155.7% to our closing share price on the same day. The revised acquisition proposal also included substantive conditions, including that substantially all of our debt remain in place following a transaction, as well as a requirement for a “break-up” fee payable by us in certain circumstances to be specified in a definitive transaction agreement. The revised acquisition proposal still also required a 60-day exclusive negotiation period between the parties and for an opportunity to conduct further due diligence. HAC expressed to our management that it would only continue further discussions with us if we agreed to exclusive negotiations. Mr. Wiles also indicated a concern that Thayer Lodging may not be able to keep Jin Jiang interested in pursuing this opportunity absent a sign that the Board was willing to proceed very soon, as their newly formed fund was being viewed carefully in China and a successful announcement was needed in the near future. The revised HAC proposal was set to expire on August 19, 2009.

During July and August of 2009, as our Board had directed, Barclays Capital and our management had discussions with several parties that had previously expressed an interest, including with a representative for Party P, to gauge their potential interest in a potential acquisition of the Company. Some parties that were approached by Barclays Capital expressed doubt that our shares were worth any premium to their current public trading value and some indicated an interest in a recapitalization transaction where they could purchase positions senior to the holders of our common stock. Only the representative for Party P expressed interest in discussions regarding pursuing a premium offer for our stockholders and only with respect to a certain portion of our common stock. The interest of Party P, however, appeared extremely tentative with only a general range communicated by its representative.

On August 11, 2009, our Board met to consider the results of the process carried out by Barclays Capital and our management as well as the expression of interest from HAC and the representative for Party P. At that meeting our Board directed Barclays Capital, working with our management, to attempt to gauge the level of interest of Party P’s principals and impress upon them the need for a proposal with specific terms before the offer made by HAC was to expire.

Following the August 11 Board meeting, our management also invited Party P to meet with our management and Barclays Capital in person. The principals indicated that they would be willing to meet with us but not before August 19th when the HAC offer was to expire.

On August 18, 2009, Mr. Hewitt contacted Mr. Wiles of Thayer Lodging to request an extension of HAC’s proposal until August 21, 2009 when our Board was scheduled to meet again. That extension was granted by HAC.

We entered into a confidentiality agreement with Party P on August 20, 2009 and later that day Mr. Hewitt, Mr. Riggins and three other executives of the Company, Leslie Ng, Samuel E. Knighton and Christopher L. Bennett, and representatives of Barclays Capital met with the chairman and other representatives of Party P. At the meeting, Party P expressed a primary interest in acquiring certain of our assets. Following the meeting, Party P’s representative sent an email indicating that Party P had an interest in acquiring a minimum of 51% and a maximum of 75% fully diluted ownership of our shares of common stock at $1.50 per share.

On August 21, 2009, our Board met to consider our strategic alternatives including the expressions of interest from HAC as well as from Party P. In addition to the less attractive terms indicated by Party P, the Board expressed its concern that Party P was not as familiar with the Company as HAC and Party P would have substantially more due diligence to conduct. The Board also considered the risk of losing the HAC interest if it did not agree to the exclusive negotiations. Additionally, the Board discussed various recapitalization and refinancing options for the Company. After careful deliberation and analysis, the Board determined it was in the best interests of the Company and our stockholders to continue exploratory discussions with HAC and authorized the Company to agree to the exclusivity required by HAC in order to continue such discussions. The Board directed our management, working together with Barclays Capital and Paul, Weiss, to provide additional due diligence material to HAC upon its execution of a confidentiality agreement and directed Barclays Capital, working together with Paul, Weiss and our management, to engage with HAC and their advisors to ascertain further detail regarding the specific terms and conditions of its proposal and to return to the Board periodically for further direction and to report on the progress of the exploratory discussions and due diligence review process.

Later on August 21, 2009, Mr. Hewitt received a letter from the chairman and chief executive officer of Party Q, a real estate development and financial investment company as well as a beneficial holder of certain shares of our common stock. Party Q’s letter stated that it had not decided whether to make a bid for the Company and requested removing the standstill provisions from the form of confidentiality agreement that had been provided by the Company. The chairman and chief executive officer of Party Q also requested a meeting with our management. On August 24, 2009, Mr. Hewitt responded to Party Q insisting on the standstill provisions. Party Q did not execute the confidentiality agreement. We never received any follow-up proposal from Party Q.

Later on August 24, 2009, after consulting further with our Board members and their advisors regarding Party Q’s letter, we executed a confidentiality agreement with HAC that included an obligation for us to negotiate exclusively with HAC and not to solicit or encourage other competing proposals during the exclusivity period. Under the terms of the confidentiality agreement, the exclusivity period would end on October 9, 2009 and we were allowed to terminate the exclusivity agreement with HAC upon notice. Following the entry into the confidentiality agreement with us, HAC started its confirmatory due diligence on the Company, refreshing the work Thayer Lodging had begun in the 2008 process.

On September 24, 2009, Party P’s representative submitted a revised expression of interest, in which Party P proposed, subject to due diligence, to acquire a minimum 51% fully-diluted common equity position in the Company for a price of $2.00 per share of our common stock through a series of stock purchase and tender offer transactions. Because, among other things, we were in exclusive negotiations with HAC through October 9, 2009, we informed Party P that we were not in a position to respond at that time.

At the end of September 2009, HAC, through its legal counsel Hogan & Hartson LLP, submitted a draft merger agreement to the Company.

On October 5, 2009, HAC requested an extension of the exclusivity period for another 14 days and an extension of its due diligence period to run concurrently with the exclusivity period. On October 8, 2009, with the approval of the Board, the exclusivity period under our confidentiality agreement with HAC was extended until October 23, 2009.

On October 14, 2009, Party P, through its representative, contacted our management to request proceeding with its revised expression of interest in a possible acquisition of the Company or, alternatively, for us releasing Party P from the confidentiality agreement and its standstill obligations under the confidentiality agreement. Because, among other things, we were still in exclusive negotiations with HAC with the extended exclusivity period through October 23, 2009, we informed Party P again that we were not in a position to respond at that time and neither were we able to release Party P from its obligations under the confidentiality agreement.

On October 21, 2009, while we and HAC were still negotiating with our lenders to obtain the consents needed for a transaction and negotiating the terms of the merger agreement, HAC requested an extension of the exclusivity period until November 25, 2009 and an extension of its due diligence period to run concurrently with the exclusivity period. November 25th was the soonest that the parties expected the lender consent process to be completed.

On October 21, 2009, at a special meeting of the Board, the Board discussed the mark up of the then-current draft of the merger agreement and the status of certain debt amendments being sought by us in connection with the proposed transaction with HAC. Representatives of Paul, Weiss explained the Chinese legal process by which Chinese governmental bodies would need to grant various approvals to Jin Jiang before Jin Jiang could make any binding investment commitment to us. In light of these issues of Chinese law, the Paul, Weiss representatives led a discussion of the potential risks and benefits of using a reverse termination fee and of making approval by the Chinese governmental bodies a condition to closing. Management also led a discussion regarding the potential need for relief from our debt covenants beginning with the first quarter of 2010 as a result of our business performance, whether or not an agreement with HAC or another party could be achieved. The Board also considered the request by HAC for an extension to the exclusivity period in light of the lender approval process and the revised expression of interest from Party P. After consulting with

Barclays Capital and Paul, Weiss, our Board approved the extension of the exclusivity period with HAC until November 25, 2009.

On October 23, 2009, HAC sent a letter to us outlining major issues to be resolved in connection with the proposed transaction, including, among other things, the break-up fees, the consent from our lenders, governmental approvals and certain closing conditions. HAC indicated that it was unwilling to proceed with any payment of fees to our lenders to continue the debt amendment process unless the issues outlined in its letter were resolved.

On October 27, 2009, Party P, through its representative, made another revised expression of interest and indicated that it was interested in making an equity investment in us on terms that valued our stock at $2.25 per share, which expression of interest was affirmed by Party P’s representative in a separate communication on October 28, 2009. Because, among other things, we were still in exclusive negotiations with HAC through November 25, 2009, we responded that we were not in a position to respond to Party P’s communications at that time.

On November 2, 2009, the Board met to discuss Party P’s interest in a possible acquisition of us and Party P’s recently revised proposal. The Board discussed the economics of Party P’s proposal, Party P’s background, Party P’s approach in communicating with us, and the comparative lack of deal certainty surrounding Party P’s interest, given that it had not begun the due diligence process. The Board also discussed certain structural uncertainties inherent in any bid by Party P, including the potential need for Chinese governmental approvals of a second Chinese bidder and the uncertainty surrounding the governmental-approval process in China. In addition, the Board discussed the status of the debt amendment that was being sought in connection with the proposed transaction with HAC and the October 23, 2009 letter from HAC. The Board reviewed and discussed various issues outlined by HAC in its October 23, 2009 letter and, with the advice from Paul, Weiss, considered our positions on these issues, including the issues surrounding the timing of Jin Jiang’s obtaining the necessary Chinese governmental approvals for it to enter into any definitive agreement. After extensive discussion, our Board directed our management to continue to pursue the transaction with HAC and gave direction to our advisors in responding to the various open issues in the merger agreement, all in a manner designed to improve the certainty of execution.

On November 4, 2009, we further reduced our 2009 earnings guidance by approximately 10% based on a projected 20% decline in RevPAR for fiscal year 2009, which was consistent with the general downturn in the hospitality industry.

On November 4, 2009, the representative of Party P contacted Mr. Hewitt again regarding its October 27, 2009 proposal and indicated its continued interest in us. Because, among other things, we were still in exclusive negotiations with HAC through November 25, 2009, Mr. Hewitt responded that we were not in a position to respond at that time. On November 5, 2009, the representative of Party P contacted Mr. Hewitt again to confirm whether our Board had received and reviewed its October 27, 2009 proposal, which Mr. Hewitt confirmed on the same date.

On November 17, 2009, in recognition of the Company’s continuing need to sell assets of the Company in order to meet the paydown requirements under our amended and restated credit facility, signed on July 10, 2009, Interstate Baton Rouge, LLC, our wholly owned subsidiary, sold the Hilton Baton Rouge Hotel to an affiliate of Fairwood for $10.6 million. The net proceeds of this sale were used to pay down the term loan under our credit facility.

On November 23, 2009, HAC requested an extension of the exclusivity period until December 25, 2009 and an extension of its due diligence period to run concurrently with the exclusivity period.

On November 24, 2009, the Board met to discuss the status of the debt amendment being sought by us in connection with the proposed transaction with HAC and discussions with a mortgage lender regarding covenants under that mortgage that we were projected to not be able to satisfy within the first or second quarter of 2010. Assisted by Paul, Weiss, the Board also discussed remaining significant issues to be resolved in the draft merger agreement, including certain representations, warranties, covenants and the amounts and conditions of the termination fees and expenses payable by us and HAC under certain circumstances. After due deliberation, the Board approved the extension of the exclusivity period with HAC until December 24, 2009, with such extension period to be granted to HAC in increments to be determined by our management.

On December 1, 2009, HAC funded the arranger fees due by us to our lead arranger thereby formally commencing the lender approval process.

On December 2, 2009, Party P, through its representative, confirmed its October 27, 2009 proposal and claimed that we were in material breach of the confidentiality agreement with Party P, which would excuse Party P’s performance thereunder including its standstill obligations. Party P indicated that it was taking the position that it would not be prevented from making a non-negotiated tender for all or a portion of the shares of our common stock, which, although it would still be at a premium to the market price of our common stock, would be less than $2.25 per share of our common stock that Party P had offered in its previous proposal. We did not respond to the communication or otherwise discourage any such offer.

From the end of September until December 18, 2009, as described above, outside legal advisors to the Company and HAC negotiated the draft merger agreement and all related documentation including the debt amendments on behalf of the parties. By December 1, 2009, HAC had agreed to proceed without a closing condition or reverse termination fee for Chinese governmental approvals as those were expected to be obtained in advance of signing the merger agreement.

On December 16, 2009, a regular meeting of our Board was held at our offices. In addition to a regular review of our performance budget and other operational and corporate matters, our Board considered the proposed merger agreement with HAC and the proposal from Party P. Representatives of Paul, Weiss and Barclays Capital, participated in the meeting. Our management also participated in the meeting as well. During the meeting, a representative of Paul, Weiss reviewed the directors’ legal obligations to Interstate and its stockholders in considering a business combination or a sale of the company. Mr. Hewitt, having distributed copies of the proposal letter from Party P, summarized the terms of the acquisition proposal received from Party P. He also summarized the proposal from HAC and the status of the negotiations with HAC. Representatives from Barclays Capital followed with a presentation on key transaction considerations and our efforts to seek potential partners with the resources to complete a strategic transaction with us and our responses to the various acquisition proposals. Barclays Capital’s presentation included an analysis of valuations of the Company based on various methodologies. Mr. Hewitt also briefly summarized for the Board Interstate’s stand-alone strategic plan, given industry trends and market conditions.

After the presentations, the Board discussed at length the merits of the two proposals as well as the merits and risks of the stand-alone strategic plan (including the limitations imposed by the provisions of the Company’s credit agreement and its difficulty in accessing capital to pursue growth prospects on a stand alone basis), in light of the lengthy process engaged in by the Company to seek potential strategic transaction partners. At the conclusion of this discussion, the Board opted to consider the details of the HAC proposal. Representatives from Paul, Weiss then summarized the terms of the then-current draft of the merger agreement and ancillary agreements, including conditions to closing, non-solicitation provisions, termination provisions, interim operating covenants, termination fees and expenses and the limited guarantees and equity commitments by Thayer and Jin Jiang entities. Mr. Hewitt concluded the presentations to the Board with management’s analysis of the proposed HAC transaction and with management’s recommendation that we proceed with the transaction. The Board then discussed at length the terms of the proposed transaction and its various positive and negative aspects and concluded that the Company should proceed towards finalizing the merger agreement with HAC.

On December 18, 2009, the Board convened a special meeting to further consider the HAC acquisition proposal. Once again, the entire Board participated in the meeting. Representatives of Paul, Weiss and Barclays Capital and various members of management also participated in the meeting. Mr. Hewitt provided an update on the status of the consents being sought to enter into an amendment to our credit facility and an amendment to our Columbia loan agreement in connection with the proposed merger with HAC. Paul, Weiss described the few changes that had been made to the agreement from the version reviewed with the Board in the previous days. Barclays Capital also updated its valuation materials to include the latest trading information. Mr. Riggins also reported on the status of the amendments to certain of our debt instruments and confirmed that the requisite consents of lenders had been obtained. Barclays Capital delivered its oral opinion

(subsequently confirmed in writing) that, as of such date, from a financial point of view, the consideration proposed to be paid to the stockholders of Interstate in the proposed merger was fair to our stockholders. Considerable discussion concerning the transaction then again ensued. After its deliberations, the Board, among other things, unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, adopted certain Board resolutions and declared the merger advisable and in the best interest of the Company and its stockholders and resolved to recommend that our stockholders vote to approve the merger and the other transactions contemplated by the merger agreement. Separately, the Board, on behalf of the Company as the general partner of the Operating Partnership, approved the partnership merger. The Board also approved the formation of an advisory committee to expeditiously direct management with respect to any communication involving any takeover proposals and to advise and consult the Board with respect to our responses thereto. Certain of the factors considered by the Board are described in greater detail under the headings “The Company’s Reasons for the Mergers” and “Recommendation of the Board of Directors.”

Later that morning, the Company, the Operating Partnership, HAC, Merger Sub and Merger Partnership executed the merger agreement. Before the market opened on December 18, 2009, we issued a press release announcing the execution of the merger agreement.

Subsequently, also on December 18, 2009, the representative of Party P contacted our management and indicated that Party P had reviewed the announcement that we and the Operating Partnership had entered into the merger agreement with HAC, Merger Sub and Merger Partnership and expressed its continued interest in our company. The representative also requested access to due diligence information for Party P. In a later separate communication on the same day, the representative of Party P asked our management to confirm that its interest qualified as an unsolicited bid under the no-shop provisions in the merger agreement, and that the “fiduciary-out” provisions would allow our management to provide access to Party P for due diligence.

On December 21, 2009, the representative of Party P contacted our management and stated that Party P would be interested in acquiring all shares of our common stock at a price of at least $2.50 per share. Party P also indicated that it would want the same lender consents and provide the same permanent principal reduction to our lenders under our existing credit facilities as was arranged in connection with the merger agreement with HAC and was willing to discuss an alternative structure that the Board could select to allow our stockholders to receive certain cash while retaining certain equity in the Company.

On December 22, 2009, an advisory committee of the Board evaluated the communications from Party P, with Paul, Weiss and Barclays Capital, and directed Barclays Capital to send a letter to Party P to clarify certain issues in its proposal, including whether Party P was prepared to make an actual offer and what would be the terms and conditions of such offer, as permitted by the merger agreement. On December 23, 2009, Barclays Capital sent such a letter to the representative of Party P.

On December 24, 2009, Party P sent a letter addressed to our Board proposing to acquire all of our outstanding common equity for a price of not less than $2.75 per share. The proposal indicated that Party P would want the same lender consents as were obtained in connection with the merger agreement with HAC. The proposal also described various alternative structures in which Party P could purchase control, but less than 100%, of our common stock at $2.75 per share. Party P also requested due diligence access.

Over that holiday weekend, our management scheduled meetings with the advisory committee and our Board for Monday, December 28, 2009 and consulted with our advisors regarding the proposal. Management began to make preparations for granting due diligence access and commencing discussions with Party P, in the event that our Board made the requisite determination under the merger agreement to allow such access and discussions. As required under the merger agreement, we also gave HAC prompt notice and copies of the communications with Party P. Over that weekend, HAC’s counsel advised Paul, Weiss that since Jin Jiang had already received the requisite Chinese governmental approvals to proceed with the proposed acquisition, no other party would be able to receive such Chinese governmental approvals (Jin Jiang had secured such approvals prior to HAC’s initial bid and again prior to the execution of the merger agreement and had previously provided copies of such approvals to Paul, Weiss). A senior official of China’s National

Development and Reform Commission subsequently confirmed to representatives of Paul, Weiss in Hong Kong and our local PRC counsel that Party P would not be receiving such approval.

On the morning of December 28, 2009, before our Board’s scheduled meeting to consider the proposal, Party P withdrew its proposal and stated that it would take no action to oppose or compete with the acquisition of the Company by HAC at the price of $2.25 per share. We have not received any further proposals from Party P.

The Company’s Reasons for the Merger

In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend adoption of the merger agreement and approval of the merger and other transactions contemplated by the merger agreement to our stockholders, our Board consulted with our management, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which our Board viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement to our stockholders:

•	the current and historical market prices of shares of the Company’s common stock, the valuation analyses that Barclays Capital presented to the Board and the fact that the cash merger consideration of $2.25 per share of the Company’s common stock represented a 77.2% premium over the closing price on December 17, 2009, the last trading day prior to the initial release of published reports regarding a potential acquisition of the Company;

•	our financial condition, including our substantial leverage and limited free cash flow, and the significant restrictions contained in our debt agreements on our ability to make adequate investments to maintain or improve the competitive position of our properties, to make acquisitions of new properties or to invest in joint ventures on an accretive basis;

•	uncertainties with respect to our prospective performance and our ability to achieve management’s projections, particularly given industry expectations for further declines in RevPAR and our concerns regarding the future financial condition of certain of our joint venture partners;

•	the relatively inflexible nature (including the presence of significant covenant restrictions) of our debt, the significant cost that we would incur if we were to attempt to refinance that debt (assuming that we would be successful in that effort) and the potential for financial covenant and other defaults in respect of a substantial portion of our debt in 2009 and 2010 (absent the waivers granted by the lenders in connection with the mergers, which may not have been available to us without further cost absent the proposed mergers). See “Amendments to Certain of Our Debt Instruments” on page 39;

•	uncertainties with respect to future capital expenditure and property improvement requirements that might be imposed by franchisors and the sources of financing of such capital expenditures;

•	the high probability that the mergers would be completed, based on, among other things, Thayer Lodging’s proven ability to complete large acquisition transactions on the agreed terms, Thayer Lodging’s extensive experience in the lodging industry in the United States, the lack of a financing condition, the approval of the mergers by the lenders under our credit facilities, Capital Gathering’s contributed equity in HAC and THI V Inca’s equity commitment letter, and Thayer’s $50.5 million guarantee and Jin Jiang’s $12.5 million guarantee of the acquisition entities’ obligations under the merger agreement;

•	the extensive efforts made by us and our advisors over the past several years to consider and evaluate a broad range of potential strategic alternatives and Barclays Capital’s efforts to source potential acquirors, as discussed above under the heading “The Merger Proposal — Background of the Merger” beginning on page 17;

•	the terms and conditions of the merger agreement, which were reviewed by our Board with our financial and legal advisors and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the financial presentation of Barclays Capital, including its opinion dated December 18, 2009, to the effect that, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in the opinion, the $2.25 per share merger consideration to be offered to the holders of shares of the Company’s common stock pursuant to the merger agreement was fair from a financial point of view to such stockholders (see “The Merger Proposal — Opinion of Barclays Capital Inc.” beginning on page 30);

•	the ability, under the merger agreement, under certain circumstances, to consider and respond to an unsolicited written bona fide takeover proposal, and if, after consultation with its advisors, the Board determines that such takeover proposal constitutes a superior proposal to the mergers and HAC decides not to negotiate improvements to its offer to make it superior, the ability to terminate the merger agreement upon the payment to HAC of a termination fee of $3.0 million plus reimbursement of up to $3.5 million of HAC’s expenses (see “The Merger Agreement — Termination” and “The Merger Agreement — Termination Fees and Expenses”);

•	the fact that the transaction is a purchase of the Company as a whole;

•	the fact that the all-cash merger consideration will provide our stockholders with immediate fair value, in cash, for their investment in our stock; and

•	the fact that the merger is subject to the approval of our stockholders.

Our Board also considered the following potentially negative factors in its deliberations concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement:

•	as a result of the merger, our stockholders will not participate in any future earnings growth and will not receive any appreciation in the value of the Company or its hotel ownership and management portfolio;

•	the fact that an all cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•	the possibility that the $3.0 million termination fee and reimbursement of expenses up to $3.5 million payable by us to HAC upon the termination of the merger agreement may discourage other potential bidders from making a competing bid to acquire us;

•	the failure to complete the mergers may cause substantial damage to the Company’s relationships with hotel brands, management companies and customers and may divert management and employee attention from the day-to-day management of the business and lead to employee attrition;

•	some executive officers and directors of the Company may have other interests in the merger that are in addition to their interests as the Company’s stockholders (see “The Merger Proposal — Interests of the Company’s Directors and Executive Officers in the Mergers” beginning on page 41); and

•	the restrictions on the conduct of our business prior to the completion of the mergers, which require us to conduct our business in the ordinary course consistent with past practice, subject to specific limitations, delaying or preventing us from undertaking business opportunities that may arise pending completion of the mergers.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its decision to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement, the Board did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In the event the mergers are not completed for any reason, we expect to continue to pursue our strategic plan with the intention of delivering further improvement in our financial results and enhanced stockholder value.

Recommendation of the Board of Directors

After careful consideration, our Board, by unanimous vote, has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of the Company and our stockholders. Our Board recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Barclays Capital Inc.

As set forth in the engagement letter, dated October 2, 2009, the Company formally retained Barclays Capital Inc., which we have referred to as “Barclays Capital,” to act as its financial advisor with respect to pursuing strategic alternatives for the Company, including with respect to the mergers. On December 18, 2009, Barclays Capital rendered its oral fairness opinion, subsequently confirmed in writing, to the Board that as of such date and, based upon and subject to the qualifications, limitations and assumptions stated in the opinion, the consideration to be received by the stockholders of Interstate is fair, from a financial point of view, to such stockholders.

The full text of Barclays Capital’s written opinion, dated as of December 18, 2009, is attached as Exhibit B to this Proxy Statement. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays Capital’s opinion and the methodology that Barclays Capital used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays Capital’s opinion, the issuance of which was approved by Barclays Capital’s Fairness Opinion Committee, is addressed to the Board of Interstate, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of Interstate and does not constitute a recommendation to any stockholder of Interstate as to how such stockholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between Interstate and HAC and were unanimously approved by Interstate’s Board. Barclays Capital did not recommend any specific form of consideration to Interstate or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays Capital was not requested to address, and its opinion does not in any manner address, Interstate’s underlying business decision to proceed with or effect the proposed transaction. In addition, Barclays Capital expressed no opinion on, and it does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of Interstate in the proposed transaction. No limitations were imposed by Interstate’s Board upon Barclays Capital with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays Capital, among other things:

•	reviewed and analyzed a draft of the merger agreement dated December 16, 2009 and the specific terms of the proposed transaction;

•	reviewed and analyzed drafts of each of the equity commitment letters dated as of December 16, 2009 delivered to HAC in connection with the proposed transaction (which we will refer to as the “Commitment Letters”);

•	reviewed and analyzed publicly available information concerning Interstate that Barclays Capital believed to be relevant to its analysis, including Interstate’s Annual Report on Form 10-K for the fiscal year ended 2008 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Interstate furnished to Barclays Capital by Interstate, including financial projections of the Interstate prepared by management of Interstate;

•	reviewed and analyzed a trading history of Interstate common stock from December 17, 2008 through December 17, 2009 and a comparison of such trading history with those of other companies that Barclays Capital deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Interstate with those of other companies that Barclays Capital deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other recent transactions that Barclays Capital deemed relevant;

•	reviewed the results of Barclays Capital’s efforts to solicit indications of interest from third parties with respect to an acquisition of Interstate;

•	reviewed and analyzed the aggregate value of Interstate’s Owned Hotels, Management Business and Joint Venture business segments on a stand-alone basis;

•	reviewed and analyzed the limited alternatives available to Interstate in light of Interstate’s current liquidity position and its ability to meet its cash requirements, financial obligations and covenants contained in its credit facility;

•	had discussions with the management of Interstate concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays Capital deemed appropriate.

In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information. Barclays Capital also relied upon the assurances of management of Interstate that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Interstate, upon advice of Interstate, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Interstate as to Interstate’s future financial performance and that Interstate would perform substantially in accordance with such projections. In arriving at its opinion, Barclays Capital assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of Interstate and did not make or obtain any evaluations or appraisals of the assets or liabilities of Interstate. Barclays Capital’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 18, 2009. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after December 18, 2009. Furthermore, Barclays Capital has assumed that the capital commitments referred to in the Commitment Letters shall have been effected prior to, or contemporaneously with, the execution of the Agreement.

In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to the shares of Interstate common stock but rather made its determination as to fairness, from a financial point of view, to Interstate’s stockholders of the consideration to be offered to such stockholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays Capital in preparing its opinion to Interstate’s Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays Capital, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Interstate or any other parties to the proposed transaction. None of Interstate, HAC, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Historical Share Price Analysis

Barclays Capital reviewed publicly available historical trading prices and volumes for Interstate’s common shares for the 12-month period between December 17, 2008 and December 17, 2009. In addition, Barclays Capital compared the $2.25 per share of Interstate’s common shares to be received by holders of common shares pursuant to the merger agreement to the average closing trading prices of Interstate’s common shares during the 10-day, 30-day, 60-day, 90-day, and 180-day periods ending December 17, 2009, as well as the high and low closing share trading prices during the 52 week period ending December 17, 2009. The $2.25 per share offer price represents a premium to such historical trading prices of Interstate’s common share trading prices as follows:

Time Period / Trading Days	Price ($/Share)	Premium

December 17, 2009	$1.27	77.1%
10-Day Average	$1.24	81.4%
30-Day Average	$1.26	78.6%
60-Day Average	$1.33	69.1%
90-Day Average	$1.29	74.4%
180-Day Average	$0.99	127.2%
52-Week High (9/23/09)	$1.67	34.7%
52-Week Low (3/16/09)	$0.21	971.4%

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays Capital reviewed and compared specific financial and operating data relating to Interstate with selected companies that Barclays Capital, based on its experience in the lodging industry, deemed comparable to Interstate. The selected comparable companies were:

Lodging C-Corporations	Lodging REITs

• Marriott International, Inc.	• Host Hotels & Resorts, Inc.
• Starwood Hotels & Resorts Worldwide, Inc.	• Ashford Hospitality Trust, Inc.
• InterContinental Hotels Group, Plc	• FelCor Lodging Trust, Inc.
• Wyndham Worldwide Corporation	• Sunstone Hotel Investors, Inc.
• Hyatt Hotels Corporation	• Diamond Rock Hospitality Company
• Choice Hotels International, Inc.	• MHI Hospitality Corporation
• Gaylord Entertainment Company
• Red Lion Hotels Corporation

As part of its selected comparable company analysis, Barclays Capital calculated and analyzed each company’s enterprise value to estimated 2010 EBITDA. In its analysis, and upon advice of Interstate’s management, Barclays Capital utilized an Interstate EBITDA (which is generally earnings before interest, taxes, depreciation and amortization) projection which excluded any contribution from one wholly owned asset and five joint venture assets which were estimated to have negative equity value and excluded any contribution from non-recurring management contract termination fees and subtracted any debt associated with these assets and the estimated after tax present value of Interstate’s projected management contract termination fees from Interstate’s net debt. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity (including common stock and partnership units), the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data, publicly available research data and closing prices, as of December 17, 2009, the last trading date prior to the delivery of Barclays Capital’s opinion.

Barclays Capital selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Interstate. However, because of the inherent differences between the business, operations and prospects of Interstate and those of the selected comparable companies, Barclays Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays Capital also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Interstate and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Interstate and the companies included in the selected company analysis. Based upon these judgments, Barclays Capital calculated a range consisting of the high, mean, median and low of the 2010 EBITDA multiples for the selected comparable companies and applied the range of multiples to Interstate management’s estimate of 2010 EBITDA. The following summarizes the result of these calculations:

	2010 Estimated		Implied Common
	EBITDA Multiple		Share Price

High	15.9	x	$2.83
Mean	12.5	x	$0.93
Median	13.4	x	$1.43
Low	7.0	x	$0.00

Barclays Capital noted that on the basis of the selected comparable company analysis, the transaction consideration of $2.25 per share was within the range of implied values per share calculated using management’s projections.

Selected Precedent Transaction Analysis

Barclays Capital reviewed and compared the purchase prices and forward EBITDA multiples paid in selected other transactions that Barclays Capital, based on its experience with merger and acquisition transactions, deemed relevant. In its analysis, and upon advice of Interstate’s management, Barclays Capital utilized an Interstate EBITDA projection which excluded any contribution from one wholly owned asset and five joint venture assets which were estimated to have negative equity value and excluded any contribution from non-recurring management contract termination fees and subtracted any debt associated with these assets and the estimated after tax present value of Interstate’s projected management contract termination fees from Interstate’s net debt. Barclays Capital chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Interstate with respect to the asset types, margins and other characteristics of their businesses. The table below highlights the transactions analyzed:

Acquirer	Target

Inland American Real Estate Trust, Inc.	Apple Hospitality Five, Inc.
The Blackstone Group	Hilton Hotels Corporation
Whitehall Street Global Real Estate LP 2007	Equity Inns, Inc.
AP AIMCAP Holdings LLC	Eagle Hospitality Properties Trust, Inc.
Apollo Investment Corporation	Innkeepers USA Trust
Inland American Real Estate Trust, Inc.	Winston Hotels, Inc.
ING Clarion Partners, LLC	Apple Hospitality Two, Inc.
Ashford Hospitality Trust, Inc.	CNL Hotels & Resorts, Inc. (hotel portfolio)
Hersha Hospitality Trust	Lodgeworks LP (hotel portfolio)
Westmont Hospitality Group	Boykin Lodging Company
JER Partners	Jameson Inns, Inc.
The Blackstone Group	MeriStar Hospitality Corporation
The Blackstone Group	La Quinta Corporation

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Interstate and the companies included in the selected precedent transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Interstate. Based upon these judgments, Barclays Capital calculated a range consisting of the high, mean, median and low forward EBITDA multiples for the comparable transactions and applied the range of multiples to management’s estimate of 2010 EBITDA. Based upon transaction multiples, Barclays Capital calculated the following range of implied share prices:

	Forward		Implied Common
	EBITDA Multiple		Share Price

High	13.8	x	$1.68
Mean	12.0	x	$0.61
Median	11.7	x	$0.48
Low	10.2	x	$0.00

Barclays Capital noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $2.25 per share was above the range of implied values per share calculated using management projections.

Transaction Premium Analysis

In order to assess the premium offered to the stockholders of Interstate in the proposed transaction relative to the premiums offered to stockholders in other transactions, Barclays Capital reviewed the premiums paid in the REIT sector for transactions valued over $200 million over the period January 2006 to December 8, 2009. For each transaction, Barclays Capital calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical average share price 30 calendar days prior to announcement. The results of this transaction premium analysis are summarized below:

		Premium to 30
		Days Prior to
Acquirer	Target	Announcement

Green Court Partners	American Land Lease, Inc.	126.8%
American Campus Communities, Inc.	GMH Communities Trust	100.2%
Gramercy Capital Corporation	American Financial Realty Trust	2.1%
Liberty Property Trust	Republic Property Trust	19.7%
Sentinel Real Estate Corporation	America First Apartment Investors, Inc,	14.4%
Whitehall Street Global Real Estate LP	Equity Inns, Inc.	21.1%
2007
AP AIMCAP Holdings LLC	Eagle Hospitality Properties Trust, Inc.	18.9%
JER Partners	Highland Hospitality Corporation	10.9%
Apollo Investment Corporation	Innkeepers USA Trust	8.3%
Inland American Real Estate Trust, Inc.	Winston Hotels, Inc.	9.3%
Simon Property Group, Inc. and Farallon Capital Management, LLC	The Mills Corporation	24.4%
Ventas, Inc.	Sunrise Senior Living Real Estate Investment Trust	24.9%
JPMorgan Asset Management	Columbia Equity Trust, Inc.	14.7%
General Electric Company	Trustreet Properties, Inc.	34.8%
Record Realty Trust	Government Properties Trust, Inc.	19.4%
The GEO Group, Inc.	CentraCore Properties Trust	13.8%
Health Care REIT, Inc.	Windrose Medical Properties Trust	21.0%
Morgan Stanley Real Estate Group	Glenborough Realty Trust, Inc.	15.2%
Westmont Hospitality Group, Inc.	Boykin Lodging Company	7.0%
JER Partners	Jameson Inns, Inc.	19.3%
The Blackstone Group	MeriStar Hospitality Corporation	9.4%
LBA Realty Fund LP	Bedford Property Investors, Inc.	15.9%

The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Interstate and the companies included in the transaction premium analysis. Accordingly, Barclays Capital believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays Capital therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the proposed transaction which would affect the acquisition values of the target companies and Interstate. Based upon these judgments, Barclays Capital selected the high, mean, median and low of the premiums listed above to 30 days prior to announcement to the closing price of Interstate common stock on December 17,

2009 to calculate a range of implied prices per share of Interstate. The following summarizes the result of these calculations:

Premium to 30 Days
Prior to Announcement

High	$2.88
Mean	$1.57
Median	$1.47
Low	$1.30

Barclays Capital noted that on the basis of the transaction premium analysis for all REIT transactions greater then $200 million, since January 2006, the transaction consideration of $2.25 per share was within the range of implied values per share calculated using the closing price of Interstate common stock on December 17, 2009.

In addition, due to a lack of recent transaction activity within the REIT sector, Barclays Capital also assessed the premium offered to the stockholders of Interstate in the proposed transaction relative to the premiums offered to stockholders in all public cash transactions between $200 million and $2 billion from July 1, 2009 to December 8, 2009. For each transaction, Barclays Capital calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical share price 30 calendar days prior to announcement. The results of this transaction premium analysis are summarized below:

		Premium to 30
		Days Prior to
Acquirer	Target	Announcement

Green Mountain Coffee Roasters, Inc.	Diedrich Coffee, Inc.	18.2%
Applied Materials, Inc.	Semitool, Inc.	27.5%
Sprint Nextel Corporation	iPCS, Inc.	32.2%
Chaparral Energy, Inc.	United Refining Energy Corporation	10.9%
Kimberly-Clark Corporation	I-Flow Corporation	35.4%
Emerson Electric Company	Avocent Corporation	45.4%
ASP GT Acquisition Corporation	GenTek, Inc.	34.8%
Transformer Delaware Corporation	Aspect Medical Systems, Inc.	84.6%
Harbinger Capital Partners	SkyTerra Communications, Inc.	75.4%
Adobe Systems, Inc.	Omniture, Inc.	47.5%
Advent International Corporation	Charlotte Russe Holding, Inc.	24.1%
International Business Machines Corporation	SPSS, Inc.	50.6%
Agilent Technologies, Inc.	Varian, Inc.	29.9%
Ben Holdings, Inc.	Bankrate, Inc.	13.6%
Hisamitsu Pharmaceutical Company, Inc.	Noven Pharmaceuticals, Inc.	38.2%
Symphony Technology Group	MSC.Software Corporation	7.3%

The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Interstate and the companies included in the transaction premium analysis. Accordingly, Barclays Capital believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays Capital therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the proposed transaction which would affect the acquisition values of the target companies and Interstate. Based upon these judgments, Barclays Capital selected the high, mean, median and low of the all cash transaction premiums above to 30 days prior to announcement to the closing price of Interstate common stock on December 17, 2009 to calculate a range of implied prices per share of Interstate. The following summarizes the result of these calculations:

Premium to 30 Days
Prior to Announcement

High	$2.34
Mean	$1.73
Median	$1.69
Low	$1.36

Barclays Capital noted that on the basis of the transaction premium analysis for all cash transactions between $200 million and $2 billion from July 1, 2009 to December 8, 2009, the transaction consideration of $2.25 per share was within the range of implied values per share calculated using the closing price of Interstate common stock on December 17, 2009.

Discounted Cash Flow Analysis

In order to estimate the present value of Interstate common stock, Barclays Capital performed a discounted cash flow analysis of Interstate. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Interstate using the discounted cash flow method, Barclays Capital added (i) Interstate’s projected after-tax unlevered free cash flows for the period October 1, 2009 through December 31, 2013, based on management projections to (ii) the “terminal value” of Interstate as of December 31, 2013, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles) and subtracting capital expenditures and adjusting for changes in working capital. The residual value of Interstate at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples based on forward EBITDA of 10.0x to 11.0x, which was derived by analyzing the historical long-term average multiple range of selected comparable companies and applying such range to the management projections. The range of after-tax discount rates of 12.5% to 13.5% was selected based on an analysis of the weighted average cost of capital of Interstate. In its analysis, and upon advice of Interstate’s management, Barclays Capital utilized Interstate EBITDA projections which excluded any contribution from one wholly owned asset starting in 2013 when it was assumed the asset would be relinquished to its lender and five joint venture assets which were estimated to have negative equity value and subtracted any debt associated with these assets from Interstate’s net debt. Barclays Capital then calculated a range of implied prices per share of Interstate by subtracting the estimated current net debt balance from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Interstate common stock. The following summarizes the result of these calculations:

	Terminal Multiple

WACC	10.0x	10.5x	11.0x
12.5%	$1.96	$2.35	$2.73
13.0%	$1.80	$2.18	$2.56
13.5%	$1.64	$2.02	$2.39

Barclays Capital noted that on the basis of the discounted cash flow analysis, the transaction consideration of $2.25 per share was within the range of implied values per share calculated using management projections.

Sum of the Parts Valuation Analysis

Barclays Capital conducted a sum of the parts valuation analysis to calculate the enterprise value of each primary segment of Interstate’s business (such as its wholly owned hotels, joint venture hotels and hotel management) on a stand-alone basis, using a multiples methodology and certain financial forecasts provided by Interstate’s management. For the portfolio of owned hotels, Barclays Capital assumed a multiple range of 13.5x — 14.5x management’s estimated 2010 EBITDA. For Interstate’s hotel management business, Barclays Capital assumed a range of 6.0x — 7.0x of management’s estimated 2010 EBITDA. For Interstate’s hotel assets held within unconsolidated joint ventures, Barclays Capital assumed a range of 12.5x — 13.5x management’s estimated 2010 EBITDA. For one recently formed joint venture where Interstate’s management projected no EBITDA in 2010, Barclays Capital assumed a value equal to the book value of Interstate’s original investment in this joint venture. Barclays Capital took the aggregate value of the combined operations, netted their value against Interstate’s estimated current net debt balance and divided such amount by the fully diluted number of shares of Interstate common stock to imply a per share value for Interstate’s shares. In its analysis, and upon advice of Interstate’s management, Barclays Capital utilized an Interstate EBITDA projection which excluded any contribution from one wholly owned asset and five joint venture assets which were estimated to have negative equity value and excluded any contribution from non-recurring management contract termination fees and subtracted any debt associated with these assets and the estimated after tax present value of Interstate’s projected management contract termination fees from Interstate’s net debt.

The sum of the parts valuation analysis indicated a range of equity values of Interstate of between $0.71 and $1.28 per share. Barclays Capital noted that on the basis of the sum of the parts valuation analysis, the transaction consideration of $2.25 per share was above the range of implied values per share calculated using management projections.

General

Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Interstate’s Board selected Barclays Capital because of its familiarity with Interstate and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays Capital is acting as financial advisor to Interstate in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Interstate agreed to pay Barclays Capital an opinion fee equal to $750,000, which was payable in cash upon the earlier of the delivery of the opinion or the time when Barclays Capital informs the Company that it is prepared to deliver the opinion. Interstate also agreed to pay Barclays Capital a fee equal to the greater of (i) 4.65% of the merger consideration and (ii) $2,750,000 payable upon the consummation of the transaction, against which the opinion fee would be credited. In the event that a transaction is not consummated and the Company is paid a termination fee, the Company has agreed to pay Barclays Capital a fee equal to the lesser of (i) 15% of such fee and (less the costs and expenses incurred in obtaining such fee) and (ii) the amount that would otherwise have been payable to Barclays Capital if a transaction had been consummated, against which the opinion fee would be credited. In addition, Interstate has agreed to reimburse Barclays Capital for expenses incurred in connection with the proposed transaction and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by Interstate and the rendering of Barclays Capital’s opinion. Barclays Capital has performed various investment banking and financial services for Interstate in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services, however, in the past two years, Barclays Capital has not provided any services to the Interstate for which fees were received.

Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and affiliates may actively trade and effective transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Interstate for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Amendments to Certain of Our Debt Instruments

On December 18, 2009, we and the Operating Partnership entered into an amendment (which we will refer to as the “credit agreement amendment”) to our first amended and restated senior secured credit agreement, dated as of July 10, 2009 (which we will refer to, as amended, as the “credit facility”), among the Operating Partnership, as borrower, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book runner and various lenders thereunder (which we will refer to, collectively, as the “lenders”), pursuant to which the lenders have agreed (i) to consent to the mergers, (ii) to waive compliance by the Operating Partnership with a covenant in the credit agreement (which we will refer to as the “EBITDA covenant”) requiring a minimum level of EBITDA from our hotel management business for the fourth quarter of 2009, and (iii) effective upon the mergers, (a) to waive compliance with the EBITDA covenant for calendar year 2010 and reduce such covenant thereafter, (b) to reduce the debt service coverage ratio that we are required to maintain under the credit agreement and (c) to modify certain other non-financial covenants in the credit facility.

In consideration of the lenders entering into the credit agreement amendment, the Operating Partnership has agreed to make a principal payment of $20 million upon closing of the mergers (which we will refer to as the “principal reduction”) to be applied against the term loan under the credit facility, and HAC has agreed to contribute at least $12 million to the Operating Partnership within one year of the closing of the mergers to be used for new investment, capital expenditures and working capital. Under the credit agreement amendment, we will pay a fee to consenting lenders equal to .25% of the loan balance as of the date of the credit agreement amendment (which we will refer to as the “MBE amendment fee”) and a total fee to consenting lenders of up to 1% of the loan balance as of the closing of the mergers (crediting the MBE amendment fee against the total fee). Under the merger agreement, HAC has agreed to fund the foregoing payments due at closing for and on behalf of the Operating Partnership.

In addition, on December 18, 2009, Interstate Columbia SPE, LLC, our wholly-owned subsidiary (which we will refer to as the “Columbia subsidiary”), entered into an amendment (the “Columbia loan amendment”) to the loan agreement, dated as of May 1, 2008 (which we will refer to as the “Columbia loan agreement”), between the Columbia subsidiary and Calyon New York Branch and various other lenders (which we will refer to, collectively, as the “Columbia lenders”), the indebtedness under which is secured by our Columbia Sheraton Hotel. Pursuant to the Columbia loan amendment, the Columbia lenders have agreed (i) to consent to the mergers, (ii) to waive, for the fourth quarter of 2009, the Columbia subsidiary’s compliance with a covenant in the Columbia loan agreement (which we will refer to as the “DSCR covenant”) requiring a minimum level of debt service coverage from the operations of the Columbia subsidiary’s property and (c) effective upon the closing of the mergers, to waive the DSCR covenant for 2010 and modify it thereafter.

In consideration of the Columbia lenders entering into the Columbia loan amendment, the Columbia subsidiary has agreed to (i) make a principal prepayment of $5 million upon closing of the mergers, to be applied to permanently reduce the principal amount under the Columbia loan agreement and (ii) increase the interest rate payable thereunder by 150 basis points. The Columbia amendment requires the Columbia subsidiary to pay to the Columbia lenders a fee of $50,000 upon signing of the Columbia amendment and an additional fee of $50,000 upon the closing of the mergers. Under the merger agreement, HAC has agreed to fund the foregoing payments due at closing for and on behalf of the Columbia subsidiary.

Material Modification to Our Tax Benefit Preservation Plan

On December 18, 2009, we entered into the first amendment (which we will refer to as the “first amendment”) to the tax benefit preservation plan with Computershare Trust Company, N.A., as rights agent, dated as of September 24, 2009 (which we will refer to as the “plan”). The first amendment was entered into in order to ensure that the execution of the merger agreement and the performance and consummation of the transactions contemplated by the merger agreement do not trigger the distribution and/or exercise of the rights or any adverse event under the plan. The first amendment provides, among other things, (i) that none of the purchaser parties or any of their respective affiliates or associates shall be deemed an acquiring person (as defined in the plan) as a result of, among other things, the approval, execution or delivery of the merger agreement, any amendments thereto, the merger or the other transactions contemplated by the merger agreement, (ii) that no stock acquisition date (as defined in the plan) or distribution date (as defined in the plan) will occur or be deemed to occur as a result of, among other things, the approval, execution or delivery of the merger agreement, any amendments thereto, the merger or the other transactions contemplated by the merger agreement and (iii) for an exception from certain other requirements under the plan for the execution and delivery of the merger agreement, any amendments thereto, the merger or the other transactions contemplated by the merger agreement.

Financing

In connection with the merger agreement, Capital Gathering has contributed $38 million to HAC and has agreed to contribute an additional $12.5 million to HAC prior to the closing of the mergers under an equity commitment letter between Capital Gathering and HAC, dated as of December 18, 2009, which expressly provides for the Company to be a third party beneficiary thereof. In addition, THI V Inca is committed to contribute $50.5 million to HAC prior to the closing of the mergers under an equity commitment letter between THI V Inca and HAC, dated as of December 18, 2009, which expressly provides for the Company to be a third party beneficiary thereof. There are no conditions precedent or other contingencies related to the funding of the full amount under the equity commitment letters other than the terms and conditions thereof. The equity commitment letters will terminate automatically and immediately upon the termination of the merger agreement.

The merger agreement does not contain a financing condition or a “market MAC” condition. Under the terms of the merger agreement, HAC has agreed that its obligation to consummate the transactions contemplated by the merger agreement is not conditioned upon the availability or consummation of any financing requirements of HAC. HAC has also agreed to cause Merger Sub, Merger Partnership and their respective affiliates to at all times comply with all of the terms and conditions set forth in the equity commitment letters and will take all commercially reasonable actions necessary under the merger agreement to cause the proceeds of the financing to be available on the closing date.

Limited Guarantees; Remedies

In connection with the merger agreement, each of Thayer and Jin Jiang has executed a limited guarantee dated as of December 18, 2009, in favor of us and the Operating Partnership, and has agreed absolutely, unconditionally and irrevocably to guarantee the due and punctual performance and discharge of all of the payment obligations of HAC Merger Sub and Merger Partnership under the merger agreement, up to a maximum amount of $50.5 million and $12.5 million, respectively.

In the event of any breach of the merger agreement by any of HAC, Merger Sub or Merger Partnership, HAC agrees that the damages of the Company, if any, will not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven, the benefit of the bargain lost by the holders of partnership interests in the Operating Partnership and the Company’s stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money). The parties have also agreed that our aggregate damages will not be deemed to exceed $75,265,164 if the merger agreement is terminated by us in accordance with the terms of the merger agreement due to any breach of HAC, Merger Sub or Merger Partnership of any of its representations, warranties, covenants or agreements in the merger agreement (and such breach has not been cured within 20 business days after receipt of written notice of such breach) such that the conditions pertaining to its representations and warranties and its obligations under the merger agreement would not be satisfied by June 30, 2010.

Under the merger agreement, we will have the right (without prejudice to our rights under the limited guarantees) to, at our election, (i) cause HAC, Merger Sub and Merger Partnership to cause the mergers and the transactions contemplated by the merger agreement to be consummated on the terms and subject to the conditions set forth in the merger agreement and (ii) cause HAC, Merger Sub and Merger Partnership to fully enforce the terms of the equity commitment letters against the parties thereto in accordance with the terms thereof.

Interests of the Company’s Directors and Executive Officers in the Mergers

Company Stock Options and Restricted Stock Awards

As of the record date, there were approximately 205,500 shares of the Company’s common stock subject to stock options granted to our executive officers and directors, none of which had an exercise price less than $2.25 per share, and approximately 1,348,941 shares of the Company’s common stock subject to restricted stock awards granted to our executive officers and directors under our stock award plans.

Under the terms of the merger agreement, each stock option to purchase shares of the Company’s common stock that remains outstanding immediately prior to the Company merger effective time, whether vested or unvested, will be cancelled and, because none of the outstanding stock options has an exercise price of less than $2.25 per share, no payments will be made in respect thereof.

Under the terms of the merger agreement, each restricted stock award outstanding immediately prior to the Company merger effective time, whether vested or unvested, will be cancelled and converted into the right to receive immediately prior to the Company merger effective time a cash payment, less applicable withholding taxes, equal to the product of:

•	$2.25, multiplied by

•	the aggregate number of shares of the Company’s common stock subject to such restricted stock award immediately prior to the Company merger effective time.

The following table summarizes the shares held by each of our executive officers and directors in respect of vested and unvested restricted stock awards previously granted under one of our stock award plans, in each case, as of December 31, 2009, and the resulting consideration, prior to any reduction for applicable tax withholdings, that each of them will receive under the merger agreement in connection with the cancellation of these restricted stock awards. Shares previously granted to an executive pursuant to a restricted stock award that have vested and are now not subject to any award restrictions are included in this table.

	Number of Outstanding
	Shares Held in Respect
	of Previously Granted		Resulting
Name	Restricted Stock Awards		Consideration
	Vested	Unvested

Executives:
Thomas F. Hewitt	195,654	262,911	$1,031,771
Bruce A. Riggins	91,353	180,443	$611,541
Leslie Ng	97,565	124,285	$499,163
Samuel E. Knighton	44,241	143,650	$422,755
Christopher L. Bennett	53,820	114,867	$379,546
Directors:
Ronald W. Allen	2,304	4,388	$15,057
H. Eric Bolton	2,304	4,388	$15,057
James F. Dannhauser	2,304	4,388	$15,057
Leslie R. Doggett	2,304	4,388	$15,057
James B. McCurry	2,304	4,388	$15,057
John J. Russell, Jr.	2,304	4,388	$15,057

Employment Agreements

The merger will represent a “change of control” under the Company’s equity award plans as well as the employment agreements between the Company and certain of its executive officers. Various change of control payments could be triggered as a result of the mergers.

Potential Payments Upon Termination Of Employment

If Mr. Hewitt terminates his employment for good reason (other than by reason of the merger itself) or his employment is terminated without cause by the Company within two years following the merger, he would receive a lump sum equal to two (2) times the product of the sum of his current annual base salary and an amount equivalent to that of Mr. Hewitt’s bonus for the preceding year. In addition, and if Mr. Hewitt terminates his employment solely by reason of the merger within 12 months following the merger, we would reimburse Mr. Hewitt for the cost of COBRA coverage, equivalent to coverage during his term of employment, until the earlier of 18 months after the date of termination, or until Mr. Hewitt receives benefits from another employer.

For Mr. Hewitt, “good reason” means the occurrence of any of the following without the prior written consent of the executive:

•	Assignment of duties materially inconsistent with Mr. Hewitt’s positions, provided that Mr. Hewitt provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	Any significant diminution in Mr. Hewitt’s duties or responsibilities, provided that Mr. Hewitt provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	Any continuing material breach of Mr. Hewitt’s employment agreement, provided that Mr. Hewitt provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	A change in the location of the Company’s main executive offices or of Mr. Hewitt’s principal place of employment to outside the Washington D.C. metropolitan area, provided that Mr. Hewitt provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	A failure of the Company to nominate Mr. Hewitt to the Board, Mr. Hewitt’s removal from the Board, or Mr. Hewitt’s failure to be elected to the Board, provided that Mr. Hewitt provides written notice and the Company fails to cure within thirty days of the receipt of such notice; and

•	A change in control if (i) the Company terminates Mr. Hewitt’s employment within two years following such change in control or (ii) Mr. Hewitt terminates his employment within twelve months following such change in control; provided, that if Mr. Hewitt terminates his employment within twelve months following a change in control solely by reason of the change in control, he will only be entitled to receive reimbursement for the cost of COBRA coverage as described at the beginning of this section, and he will not be entitled to receive any other cash severance payments.

Should Mr. Hewitt be assessed an excise tax under section 4999 of the Internal Revenue Code, in connection with accelerated termination payments for a change in control, the Company will gross-up the termination payment equal to the amount of the assessed excise tax (subject to certain limitations).

If any of Messrs. Riggins, Ng, Knighton or Bennett is terminated without cause within 18 months following the merger or the executive terminates his employment for good reason within 18 months following the merger, he would receive a lump sum equal to two (2) times the product of the sum of his current annual base salary and an amount equivalent to that of the executive’s bonus for the preceding year. In addition, we would reimburse the executive for the cost of COBRA coverage, equivalent to coverage during his term of employment, until the earlier of 18 months after the date of termination, or until the executive receives benefits from another employer.

“Good reason” for Messrs. Riggins, Ng, Knighton, and Bennett means the occurrence of any of the following without the prior written consent of the executive:

•	Assignment to an executive of duties materially inconsistent with the executive’s positions, provided that the executive provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	Any significant diminution in the executive’s duties or responsibilities, provided that the executive provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	Any continuing material breach of the executive’s employment agreement by the Company, provided that the executive provides written notice and the Company fails to cure within thirty days of the receipt of such notice;

•	(Except in the case of Leslie Ng), a change in the location of the Company’s main executive offices or of an executive’s principal place of employment to outside the Washington D.C. metropolitan area; and

•	A change in control if within eighteen months following such change in control, the Company (i) terminates the executive or (ii) changes the executive’s job title, responsibilities, decreases the executive’s compensation or changes the location of the Company’s main offices or the executive’s principal place of business to outside the Washington D.C. metropolitan area, and such executive terminates his employment within the earlier of six months after such changes or eighteen months following the change in control.

If payments made pursuant to a change in control are considered “parachute payments” under Section 280G of the Internal Revenue Code of 1986, then the sum of such parachute payments plus any other payments made by the Company to the executive (other than Mr. Hewitt) which are considered parachute payments shall be limited to the greatest amount which may be paid to the executive under Section 280G without causing any loss of deduction to the Company under such section; but only if, by reason of such reduction, the net after-tax benefit to the executive shall exceed the net after-tax benefit if such reduction were not made.

If our executives are terminated following the merger with HAC, assuming it occurs in 2010, we would make the following payments:

Amount of Potential
Executive Officer	Cash Severance Payment

Thomas F. Hewitt	$1,000,000
Bruce A. Riggins	$750,000
Leslie Ng	$700,000
Samuel E. Knighton	$700,000
Christopher L. Bennett	$590,000

Indemnification of Directors and Officers

The merger agreement provides that HAC, the surviving company and the surviving partnership will cause all existing rights to indemnification, advancement of expenses and exculpation in favor of our or our subsidiaries’ present or former directors or officers as provided in our or our subsidiaries’ charters, bylaws and other similar organizational documents or applicable contracts, as in effect on December 18, 2009, to survive the merger and to continue in full force and effect for a period of at least six years after the Company merger effective time.

HAC has agreed to indemnify, to the fullest extent permitted by applicable laws, our and our subsidiaries’ present and former directors and officers with respect to all acts and omissions arising out of or relating to their services as our or our subsidiaries’ directors or officers occurring prior to the Company merger effective time and, subject to certain conditions, shall pay related reasonable legal fees, costs and expenses incurred by them.

The merger agreement requires that HAC, the surviving company and the surviving partnership either:

•	maintain in effect, for a period of at least six years after the partnership merger effective time, our current directors’ and officers’ liability insurance policies (for which the surviving company or the surviving partnership may substitute policies of at least the same coverage containing terms and conditions which are no less advantageous); or

•	obtain as of the Company merger effective time “tail” insurance policies with a claims period of at least six years from the Company merger effective time with at least the same coverage and amounts containing terms and conditions which are no less advantageous for claims arising out of or relating to events that occurred on or prior to the Company merger effective time, subject to a maximum annual premium of 250% of the last annual premium we paid for such insurance prior to December 18, 2009. If HAC, the surviving company or the surviving partnership is unable to obtain the insurance as described above for an amount less than or equal to the maximum annual amount, HAC, the surviving company and the surviving partnership must instead obtain as much comparable insurance as possible for an annual premium equal to the maximum annual amount.

The obligations described above regarding directors’ and officers’ indemnification and insurance must be assumed by any successor entity to HAC, the surviving company or the surviving partnership as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

Certain Financial Projections

In the course of discussions between us and HAC, we provided HAC with selected, non-public financial projections prepared by our management for the five fiscal years ending December 31, 2009 through 2013. These projections were prepared without regard to the proposed mergers or the debt amendments or any fees or expenses relating thereto. We do not as a matter of course make public any projections as to future financial performance or earnings with respect to periods after our then-current fiscal year, and the projections set forth below are included in this proxy statement only because this information was provided to our Board, Barclays Capital and HAC in connection with their evaluations of a potential transaction.

The projections set forth below were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, any state securities commission or the American Institute of Certified Public Accountants regarding preparation and presentation of prospective financial information. Our internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond our control. The projections also reflect numerous estimates and assumptions related to our business (including with respect to the growth and viability of certain segments of our business) that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. There can be no assurance that the assumptions made in preparing the projections set forth below will prove accurate, and actual results may be materially greater or less than those contained in the projections set forth below. In addition, the projections have not been revised to reflect events that have occurred subsequent to their preparation, and thus, reliance should not be placed on these projections.

The inclusion of the projections in this proxy statement should not be regarded as an indication that the Company, the Operating Partnership, HAC, Barclays Capital or their respective officers, directors and other affiliates consider such information to be an accurate prediction of future events or necessarily achievable. None of the Company, the Operating Partnership, Barclays Capital, HAC or their respective officers, directors and other affiliates has made any representations regarding such projected financial information. In light of the uncertainties inherent in forward-looking information of any kind, we caution you against reliance on such information. Neither the Company nor the Operating Partnership nor their respective officers, directors or other affiliates intend to update or revise the projections to reflect the circumstances existing after the date when prepared or to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, except to the extent required by law. These projections constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 11. Please also see “Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Interstate Hotels & Resorts, Inc. Financial Projections Summary

	2009E	2010E	2011E	2012E	2013E
	(In millions, except per unit data)

Adjusted Recurring EBITDA	$20.9	$19.2	$26.0	$31.9	$40.7
Adjusted Net Income (Loss)	$(8.1)	$(14.5)	$(12.8)	$(11.7)	$(3.1)
Diluted Share Count	32.2	32.6	33.2	33.8	34.3
Adjusted Earnings Per Share	$(0.25)	$(0.45)	$(0.39)	$(0.35)	$(0.09)
Free Cash Flow Before Debt Issuance / Repayment and Asset Sales	$(6.6)	$0.6	$0.6	$0.7	$12.3

Non-GAAP Financial Measures

Included in the above forecasts and reconciliations below are certain financial measures that are different from measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (or GAAP).

Adjusted Recurring EBITDA

Adjusted Recurring EBITDA is a financial measure that is not prepared in accordance with GAAP. However, we have provided a reconciliation of Adjusted Recurring EBITDA to the most directly comparable GAAP financial measure, which is net income (loss), in the table below. We define Adjusted Recurring EBITDA as net income (loss), adjusted by excluding interest, taxes, depreciation and amortization, which we refer to as EBITDA, further adjusted by excluding restructuring and severance expenses, asset impairments and write-offs, gains and losses on asset dispositions for both consolidated and unconsolidated investments, and other non-cash charges, which we refer to as Adjusted EBITDA, further adjusted for certain items, including contract termination fees, operations related to assets sold, a consolidated hotel which management estimates has negative equity value and unconsolidated entities where management estimates there is negative equity value. Adjusted Recurring EBITDA is not a substitute for net income (loss) as determined in accordance with GAAP. A significant portion of our non-current assets consists of intangible assets, related to some of our management contracts, and long lived assets, which includes the cost of our owned hotels. Intangible assets, excluding goodwill, are amortized over their expected term. Property and equipment is depreciated over its useful life. We also exclude depreciation and amortization and interest expense from our unconsolidated entities. Therefore, we have excluded such items from our calculation of EBITDA. In addition, we have excluded various restructuring costs, asset impairment costs and other similar items from our calculation of Adjusted EBITDA because impairment costs are non-cash charges, and the exclusion of the other items we consider non-recurring, such as restructuring costs, start-up costs and other expenses enhances comparability between periods. We exclude contract termination fees, EBITDA from assets sold and EBITDA from assets with estimated negative equity value to arrive at Adjusted Recurring EBITDA in order to provide a view of our ongoing future performance that is reflective of the EBITDA that we project would be generated from assets we expect to own on an ongoing basis. We believe Adjusted Recurring EBITDA may provide useful information to investors and other interested parties regarding our ongoing operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business based on the assets we expect to own on an ongoing basis.

	2009E	2010E	2011E	2012E	2013E
	(In thousands)

Net Income (Loss)	$(30,900)	$(14,500)	$(12,800)	$(11,700)	$(3,100)
Adjustments:
Depreciation and amortization	15,500	15,100	15,100	12,900	12,900
Interest expense, net	16,300	19,000	21,700	24,700	25,300
Depreciation and amortization from unconsolidated entities	4,900	4,900	5,000	5,000	5,000
Interest expense, net from unconsolidated entities	4,200	4,200	4,300	4,300	4,400
Income tax expense	12,400	(200)	(200)	(100)	—

EBITDA	22,400	28,500	33,100	35,100	44,500
Restructuring costs	900	—	—	—	—
Asset impairments and write-offs	5,100	—	—	—	—
Other expense	200	—	—	—	—
Start-up costs from unconsolidated entities	700	—	—	—	—
Investment in unconsolidated entities impairments	3,000	—	—	—	—

Adjusted EBITDA	$32,300	$28,500	$33,100	$35,100	$44,500
Contract Termination Fees	(5,100)	(4,900)	(2,100)	—	—
Operations related to assets sold	(1,500)	—	—	—	—
Consolidated Hotel with estimated negative equity value	(1,800)	(1,900)	(2,200)	—	—
Unconsolidated Entities with estimated negative equity value	(3,000)	(2,500)	(2,800)	(3,200)	(3,800)

Adjusted Recurring EBITDA	$20,900	$19,200	$26,000	$31,900	$40,700

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Adjusted Net Income (Loss) and Adjusted Earnings Per Share are financial measures that are not prepared in accordance with GAAP. However, we have provided a reconciliation of these items to the most directly comparable GAAP financial measure, which is net income (loss), in the table below. We define Adjusted Net Income (Loss) and Adjusted Earnings Per Share as net income (loss) and diluted earnings per share, without the effects of the expenses, transactions and special charges described earlier, but these are not a substitute for net income (loss) and earnings per share as determined in accordance with GAAP. We believe that Adjusted Net Income (Loss) and Adjusted Earnings Per Share may be useful performance measures because including these expenses, transactions and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include these charges may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted Net Income (Loss) and Adjusted Earnings Per Share because they may help investors and other interested parties to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.

	2009E	2010E	2011E	2012E	2013E
	(In thousands, except per unit data)

Net Income (Loss)	$(30,900)	$(14,500)	$(12,800)	$(11,700)	$(3,100)
Adjustments:
Restructuring costs	900	—	—	—	—
Asset impairments and write-offs	5,100	—	—	—	—
Deferred financing costs write-off	600	—	—	—	—
Other expense	200	—	—	—	—
Start-up costs from unconsolidated entities	700	—	—	—	—
Investment in unconsolidated entities impairments	3,000	—	—	—	—
Income tax rate adjustment	12,300	—	—	—	—

Adjusted Net Income (Loss)	$(8,100)	$(14,500)	$(12,800)	$(11,700)	$(3,100)

Adjusted Earnings Per Share (basic and diluted)	$(0.25)	$(0.45)	$(0.39)	$(0.35)	$(0.09)

Free Cash Flow Before Debt Issuance/Repayment and Asset Sales

Free Cash Flow Before Debt Issuance/Repayment and Asset Sales (“Free Cash Flow”) is a financial measure that is not prepared in accordance with GAAP. However, we have provided a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure, which is net income (loss), in the table below. We define Free Cash Flow as cash flow from operating activities (which is generally equivalent to Adjusted EBITDA excluding unconsolidated entities), adjusted for cash paid for interest and taxes, capital expenditures, investments, refinancing fees and other non-recurring items or special charges, but Free Cash Flow is not a substitute for net income (loss) as determined in accordance with GAAP. We believe Free Cash Flow may provide useful information to investors and other interested parties regarding our financial condition because Free Cash Flow may be useful for evaluating our ability to generate funds for purposes such as repaying long-term debt or expanding our business through debt or equity investments.

	2009E	2010E	2011E	2012E	2013E
	(In thousands)

Net Income (Loss)	$(30,900)	$(14,500)	$(12,800)	$(11,700)	$(3,100)
Adjustments:
Depreciation and amortization	15,500	15,100	15,100	12,900	12,900
Interest expense, net	16,300	19,000	21,700	24,700	25,300
Equity in Losses from Unconsolidated Entities	7,000	3,900	3,500	2,800	1,600
Income tax expense	12,400	(200)	(200)	(100)	—
Restructuring costs	900	—	—	—	—
Asset impairments and write-offs	5,100	—	—	—	—
Deferred financing costs write-off	600	—	—	—	—
Other expense	200	—	—	—	—

Adjusted EBITDA excluding unconsolidated entities	$27,100	$23,300	$27,300	$28,600	$36,700
Cash Interest	(13,000)	(14,200)	(15,800)	(18,500)	(19,000)
Refinancing/Extension Fees	(6,100)	(700)	(3,600)	(700)	(500)
Capital Expenditures	(7,900)	(5,400)	(6,300)	(7,700)	(3,900)
Investments	(4,300)	(800)
Cash Taxes	(1,700)	(1,000)	(1,000)	(1,000)	(1,000)
Other	(700)	(600)

Free Cash Flow Before Debt Issuance/ Repayment and Asset Sales	$(6,600)	$600	$600	$700	$12,300

Delisting and Deregistration of the Company’s Common Stock

If the merger is completed, the Company’s common stock will no longer be traded on the New York Stock Exchange, and the Company’s common stock will be deregistered under the Exchange Act. As a result, we will cease to be subject to the reporting obligations under the Exchange Act.

Merger Consideration

Holders of Shares of the Company’s Common Stock

At the Company merger effective time, each share of the Company’s common stock issued and outstanding immediately prior to the Company merger effective time will be converted into the right to receive $2.25 in cash, without interest, less any required withholding taxes, other than the Company’s common stock:

•	owned by any of our wholly-owned, directly or indirectly, subsidiaries immediately prior to the Company merger effective time; or

•	owned by HAC or any of its wholly-owned, directly or indirectly, subsidiaries immediately prior to the Company merger effective time.

In addition, at the Company merger effective time, each share of Merger Sub’s common stock issued and outstanding immediately prior to the Company merger effective time will be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving company.

Holders of the Units in the Operating Partnership

At the partnership merger effective time, each class A unit of the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into the right to receive an amount in cash, without interest, equal to $2.25 per each share of the Company’s common stock on an as-converted basis, less any required withholding taxes, other than class A units in the Operating Partnership:

•	owned by us or any of our wholly-owned, directly or indirectly, subsidiaries immediately prior to the partnership merger effective time; or

•	owned by HAC or any of its wholly-owned, directly or indirectly, subsidiaries immediately prior to the partnership merger effective time.

In addition, at the partnership merger effective time, the general partner interests of the Operating Partnership shall remain outstanding as general partner interests in the surviving partnership and each partnership interest in Merger Partnership issued and outstanding and owned, directly or indirectly, by us and HAC immediately prior to the partnership merger effective time will be converted into a limited partnership interest in the surviving partnership, such that, giving effect to the other provisions of the merger agreement, upon the partnership merger effective time, HAC will hold a 0.99% limited partnership interest in the surviving partnership and the Company will hold a 1% general partnership interest and a 98.01% limited partnership interest in the surviving partnership.

Holders of the Company’s Stock Options and Restricted Stock Awards

Each stock option to purchase shares of the Company’s common stock outstanding immediately prior to the Company merger effective time, whether or not exercisable or vested, will be cancelled and no further payment will be made in respect thereof.

Each restricted stock award outstanding immediately prior to the Company merger effective time, whether or not vested, will be converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	$2.25; multiplied by

•	the aggregate number of shares of the Company’s common stock subject to such restricted stock award immediately prior to the Company merger effective time.

The amount of cash payable with respect to restricted stock awards will be reduced by the amount of any applicable taxes required to be withheld. All stock options and restricted stock awards will be cancelled and all of the Company’s stock award plans will terminate at the Company merger effective time.

Anti-Dilution Adjustment to the Merger Consideration

The merger consideration will be equitably adjusted if we change the number of shares of common stock or class A units in the Operating Partnership or other securities convertible or exchangeable into or exercisable for shares of common stock or class A units in the Operating Partnership issued and outstanding prior to the Company merger effective time or partnership merger effective time, as applicable, as a result of a reclassification, stock split (including a reverse stock split), stock dividend, recapitalization, merger, issuer tender or exchange offer, or other similar transaction.

No Further Ownership Rights

After the Company merger effective time and the partnership merger effective time, as the case may be, each of our outstanding stock certificates and each class A unit in the Operating Partnership not held directly or indirectly by us or HAC will represent only the right to receive the merger consideration until surrendered or exchanged in accordance with the merger agreement. The merger consideration paid upon surrender of each stock certificate or class A unit in the Operating Partnership will be paid in full satisfaction of all rights pertaining to the shares of the Company’s common stock represented by that certificate or to that class A unit in the Operating Partnership, as the case may be.

Voting Agreements

On December 18, 2009, Coliseum Capital Management, LLC (together with certain of its affiliates), which collectively beneficially hold approximately 11% of the Company’s common stock as of the record date, and Thomas F. Hewitt, Leslie Ng, Bruce A. Riggins, Christopher L. Bennett and Samuel E. Knighton, each an officer of the Company, who collectively beneficially hold approximately 5% of the outstanding shares of our common stock as of the record date (who we refer to collectively, with Coliseum Capital Management, LLC and certain of its affiliates, as the “voting stockholders”), have each entered into a voting agreement with HAC. The terms of the voting agreements are substantially identical.

Pursuant to the voting agreements, the voting stockholders have agreed, among other things, to vote their shares of our common stock:

•	in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement;

•	against approval of any action or proposal made in opposition to, or in competition with, consummation of the merger or the transactions contemplated by the merger agreement;

•	against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the merger agreement; and

•	against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the merger or the transactions contemplated by the merger agreement.

In addition, each of the voting stockholders has agreed not to transfer or encumber any of his, her or its shares of our common stock that are subject to each of the voting agreements. Each of the voting stockholders has also agreed not to take any action that would in any way restrict, limit or interfere with the performance of such voting stockholder’s obligation under the voting agreements.

Each voting agreement will terminate on the earlier of (i) the date the merger agreement is terminated in accordance with its terms, (ii) the delivery of written notice of termination, by the voting stockholder who is a party to such voting agreement, following any amendment to the merger agreement effected without the prior written consent of such voting stockholder which would reduce or change the form of the merger consideration and (iii) the date of the closing of the merger.

Appraisal Rights

Under Section 262 of the DGCL, any holder of the Company’s common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights. Even if the merger is approved and adopted by the holders of the requisite number of shares of the Company’s common stock, you are entitled to exercise appraisal rights and obtain, in lieu of the merger consideration, payment of the “fair value” for your shares of the Company’s common stock as determined by the Delaware Court of Chancery, which we refer to as the “Delaware Court”, exclusive of any element of value arising from the expectation or accomplishment of the merger, together with interest, if any, as determined by the Delaware Court. The holders of the Company’s common stock who elect to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of appraisal rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a holder of the Company’s common stock in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Exhibit C to this proxy statement. All references in this summary to a “stockholder” are to the record holder of shares of the Company’s common stock as of the record date unless otherwise indicated.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders for whom appraisal rights are available, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders for whom appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Exhibit C.

In order to exercise your appraisal rights effectively, you must satisfy each of the following primary requirements:

•	you must hold shares of the Company’s common stock in the Company as of the date you make your demand for appraisal rights and continue to hold shares of the Company’s common stock in the Company through the Company merger effective time;

•	you must deliver to the Company a written notice of your demand for appraisal of your shares of the Company’s common stock prior to the taking of the vote at the special meeting, which must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement and the approval of the merger; and

•	you must not have voted your shares of the Company’s common stock in favor of the adoption of the merger agreement and approval of the merger, as a vote in favor of the adoption of the merger agreement and approval of the merger, whether by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares of the Company’s common stock so voted and will nullify any previously filed written demands for appraisal; because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement and approval of the merger, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the adoption of the merger agreement and the approval of the merger.

If you fail strictly to comply with any of the above conditions or otherwise fail strictly to comply with the requirements of Section 262 of the DGCL, you will be entitled to receive the merger consideration but you will have no appraisal rights with respect to your shares of the Company’s common stock. You will receive no further notices from the Company regarding your appraisal rights. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement and approve the merger will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

The address for purposes of making an appraisal demand is:

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive, Suite 500
Arlington, Virginia 22203
Attention: General Counsel

Only a holder of record of shares of the Company’s common stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert an appraisal right for the shares of the Company’s common stock registered in his or her name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders promptly as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds shares of the Company’s common stock as a nominee for others, may exercise appraisal rights with respect to shares of the Company’s common stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares of the Company’s common stock as to which the demand is made. Where no shares of the Company’s common stock are expressly mentioned, the demand will be presumed to cover all shares of the Company’s common stock held in the name of such record holder.

A demand for the appraisal of shares of the Company’s common stock owned of record by two or more joint holders must identify and be signed by all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

An appraisal demand may be withdrawn by a former stockholder, who has not commenced an appraisal proceeding or joined that proceeding as a named party, within 60 days after the Company merger effective time, or thereafter only with the Company’s approval. Upon withdrawal of an appraisal demand within the required period, the former stockholder will be entitled to receive the merger consideration referred to above, without interest.

If the Company consummates the merger, it will give written notice of the Company merger effective time within 10 days after the Company merger effective time to each of the Company’s former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the Company merger effective time, but not later, either the surviving company or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court demanding a determination of the fair value of the shares of the Company’s common stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of the Company’s common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving company. The surviving company has no obligation to file such a petition in the event there are stockholders who have demanded appraisal of their shares. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the surviving company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving company will file such a petition or that the surviving company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares of the Company’s common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the Company merger effective time, any stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares of the Company’s common stock not voted in favor of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of those shares of the Company’s common stock. A person who is the beneficial owner of shares of the Company’s common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request the statement described in the previous sentence. The surviving company must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving company.

If a hearing on the petition is held, following notice to the stockholders who have demanded appraisal of their shares, the Delaware Court is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares of the Company’s common stock. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares of the Company’s common stock for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their stock certificates, pending resolution of the appraisal proceedings.

After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court will appraise the shares of the Company’s common stock held by such dissenting stockholders at their fair value as of the Company merger effective time, exclusive of any element of value arising from the expectation or accomplishment of the merger, together with interest, if any. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court will direct the payment by the surviving company of such value, with interest thereon if the Delaware Court so determines, to the dissenting stockholders entitled to receive the same, upon surrender to the surviving company by such dissenting stockholders of the certificates representing such shares of the Company’s common stock.

In determining fair value, the Delaware Court will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Stockholders should be aware that the fair value of their shares of the Company’s common stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the merger consideration.

The Delaware Courts may also, on application, (1) assess costs among the parties as the Delaware Courts deem equitable and (2) order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and fees and expenses of experts, to be charged pro rata against the value of all shares of the Company’s common stock entitled to appraisal. Determinations by the Delaware Courts are subject to appellate review by the Delaware Supreme Court.

No appraisal proceedings in the Delaware Courts will be dismissed as to any dissenting stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw such stockholder’s demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the Company merger effective time.

From and after the Company merger effective time, former holders of shares of the Company’s common stock are not entitled to vote their shares of the Company’s common stock for any purpose and are not entitled to receive payment of dividends or other distributions on the shares of the Company’s common stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Company merger effective time).

A stockholder who wishes to exercise appraisal rights should carefully review the foregoing description and the applicable provisions of Section 262 of the DGCL which is set forth in its entirety in Exhibit C to this proxy statement and is incorporated herein by reference. Any stockholder considering demanding appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

Material United States Federal Income Tax Consequences of the Merger

The following is a discussion of the material United States federal income tax consequences of the merger to holders of the Company’s common stock whose shares are surrendered in the merger in exchange for the right to receive the merger consideration. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Department of

Treasury regulations, judicial authority, and administrative rulings and practice, all as presently in effect. Future legislative, judicial or administrative changes or interpretations, which may or may not be retroactive, may adversely affect the accuracy of the statements and conclusions set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described herein, and no ruling has been sought from the IRS as to the United States federal income tax consequences of the merger.

This summary assumes that the Company’s common stock is held as a capital asset within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of stock options or restricted stock unit awards. In addition, this summary does not address the tax treatment of special classes of holders of the Company’s common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the United States dollar;

•	persons holding shares of the Company’s common stock as part of a hedging or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders who acquired the Company’s common stock through the exercise of employee stock options or warrants or otherwise as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	holders that hold 5% or more of the Company’s common stock; and

•	non-U.S. holders, as defined below, except to the extent discussed below.

This summary also does not discuss any state, local, foreign or other tax considerations.

If any entity that is treated as a partnership for United States federal tax purposes holds shares of the Company’s common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for United States federal tax purposes and that entity is holding the Company’s common stock, you should consult your tax advisor.

For purposes of this section, a “U.S. holder” means a beneficial owner of shares of the Company’s common stock that is for United States federal income tax purposes one of the following:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, including the States and the District of Columbia;

•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to United States federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of the Company’s common stock that is an individual, corporation, estate or trust that is not described in the bullets above.

Consequences of the Merger to U.S. Holders

General.  The receipt of cash by U.S. holders in exchange for their shares of the Company’s common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of the Company’s common stock will recognize gain or loss for United States federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for that the Company’s common stock; and

•	the U.S. holder’s adjusted tax basis in the Company’s common stock.

Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the shares constitute capital assets in the hands of the U.S. holder, this gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the shares have been held for more than one year. Gain or loss, if any, realized by a U.S. holder in connection with the merger generally will be treated as having a U.S. source. An individual U.S. holder will be subject to tax on net capital gain at a maximum federal income tax rate of 15%. The deductibility of a capital loss recognized in the exchange is subject to significant limitations under the Code.

Consequences of the Merger to Non-U.S. Holders

General.  The United States federal income tax consequences of the merger to a non-U.S. holder will depend on various factors. A non-U.S. holder generally will not be subject to United States federal income tax on the gain, if any, recognized on the exchange of its shares of the Company’s common stock for cash pursuant to the merger, unless:

•	the shares of the Company’s common stock constitute a “United States real property interest,” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to such non-U.S. holder, as described below;

•	the gain from the exchange is effectively connected with the conduct of a United States trade or business of the non-U.S. holder, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied.

If gain on the exchange of the Company’s common stock for cash is subject to tax under the first, or second bullet point immediately above, a non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to the gain, as described above. In addition, a non-U.S. holder described in the preceding sentence that is a foreign corporation also may be subject to the branch profits tax of 30% absent any reduction or exemption under an applicable income tax treaty. Finally, an individual non-U.S. holder described in the third bullet point immediately above will be subject to a flat 30% tax on the gain, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

United States Real Property Interest.  Company common stock will not be treated as a United States real property interest with respect to a non-U.S. holder if such class of shares is regularly traded on an established securities market within the meaning of applicable U.S. Treasury Regulations and the non-U.S. holder did not actually, or constructively under specified Code attribution rules, own more than 5% of that class at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period. Because our shares are regularly traded on the New York Stock Exchange, our shares will not be treated as a United States real property interest, except with respect to a non-U.S. holder meeting the more than 5% ownership requirement. If a non-U.S. holder’s Company common stock constitutes a “United States real property interest” under FIRPTA, such holder will be required to file a United States federal income tax return and will be subject to United States federal income tax on the gain recognized in the merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s Company common stock will not constitute a U.S. real property interest if the Company is not and has not been a “United States real property holding corporation” for United States federal income tax purposes. However, we believe we are a “United States real property holding corporation” for United States federal income tax purposes. Non-U.S. holders are urged to consult their tax advisors with respect to the treatment of their shares as a United States real property interest pursuant to these rules.

Information Reporting and Backup Withholding

Backup withholding, presently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of the Company’s common stock in the merger. Backup withholding will not apply, however, to a holder who

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or successor form,

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s United States federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF THE COMPANY’S COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals

We believe that no consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign, is required to be obtained by us, the Operating Partnership, HAC, Merger Sub or Merger Partnership in connection with the mergers, other than:

•	the filing of the Company merger certificate and the partnership merger certificate with the Secretary of State of the State of Delaware;

•	the filing with the SEC of (i) this proxy statement and (ii) any other filings and reports that may be required in connection with the merger agreement and the transactions contemplated by the merger agreement under the Exchange Act;

•	compliance with the NYSE rules and regulations; and

•	compliance with any applicable state, federal or foreign laws governing the sale of liquor.

The parties to the merger agreement have agreed that the failure to obtain approvals, consents or authorizations in respect of or related to any applicable state, federal or foreign laws governing the sale of liquor will not be a condition to the closing or be deemed to have, result in, or cause a material adverse effect on us.

THE MERGER AGREEMENT

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Exhibit A-1 and which we incorporate by reference into this document. This summary may not contain all of the information about the merger agreement that is important to you.

The merger agreement has been included to provide you with information regarding its terms, and we recommend that you read carefully the merger agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the mergers, we do not intend for its text to be a source of factual, business or operational information about us. The merger agreement contains representations, warranties and covenants that are qualified and limited, including by information in the schedules referenced in the merger agreement that the parties delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Except for the parties themselves, under the terms of the merger agreement only certain other specifically identified persons are third party beneficiaries of the merger agreement who may enforce it and rely on its terms. As stockholders, you are not third party beneficiaries of the merger agreement and therefore may not directly enforce or rely upon its terms and conditions and you should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

Structure

The Company Merger

At the Company merger effective time, Merger Sub will merge with and into the Company, Merger Sub’s separate corporate existence will cease, and the Company will survive the merger. All of our and Merger Sub’s properties, assets, rights, privileges, immunities, powers and purposes, and all of our and Merger Sub’s liabilities, will become those of the surviving company. Following the completion of the merger, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act and will no longer be publicly traded.

The Partnership Merger

At the partnership merger effective time, Merger Partnership will merge with and into the Operating Partnership and the Operating Partnership will survive the partnership merger and continue to exist. After such partnership merger, each class A unit held by any limited partner of the Operating Partnership (other than any interest held by us or any of our wholly-owned subsidiaries or by HAC or HAC’s wholly-owned subsidiaries) will be converted into the right to receive an amount without interest equal to the OP unit merger consideration, and the Company will remain the sole general partner of the surviving operating partnership. All of the Operating Partnership’s and Merger Partnership’s property, whether real, personal or mixed, and all of the Operating Partnership’s and Merger Partnership’s liabilities, will become those of the surviving partnership.

Merger Effective Time

The merger of the Company and Merger Sub will become effective at (1) the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware under applicable law or (2) a later date or time (not later than 30 days after acceptance for record) as HAC and the Company agree to prior to the closing.

The merger of the Operating Partnership and Merger Partnership will become effective at (1) the time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware under applicable law or (2) a later date or time (no later than 30 days after acceptance for record) as HAC and the Company agree to prior to the closing by the parties in such filing.

It is the intention of the parties that the merger of the Operating Partnership and Merger Partnership shall become effective immediately after the merger of the Company and Merger Sub. The closing of the mergers will occur on (1) the fifth business day after the day on which the last of the conditions set forth in the merger agreement is satisfied or waived (other than those conditions which by their terms are required to be satisfied or waived at the closing) or (2) any other date as the parties may agree in writing.

Organizational Documents

The certificate of incorporation and the bylaws of the Company, each as set forth in an exhibit to the merger agreement, will be the certificate of incorporation and the bylaws of the surviving company until later amended.

The certificate of limited partnership and the limited partnership agreement of the Operating Partnership, each as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership and the limited partnership agreement of the surviving partnership until later amended.

Directors and Officers

The directors and officers of Merger Sub immediately prior to the Company merger effective time will become the directors and officers of the surviving company until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with organizational documents and applicable law.

The surviving company will be the sole general partner of the surviving partnership and the officers of Merger Partnership immediately prior to the partnership merger effective time will become the officers of the surviving partnership.

Treatment of Stock, Partnership Units and Options

Common Stock of the Company

At the Company merger effective time, each share of the Company’s common stock issued and outstanding immediately prior to the Company merger effective time will be converted into the right to receive $2.25 in cash, without interest, less any required withholding taxes, other than the Company’s common stock:

•	owned by any of our wholly-owned, direct or indirect, subsidiaries immediately prior to the Company merger effective time; or

•	owned by HAC or any of its wholly-owned, direct or indirect, subsidiaries immediately prior to the Company merger effective time.

In addition, at the Company merger effective time, each share of Merger Sub’s common stock issued and outstanding immediately prior to the Company merger effective time will be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving company.

Partnership Units

At the partnership merger effective time, each class A unit in the Operating Partnership issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into the right to receive an amount in cash, without interest, equal to $2.25 per unit, less any required withholding taxes, other than the class A units in the Operating Partnership:

•	owned by us or any of our wholly-owned, direct or indirect, subsidiaries immediately prior to the partnership merger effective time; or

•	owned by HAC or any of its wholly-owned, direct or indirect, subsidiaries immediately prior to the partnership merger effective time.

In addition, at the partnership merger effective time, the general partner interests of the Operating Partnership shall remain outstanding as general partner interests in the surviving partnership and each partnership interest in Merger Partnership issued and outstanding immediately prior to the partnership merger effective time will be converted into a limited partnership interest in the surviving partnership, such that, giving effect to the other provisions of the merger agreement, upon the partnership merger effective time, HAC will hold a 0.99% limited partnership interest in the surviving partnership and the Company will hold a 1% general partnership interest and a 98.01% limited partnership interest in the surviving partnership.

Stock Options and Restricted Stock Awards

Each stock option to purchase shares of the Company’s common stock outstanding immediately prior to the Company merger effective time, whether or not exercisable or vested, will be cancelled and no further payment will be made in respect thereof.

Each restricted stock award outstanding immediately prior to the Company merger effective time, whether or not vested, will be converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	$2.25; multiplied by

•	the aggregate number of shares of the Company’s common stock subject to such restricted stock award immediately prior to the Company merger effective time.

The amount of cash payable with respect to restricted stock awards will be reduced by the amount of any applicable taxes required to be withheld. All stock options and restricted stock awards will be cancelled and all of the Company’s stock award plans will terminate at the Company merger effective time.

Anti-Dilution Adjustment to the Merger Consideration

The merger consideration will be equitably adjusted if we change the number of shares of common stock or class A units in the Operating Partnership or other securities convertible or exchangeable into, or exercisable for, shares of common stock or class A units in the Operating Partnership issued and outstanding prior to the Company merger effective time or partnership merger effective time, as applicable, as a result of a reclassification, stock split (including a reverse stock split), stock dividend, recapitalization, merger, issuer tender or exchange offer, or other similar transaction.

No Further Ownership Rights

After the Company merger effective time and the partnership merger effective time, as the case may be, each of our outstanding stock certificates and each class A unit in the Operating Partnership, other than in respect of shares of stock or class A units owned, directly or indirectly, by us and HAC, will represent only the right to receive the merger consideration until surrendered or exchanged in accordance with the merger agreement. The merger consideration paid upon surrender of each stock certificate or class A unit in the Operating Partnership will be paid in full satisfaction of all rights pertaining to the shares of the Company’s common stock represented by that certificate or to that class A unit, as the case may be.

Exchange and Payment Procedures

On the closing date, HAC will provide an amount of cash sufficient to pay the aggregate merger consideration to holders of shares of the Company’s common stock and holders of class A units in the Operating Partnership (other holders of excluded units as described above) in the Operating Partnership to a paying agent reasonably acceptable to us. Promptly after the Company merger effective time, the paying agent will mail a letter of transmittal and instructions to you. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration for common stock. Separate materials will be sent to the limited partners of the Operating Partnership providing instructions on how to surrender their class A units in the Operating Partnership in exchange for the merger consideration for limited partner interests.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is accompanied by all documents reasonably required to evidence and effect the transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the reasonable satisfaction of HAC and the paying agent that such stock transfer taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent, the surviving company and HAC will be entitled to deduct and withhold any applicable taxes from the merger consideration.

At the Company merger effective time and the partnership merger effective time, respectively, our share transfer books and the transfer books of the Operating Partnership will be closed, and there will be no further registration of transfers of outstanding shares of common stock or limited partner interests in the Operating Partnership, respectively.

None of the paying agent, HAC, the surviving company or the surviving partnership will be liable to any holder of stock certificates or limited partner interests for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of the Company’s common stock and holders of limited partner interests of the Operating Partnership for 180 days after the Company merger effective time will be delivered, upon demand, to HAC. Holders of shares of the Company’s common stock or limited partner interests in the Operating Partnership who have not surrendered their shares or units within 180 days after the Company merger effective time may only look to HAC for the payment of the applicable merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you are entitled to receive the merger consideration, you will be required to make an affidavit of that fact and to execute and deliver an indemnity agreement reasonably required by HAC or the paying agent as indemnity against any claim that may be made against HAC, the surviving company or the paying agent on account of the alleged loss, theft or destruction of such certificate.

Dissenting Shares

If any holder of shares of the Company’s common stock outstanding immediately prior to the Company merger effective time (1) has not voted in favor of the merger or consented to it in writing and (2) has demanded the appraisal of the shares in accordance with, and has complied in all respects with, Section 262 of the DGCL, then such shares will be deemed to be dissenting shares and will not be converted into the right to receive the common stock merger consideration. At the Company merger effective time, (1) all dissenting shares will be cancelled and cease to exist and (2) the holder or holders of dissenting shares will be entitled only to such rights as may be granted to them under Section 262 of the DGCL. If any holder of dissenting shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (1) will no longer be deemed to be dissenting shares and (2) will be treated as if they had been converted automatically at the Company merger effective time into the right to receive the common stock merger consideration upon surrender of the certificate formerly representing such shares in accordance with the merger agreement.

Representations and Warranties

The Company and the Operating Partnership each make customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter delivered in connection therewith. These representations and warranties relate to, among other things:

•	each of our and our subsidiaries’ (including the Operating Partnership) due organization, valid existence, good standing and power and authority to operate its businesses;

•	each of our and our subsidiaries’ (including the Operating Partnership) due qualification or license to do business as a foreign legal entity and good standing in each jurisdiction wherever necessary (except for failures to be so qualified or licensed or in good standing which would not have a material adverse effect on us);

•	our and the Operating Partnership’s power and authority to enter into, and perform our and the Operating Partnership’s obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and the Operating Partnership;

•	our charter and bylaws and the similar organizational documents of our subsidiaries;

•	our and our subsidiaries’ minutes of meetings of the stockholders, partners, members, the boards of directors and all committees of the boards of directors held since January 1, 2007 (excluding any minutes relating to any potential sale of the Company, any of its subsidiaries or any of their respective material assets or otherwise related to deliberations by the Board with respect to the consideration of strategic alternatives);

•	entities in which we own equity interests, their jurisdictions of organization, the percentage of the outstanding equity interests that is held by us or any of our subsidiaries and the absence of any encumbrances on our ownership of the equity interests of such subsidiaries;

•	consents and approvals of governmental entities required as a result of the mergers;

•	the absence of conflicts with, breaches or violations of or defaults under, or the creation of termination or other rights under or imposition of liens on our assets under, our or the Operating Partnership’s organizational documents, applicable laws, orders, permits or certain contracts as a result of entering into the merger agreement or consummating the mergers;

•	our capitalization (including our stock award plans), the Operating Partnership’s capitalization and the capitalization of our subsidiaries;

•	the vote of our stockholders required in connection with the approval of the mergers and the other transactions contemplated by the merger agreement and voting agreements or restrictions with respect to our or our subsidiaries’ shares of capital stock or other equity interests;

•	our and the Operating Partnership’s SEC filings since January 1, 2007 and the financial statements contained therein and our and our subsidiaries’ material correspondence with the SEC since January 1, 2007, and our compliance with applicable SEC and NYSE rules and regulations;

•	our and our consolidated subsidiaries’ audited and unaudited consolidated financial statements, books, other financial records and internal accounting controls;

•	the absence of liabilities required to be recorded on a balance sheet under GAAP, other than as set forth on our consolidated September 30, 2009 balance sheet included in our Form 10-Q filing for the quarter then ended, and ordinary-course liabilities incurred since September 30, 2009;

•	the absence of any material adverse effect and the absence of certain changes to our benefit plans or changes to the compensation or benefits for our employees since September 30, 2009;

•	any legal actions or outstanding court orders against us or our subsidiaries, other than those that would not have a material adverse effect on us, and any indemnification agreements between us or any of our subsidiaries and any current or former director or officer of ours or of the Operating Partnership;

•	our and our subsidiaries’ material contracts, the absence of any breach or violation of, or default under, any material contract and financial term sheets for borrowing or refinancing;

•	employment matters affecting us and our subsidiaries, including matters relating to our employee benefit plans;

•	the absence of outstanding loans to executive officers and the absence of loans made by us or our subsidiaries to executive officers or directors since the enactment of the Sarbanes-Oxley Act of 2002;

•	labor matters affecting us and our subsidiaries;

•	tax matters affecting us and our subsidiaries;

•	environmental matters affecting us and our subsidiaries;

•	our and our subsidiaries’ intellectual property;

•	real property owned and leased by us and our subsidiaries, our and our subsidiaries’ property management agreements, improvements, zoning permits and hotel permits;

•	possession of all licenses and permits necessary to operate our and our subsidiaries’ properties and carry on our and our subsidiaries’ business and the absence of any conflict with, or default or violation of, applicable laws or such permits;

•	joint ventures owning or operating real estate assets in which we own interests, the names of the parties and percentage ownership of such parties in such joint ventures, the operating and formation documents and any financing and debt documents of such joint venture, capital contributions made or remaining to be made to such joint ventures by us and our subsidiaries, the absence of any encumbrances on our ownership of such joint ventures and all material properties or assets owned by such joint ventures;

•	personal property owned and leased by us and our subsidiaries and title to assets;

•	our and our subsidiaries’ required permits and compliance with laws;

•	our and our subsidiaries’ insurance policies;

•	action taken by our Board to ensure the non-application of the restrictions on business combinations and control share acquisitions contained in Section 203 of the DGCL to the mergers and other transactions contemplated by the merger agreement;

•	the receipt by us of a fairness opinion and the authorization to enclose such fairness opinion in the proxy statement from Barclays Capital;

•	outstanding loans to us or our subsidiaries, existing financing documents relating to those loans and the absence of defaults under any existing financing document;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the accuracy and completeness of information we have supplied for inclusion in this proxy statement;

•	loans we or our subsidiaries have made to third parties;

•	lack of requirements on us or any of our subsidiaries to be registered as an investment company under the Investment Company Act of 1940, as amended;

•	absence of any unlawful relationships between us or any of our subsidiaries and governments or governments officials, employees or political parties or any violations of applicable export control, money laundering, anti-terrorism law or the Foreign Corrupt Practices Act of 1977, as amended;

•	our insurance operations and our subsidiaries through which we conduct such insurance operations;

•	absence of any violations of the Patriot Act by us or any of our subsidiaries; and

•	our tax benefit preservation plan dated September 24, 2009, as amended.

For the purposes of the merger agreement, “material adverse effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects:

•	is or is likely to become materially adverse to our and our subsidiaries’ (including the Operating Partnership’s) business, operations, assets, or financial condition taken as a whole; or

•	would reasonably be expected to prevent or materially delay to a date beyond June 30, 2010 the consummation of the mergers and the other transactions contemplated by the merger agreement.

A “material adverse effect” will not have occurred, however, as a result of any event, circumstance, change or effect resulting from or relating to:

•	a change in general political, economic or financial market conditions;

•	changes affecting the industries generally in which we and our subsidiaries conduct business (except to the extent that such change has had a disproportionate effect on us and our subsidiaries as compared to other persons in the industry in which we and our subsidiaries conduct business);

•	seasonal fluctuations in our or our subsidiaries’ business;

•	changes in laws applicable to us or any of our subsidiaries or any of our respective properties, assets or liabilities, or in GAAP;

•	any acts of terrorism or war, any outbreak or escalation of hostilities, whether or not pursuant to the declaration of an emergency or war, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters;

•	any failure to meet internal or published projections, forecasts, budgets or revenue or earning predictions for any period (except to the extent that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect);

•	any change in the market price or trading volume of any our securities (except to the extent that the facts or occurrences giving rise to or contributing to any change in the market price or trading volume of any our securities may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect);

•	the announcement, performance or existence of the merger agreement, the identity of the merger parties or any of their respective affiliates, representatives or financing sources, the taking or not taking of any action to the extent required by the merger agreement or by applicable laws, or the pendency or contemplated consummation of the transactions contemplated by the merger agreement, including the loss of any current or prospective clients, customers, employees, officers, financing sources, investors, landlords, partners, suppliers or vendors of ours or any of our subsidiaries due to any of the foregoing (these exceptions, however, will not apply to references to a material adverse effect in the representations and warranties relating to the absence of conflicts with, or breaches or violations of, our or the Operating Partnership’s organizational documents, applicable laws, orders, permits or certain contracts as a result of entering into the merger agreement or consummating the mergers); or

•	any actions taken, or not taken, with the consent or at the request of HAC.

The merger agreement also contains customary representations and warranties made by HAC, Merger Sub and Merger Partnership that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their due organization, valid existence, good standing and corporate power to operate their businesses;

•	their power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•	required consents and approvals of governmental entities as a result of the mergers;

•	the absence of conflicts, breaches or violations of their organizational documents, applicable laws or orders, or certain contracts as a result of entering into the merger agreement or consummating the mergers;

•	interim operations of Merger Sub and Merger Partnership;

•	the equity commitment letters, pursuant to which THI V Inca and Capital Gathering have each committed to provide equity financing to HAC in the amounts set forth in the equity commitment letters;

•	the limited guarantees by Thayer and Jin Jiang;

•	the absence of litigation or outstanding court orders against them that would materially delay or prevent the consummation of the mergers;

•	clarification that we will not pay for any broker’s or finder’s fees based upon arrangements made by or on behalf of HAC, Merger Sub or Merger Partnership;

•	the accuracy and completeness of information supplied by HAC for inclusion in this proxy statement; and

•	the absence of any direct or indirect ownership of shares of our common stock by them or their affiliates or any agreements, arrangements or understanding for voting, acquiring, holding or disposing any shares of our common stock between them or their affiliates and any other persons or the officers, directors, employees or affiliate of ours or our subsidiaries, other than the voting agreements described under “The Merger Proposal — Voting Agreements” on page 50 above.

Conduct of Our Business Pending the Mergers

Under the merger agreement, we have agreed that, subject to certain exceptions, between December 18, 2009 and the completion of the mergers, we and our subsidiaries will:

•	conduct our business only in the ordinary course of business consistent with past practice; and

•	use reasonable commercial efforts to conduct operations in compliance with applicable laws and to maintain and preserve intact our business organization, to preserve our assets and properties in good repair and condition and to preserve the goodwill of our customers, suppliers and other persons with whom we have business relationships.

We have also agreed that during the same time period, subject to certain exceptions or unless HAC gives its prior written consent, we and our subsidiaries will not, among other things:

•	amend our organizational documents;

•	make, declare, pay or set aside for payment any dividends, other than dividends paid by our wholly-owned subsidiaries;

•	adjust, split, combine or reclassify, redeem, purchase or otherwise acquire or agree to subject to a lien, grant any right or option to acquire, or issue, deliver or sell, any of our or our subsidiaries’ capital stock or other equity interests or any securities convertible into such capital stock or equity interests;

•	increase compensation or benefits, grant equity or equity-based awards, retention, severance or termination pay;

•	enter into new employment, bonus, change of control, consulting or severance agreements;

•	establish, adopt, enter into, terminate, amend or take any action to accelerate rights under any benefit plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a benefit plan if it were in existence as of the date of the merger agreement, or grant any equity or equity based awards to any employee, except to the extent required by applicable laws, for increases in salary, wages and benefits of employees (other than executive officers) in the ordinary course of business consistent with past practice, in conjunction with new hires, promotions or other changes in job status occurring in the ordinary course of business consistent with past practice or pursuant to existing collective bargaining agreements;

•	effectuate a “mass layoff” or similar triggering event without complying with applicable laws or enter into, terminate or materially amend any collective bargaining, works council or other similar agreements, or terminate any our executive officers other than for cause;

•	acquire any business or assets, acquire, enter into or extend any option to acquire, or exercise an option to acquire, any real property or commence construction of, or enter into any contract to develop or construct, any real estate projects (excluding construction or renovation required under any franchise agreements or other agreement or by laws or necessary or advisable in our or any of our subsidiaries’ judgment in order to prevent injury to persons or property), or enter into any joint ventures or joint venture documents or any new line of business;

•	dispose of, license or encumber any of our or our subsidiaries’ material assets (including the capital stock or other equity interests of our subsidiaries and any joint venture interests), other than the sale of inventory or the disposition of used or excess equipment;

•	terminate, amend or enter into any material contracts or any interested party transactions or enter into any non-compete contracts;

•	incur, assume, guarantee or prepay any of our debt or intentionally or voluntarily assume or otherwise agree to become responsible for debts of any persons (other than tax liabilities incurred in the ordinary course of business) other than indebtedness, not to exceed $1 million in the aggregate, which may be incurred in the ordinary course of business consistent with past practice to fund working capital needs;

•	make any loans, advances or capital contributions to, or investments in, any person other than wholly-owned subsidiaries or to existing joint ventures in the ordinary course of business in amounts less than $500,000 individually or $1 million in the aggregate, or make any loans to our directors or officers;

•	make any capital expenditure other than (1) required under any franchise agreements or other agreement or by laws or necessary or advisable in our (or our subsidiaries’, as applicable) judgment in order to prevent injury to persons or property or to replace failed equipment in order to continue the operations of our business in the ordinary course or (2) otherwise disclosed by us and agreed to by HAC;

•	change our financial accounting policies or procedures, except as required by GAAP, make or change any material tax elections except to the extent required by applicable laws, enter into any material closing, settlement, or other agreement with any governmental entity relating to or which could have an effect on material taxes, agree to extend or waive any period of adjustment, assessment, or collection of material taxes, or issue an power of attorney with respect to material taxes, apply for or request any written ruling from a governmental entity relating to taxes, or file any tax return (including any material tax return) except in a manner consistent with relevant provisions in the merger agreement;

•	waive, release or settle material legal actions or any material claims (including insurance claims) or liabilities relating to us or any of our subsidiaries, or certain securities-related legal actions;

•	fail to use commercially reasonable efforts to maintain in full force and effect all of our existing insurance policies or reasonable replacement insurance policies;

•	initiate or consent to any material zoning reclassification of any owned real property or material leased property or any material change to any approved site plan or other land use entitlement affecting any owned real property or material leased property;

•	alter or amend in any material respect our or our subsidiaries’ existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies or any material assumption underlying an actuarial practice or policy, except as may be required by law, GAAP or applicable insurance regulatory authority or the local equivalent in the applicable jurisdictions;

•	alter, terminate, amend, waive any provision of any of the existing financing documents or make any payment, or agree to make any payment, in connection with the waiver by any other party of any provision of any of the existing financing documents; or

•	agree or commit to do any of the foregoing.

No Solicitation of Transactions

We have agreed that, from December 18, 2009 to the Company merger effective time and subject to specified exceptions described below, neither we nor any of our subsidiaries or representatives will, directly or indirectly:

•	solicit, initiate, facilitate or knowingly encourage any inquiries, offers or proposals relating to a takeover proposal;

•	engage in discussions or negotiations with, or furnish or disclose any non-public information relating to us or any of our subsidiaries to, any person regarding a takeover proposal;

•	withdraw, modify or amend our Board’s recommendation with respect to the merger agreement in any manner adverse to HAC;

•	approve, endorse or recommend any takeover proposal; or

•	enter into any agreement in principle, arrangement, understanding or contract relating to a takeover proposal other than an acceptable confidentiality agreement as defined in the merger agreement.

For purposes of the merger agreement “takeover proposal” means any proposal or offer (other than transactions contemplated by the merger agreement) relating to:

•	a merger, consolidation, share exchange or business combination involving us or any of our subsidiaries representing 20% or more of our and our subsidiaries’ assets, taken as a whole (other than a merger involving only us and one or more of our wholly-owned subsidiaries);

•	a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of our and our subsidiaries’ assets, taken as a whole;

•	a purchase or sale of shares of capital stock or other securities, in a single transaction or a series of related transactions, representing 20% or more of the voting power of our or any of our subsidiaries’ capital stock, including by way of a tender offer or exchange offer;

•	a liquidation or dissolution of the Company;

•	a reorganization or recapitalization of the Company, other than any transaction that does not involve a transfer of 20% or more of our and our subsidiaries’ assets, taken as a whole, or 20% or more of the voting power of our capital stock; or

•	any other transaction having a similar effect to those described above.

However, prior to the approval of the merger by our stockholders, we or our Board are permitted to:

•	engage in discussions with a third party in connection with an unsolicited written takeover proposal

•	to clarify the terms of such takeover proposal; or

•	if, after consultation with our advisors, our Board determines in good faith that such takeover proposal is reasonably likely to result in a superior proposal and determines in good faith, after consultation with our outside legal counsel, that failure to engage in discussions with the third party would be reasonably likely to be inconsistent with the fiduciary duties to our stockholders under applicable laws;

•	provide non-public information to a third party who made an unsolicited written takeover proposal, if

•	we have caused the third party to enter into a confidentiality agreement with us containing terms that are substantially the same as those contained in the confidentiality agreement we signed with an affiliate of HAC and we concurrently disclose the same non-public information to HAC if not previously disclosed; and

•	after consultation with our advisors, our Board determines in good faith that such takeover proposal is reasonably likely to result in a superior proposal and determines in good faith, after consultation with our outside legal counsel, that failure to provide information to the third party would be reasonably likely to be inconsistent with the fiduciary duties to our stockholders under applicable laws;

•	in response to a material event, development, state of affairs or change in our circumstances arising after December 18, 2009 (other than a takeover proposal), withdraw, modify or amend our Board’s recommendation with respect to the merger agreement in a manner adverse to HAC, if

•	our Board determines in good faith, after consultation with our outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties to our stockholders under applicable laws; and

•	we have provided to HAC five business days’ prior written notice of intending to make such action and specifying its reasons and, if requested by HAC, during the five business day period we must engage in good faith negotiations with HAC to amend the merger agreement in a manner that obviates the need for such action;

•	in response to receipt of an unsolicited written takeover proposal not received as a result of our violation of any of the above provisions, approve, endorse or recommend an unsolicited written takeover proposal and withdraw, modify or amend our Board’s recommendation with respect to the merger agreement in a manner adverse to HAC, if

•	our Board has determined in good faith, after consultation with a nationally-recognized and independent financial advisor, that such takeover proposal constitutes a superior proposal and has determined in good faith, after consultation with our outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with the fiduciary duties to our stockholders under applicable laws;

•	we have provided to HAC five business days’ prior written notice of intending to make such action and specifying the terms and conditions of the superior proposal (additionally, any amendment to the financial terms or other material terms of such superior proposal will require a new notice and a new five business day period); and

•	our Board (or any committee authorized by the Board) has taken into account any changes to the terms of the merger agreement proposed by HAC (in response to our prior written notice or otherwise) in determining whether such third party takeover proposal continues to constitute a superior proposal; or

•	subject to the termination of the merger agreement in compliance with the provisions of the merger agreement, enter into an agreement providing for the implementation of a superior proposal.

For purposes of the merger agreement, “superior proposal” means any written takeover proposal:

•	that relates to more than 50% of the voting power of our capital stock or more than 50% of our and our subsidiaries’ assets, taken as a whole; and

•	which our Board (or any authorized committee of the Board) determines, in its good faith judgment, after receiving the advice of our financial advisor and after taking into account all the terms and conditions of the takeover proposal, is on terms and conditions more favorable from a financial point of view to our stockholders (in their capacities as stockholders) than those contemplated by the merger agreement.

We have agreed to notify HAC within 48 hours upon receipt by us or any of our subsidiaries (including through a notification by representatives) of any takeover proposal, any request for information relating to us or any of our subsidiaries (other than requests for information in the ordinary course of business and unrelated to a takeover proposal) or any inquiry or request for discussions or negotiations regarding any takeover proposal. In our notice to HAC, we have agreed to provide a copy of such takeover proposal, indication, inquiry or request, and the identity of the third party making the proposal. We have also agreed to keep HAC reasonably informed within 48 hours of the status of such takeover proposal, indication, inquiry or request and any related communications to or by us or our representatives.

Under the merger agreement, we and our subsidiaries may not enter into any agreement with any third party subsequent to the date of the merger agreement that prohibits us from providing such information to HAC or requires us to negotiate on an exclusive basis with such third party. In addition, we may not terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which we or our subsidiaries are a party; nor may we or our subsidiaries enforce the provisions of any such agreement, except to the extent that our Board (or any authorized committee of the board) determines in good faith (after consultation with our outside legal counsel) that such action would be reasonably likely to be inconsistent with our fiduciary obligations to our stockholders under applicable laws. We also agreed to terminate or cause to be terminated any existing discussions or negotiations with any parties that have made or indicated an intention to make a takeover proposal.

Furthermore, we have agreed that, at any of our stockholders meetings, however called, and in any written action by our stockholders, we will endeavor in good faith to cause each of our executive officers to vote such executive officer’s shares of common stock (if any) in favor of the merger and the transactions contemplated by the merger agreement.

Employee Matters

For a period of one year following the closing date, HAC has agreed that it will cause the surviving company to provide all employees (other than those employees covered by a collective bargaining agreement) employed by us or our subsidiaries as of the Company merger effective time (“active employees”) with compensation and benefits that are no less favorable in the aggregate as those provided under our benefit plans in effect at the Company merger effective time. However, the surviving company will not be required to provide or permit investment in the securities of HAC or the surviving company as part of any employee benefit plan and will be permitted to make changes to employee benefit plans in order to comply with applicable law. In addition, the surviving company will be able to amend or terminate any specific plan, program or arrangement or terminate the employment of any active employee for any reason for which we could have terminated such person prior to the Company merger effective time.

HAC and its affiliates have agreed to maintain and administer all of our benefit plans (including any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Company merger effective time, subject to any amendment or termination of any such plans that may be permitted under the terms of such plans. However, HAC and its affiliates have also agreed that during the one year period following the closing date, it will provide all active employees who suffer a qualifying termination of employment with severance benefits no less favorable than those that would have been provided to them under our severance policy as in effect immediately prior to the Company merger effective time.

In addition, HAC and its affiliates have agreed to:

•	provide each of our active employees with credit for service with us, our subsidiaries and our affiliates with respect to any of HAC’s employee benefit plans under which our active employees may be eligible to participate after the Company merger effective time (“new plans”), to the same extent as such active employee was entitled to credit for such service under any similar or comparable benefit plans we now maintain, provided that such crediting of service shall not operate to duplicate any benefits;

•	provide active employees immediate participation in all new plans to the extent coverage under such new plans replaces coverage under similar or comparable benefit plans we now maintain in which such active employee participated immediately before the Company merger effective time; and

•	for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any active employee, cause all pre-existing condition exclusions and actively-at-work requirements to be waived for such active employee and his or her covered dependents and cause such active employee to receive credit for all eligible expenses incurred by such active employee and his or her covered dependents for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such active employee and his or her covered dependents for the applicable plan year.

Commercially Reasonable Efforts

Subject to the terms and conditions of the merger agreement and in accordance with applicable laws, each party has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in the merger agreement are satisfied and to consummate the transactions contemplated by the merger agreement as promptly as practicable.

Agreement to Obtain Consents and Make Filings

Each party has committed to use its best efforts to obtain any consents, approvals and authorizations and make any filings and notifications required in connection with the transactions contemplated by the merger agreement. Thereafter, each party has committed to make other submissions required or deemed appropriate under applicable laws.

To the extent applicable, as soon as practicable after December 18, 2009, each party has committed to file, or cause to be filed by their respective ultimate parent entities, with the Federal Trade Commission and the Department of Justice, the notifications required to be filed under the HSR Act with respect to the transactions contemplated in the merger agreement, including a request for early termination of the waiting period under the HSR Act and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act. HAC and we have agreed to certain procedures, effort standards, terms and conditions relating to such filings under the HSR Act with respect to the transactions contemplated in the merger agreement. In addition, the parties have agreed that HAC will not be required or obligated to, and we will not, without the prior written consent of HAC:

•	agree or otherwise become subject to any restrictions, conditions, limitations, licensing requirements, or other understandings on or with respect to the assets or the operation of HAC’s, our, or any of our subsidiaries’ business; or

•	agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment or a trust or otherwise), or divest of all or any portion of HAC’s, our, or any of our subsidiaries’ business, assets, or operations, except to the extent any such foregoing action would not have a material adverse effect on us.

Furthermore, we, the Operating Partnership, HAC, Merger Sub and Merger Partnership have agreed to use each party’s respective commercially reasonable efforts to obtain any third-party consents necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. In addition, in the event that any third party consent fails to be obtained, we and the Operating Partnership will use our commercially reasonable efforts, in consultation with HAC, to minimize any adverse effect resulting, or which could reasonably be expected to result, after the Company merger effective time from the failure to obtain such consent.

In connection with obtaining any approval or consent from any person (other than a governmental entity) with respect to any transaction contemplated by the merger agreement or minimizing any adverse effect from the failure to obtain such consent or preserving intact any relationship, the parties have agreed that:

•	without the prior written consent of HAC, which will not be unreasonably withheld, delayed or conditioned, neither we nor any of our subsidiaries will pay or commit to pay to such person whose approval or consent is being solicited any material amount of cash or other consideration, make any material commitment or incur any material liability or other material obligation due to such person; and

•	none of the parties or any of their respective affiliates will be required to pay or commit to pay to the person whose approval or consent is being solicited or whose relationship is being preserved any cash or other consideration, make any commitment or incur any liability or other obligation.

Other Covenants and Agreements

The merger agreement contains additional agreements among us, our subsidiaries, HAC, Merger Sub and Merger Partnership relating to, among other things:

•	HAC paying, at the closing of the merger, (i) a principal reduction of $20 million to our lenders to permanently reduce the principal amount of borrowings under the credit facility pursuant to the credit agreement amendment and (ii) a principal reduction of $5 million to our Columbia lenders to permanently reduce the principal amount of borrowings under the Columbia loan agreement pursuant to the Columbia loan amendment;

•	HAC committing to contribute, on or prior to the first anniversary of the closing of the merger, cash equity to the Operating Partnership in an aggregate amount equal to at least $12 million to be used for the sole purposes of consummating certain permitted new investments (as defined in the amendments to our debt instruments), working capital and capital expenditures;

•	we providing to HAC and its representatives access to our and our subsidiaries’ officers, employees, agents, properties, books and records and furnishing other information concerning us and our subsidiaries as HAC or its representatives may reasonably request (subject to the confidentiality agreement between us and HAC);

•	HAC, Merger Sub, Merger Partnership and each of their respective affiliates taking all action necessary to perform obligations under the merger agreement and to consummate the mergers upon the terms and subject to the conditions in the merger agreement and not conducting any business or make any investments other than as specifically contemplated by the merger agreement;

•	HAC, Merger Sub, Merger Partnership and each of their respective affiliates complying with all of the terms and conditions in the equity commitment letter and taking all actions necessary to cause the proceeds of the financing to be available on the closing date (such financing, however, not being a condition to transactions contemplated by the merger agreement);

•	filing of the proxy statement and cooperation of parties on responding to comments or requests or providing more information;

•	we calling and holding our stockholders meeting as promptly as practicable following December 18, 2009 for the purpose of obtaining the requisite stockholder vote to adopt the merger agreement;

•	HAC and we consulting each other before issuing any press release or otherwise making public announcements about the merger agreement or any of the transactions contemplated by the merger agreement;

•	HAC and we using our commercially reasonable efforts to cause our common stock and our company rights to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Company merger effective time;

•	fees, expenses and transfer taxes incurred in connection with the merger agreement and the transactions contemplated by the merger agreement;

•	actions necessary to eliminate or minimize the effects of any takeover statutes to ensure the transactions contemplated by the merger agreement may be consummated as promptly as practicable upon terms and conditions in the merger agreement;

•	actions necessary to comply with all tax laws;

•	actions reasonably required to cause dispositions of our equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is our director or officer to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	resignations of those of our or our subsidiaries’ officers and directors designated by HAC.

Conditions to the Mergers

The obligations of the parties to complete the mergers are subject to the following mutual conditions:

•	approval of the merger agreement by the requisite stockholder vote;

•	the expiry of the waiting period applicable to the consummation of the mergers under the HSR Act, if applicable; and

•	no effective injunction, writ or preliminary restraining order or any order of any nature issued by a governmental entity of competent jurisdiction to the effect that the mergers may not be consummated, no proceeding or lawsuit pending by any governmental entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice received from any governmental entity indicating an intent to restrain, prevent, materially impair or delay or restructure the transactions contemplated by the merger agreement.

The obligations of HAC, Merger Sub and Merger Partnership to complete the mergers are subject to the following additional conditions:

•	our and the Operating Partnership’s representations and warranties being true and correct in all respects without regard to any materiality or material adverse effect qualifications as of the closing as though made as of the closing (except for representations and warranties made as of a specified date, which must be true and correct in all respects as of that specified date), except where the failure of our and the Operating Partnership’s representations and warranties to be true and correct in all respects would not, in the aggregate, have a material adverse effect. Certain of our and the Operating Partnership’s representations and warranties pertaining to authorization, enforceability, capitalization, voting, the opinion of the financial advisor, brokers and finders and our tax preservation plan must be true and correct in all material respects (except for representations and warranties made as of a specified date, which must be true and correct in all material respects as of that specified date). In addition, our and the Operating Partnership’s representations and warranties pertaining the to absence of a material adverse effect on us must be true and correct in all respects as of the closing;

•	the performance, in all material respects, by us and the Operating Partnership of our obligations under the merger agreement;

•	the receipt by HAC of a certificate signed by our chief executive officer or chief financial officer with respect to the truth and correctness of our and the Operating Partnership’s representations and warranties and the performance of our and the Operating Partnership’s obligations under the merger agreement; and

•	no lender or agent of the lenders under any of our existing financing documents having provided valid written notice to us of any material default under any such existing financing document that is not capable of being cured or for which no remaining cure period exists, and the amendments to the existing financings remaining in full force and effect.

Our and the Operating Partnership’s obligations to complete the mergers are subject to the following additional conditions:

•	HAC’s, Merger Sub’s and Merger Partnership’s representations and warranties being true and correct in all respects without regard to any materiality qualifications as of the closing as though made as of the closing (except for representations and warranties made as of a specified date, which must be true and correct in all respects as of that specified date), except where the failure of their representations and warranties to be true and correct in all respects would not, in the aggregate, have a material adverse effect on HAC, Merger Sub or Merger Partnership;

•	the performance, in all material respects, by HAC, Merger Sub and Merger Partnership of their obligations under the merger agreement; and

•	the receipt by us of an officer’s certificate with respect to the truth and correctness of the representations and warranties of HAC, Merger Sub and Merger Partnership and the performance of their obligations under the merger agreement.

Termination

The merger agreement may be terminated and the mergers may be abandoned at any time prior to the Company merger effective time, as follows:

•	by mutual written consent of HAC and us;

•	by either HAC or us if:

•	the closing has not occurred on or before June 30, 2010, except that this termination right will not be available to any party whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the mergers by such date;

•	the merger agreement has been submitted to our stockholders for adoption at a duly convened stockholders meeting (or adjournment or postponement thereof) and the requisite vote of our stockholders to approve the merger and the other transactions contemplated by the merger agreement upon a vote being taken at a duly convened stockholders meeting is not obtained upon a vote taken thereon;

•	any law prohibits the consummation of the mergers; or

•	any order, judgment, injunction, award, decree or writ which issued by any governmental entity that restrains, enjoins or otherwise prohibits the consummation of the mergers has become final and non-appealable;

•	by HAC if:

•	our Board withdraws, modifies or amends its recommendation with respect to the merger agreement in any manner adverse to HAC solely in response to a material event, development, state of affairs or change in our circumstances arising after the date of the merger (other than a takeover proposal);

•	(i) our Board (or any authorized committee of the Board) approves, endorses or recommends a takeover proposal, (ii) our Board (or any authorized committee of the Board) withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC in response to our receipt of a takeover proposal, (iii) a tender offer or exchange offer for any outstanding shares of our capital stock is commenced prior to obtaining the requisite vote of our stockholders to approve the mergers and our Board fails to recommend against acceptance of such tender offer or exchange offer by our stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within ten business days after it is commenced, or (iv) we or our Board (or any authorized committee of the Board) publicly announces the intention to do any of the foregoing; or

•	(i) we are in breach (or material breach in certain cases) of any of our covenants and agreements pertaining to solicitation and change of our Board’s recommendation or (ii) we are in breach of any of our other representations, warranties, covenants or agreements in the merger agreement such that the conditions pertaining to our representations and warranties and our obligations under the merger agreement would not be satisfied by June 30, 2010, and we have not cured such breach within twenty business days after our receipt of the written notice of such breach (provided that HAC may only exercise this termination right if neither it nor Merger Sub or Merger Partnership is then in material breach of its obligations under the merger agreement);

•	by us if our Board (or any authorized committee of the Board) approves and authorizes us to enter into a definitive agreement to implement a superior proposal, so long as:

•	the requisite stockholder vote has not yet been obtained;

•	we are not in or have not been in breach of our obligations under the merger agreement with regard to soliciting acquisitions proposals and changing our Board’s recommendation in any material respect;

•	our Board (or any authorized committee of the Board) has determined in good faith, after consulting with a nationally-recognized financial advisor, that such definitive agreement constitutes a superior proposal and has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations to our stockholders under applicable laws;

•	we have provided written notice to HAC regarding our intention to enter into such definitive agreement (attaching the most current version of such definitive agreement, including any amendments, supplements or modifications);

•	we have provided HAC with a five business day period, during which time we must negotiate in good faith with HAC to make adjustments to the terms and conditions of the merger agreement to enable the mergers and other transactions contemplated by the merger agreement to proceed and our Board (or the authorized committee of the Board) has determined in good faith, after the end of such five business day period, after considering the results of such negotiations and HAC’s revised proposals, if any, that the superior proposal giving rise to such notice continues to be a superior proposal; and

•	we simultaneously pay to HAC the termination fee and certain of HAC’s expenses in accordance with the merger agreement; and

•	by us if we are not in material breach of our obligations under the merger agreement and if any of HAC, Merger Sub or Merger Partnership is in breach of any of its representations, warranties, covenants or agreements in the merger agreement such that the conditions pertaining to its representations and warranties and its obligations under the merger agreement would not be satisfied by June 30, 2010, and HAC, Merger Sub or Merger Partnership has not cured such breach within twenty business days after its receipt of the written notice of such breach.

Termination Fees and Expenses

We have agreed to pay to HAC a termination fee in an amount equal to $3.0 million if:

•	we terminate the merger agreement because our Board (or any authorized committee of the Board) approves and authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement, in which case payment will be made concurrently with such termination and shall be a condition to the effectiveness of such termination;

•	the merger agreement is terminated by HAC because our Board withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC solely in response to a material event, development, state of affairs or change in circumstances arising after the date of the merger (other than a takeover proposal); in which case payment will be made within 18 months of such termination but not later than the earlier of (x) a date within two business days following the date we enter into a contract providing for the implementation of, or consummates, a takeover proposal, or (y) the date that is 18 months following the date of such termination; or

•	the merger agreement is terminated by HAC because (i) we are in breach (or material breach in certain cases) of any of our covenants and agreements pertaining to solicitation and change of our Board’s recommendation or (ii) we are in breach of any of our other representations, warranties, covenants or agreements in the merger agreement such that the conditions pertaining to our representations and warranties and our obligations under the merger agreement would not be satisfied by June 30, 2010, and we have not cured such breach within twenty business days after our receipt of the written notice of such breach (provided that HAC may only exercise this termination right if neither it nor Merger Sub or Merger Partnership is then in material breach of its obligations under the merger agreement); in which case payment shall be made within two business days of such termination.

In addition, we have agreed to pay to HAC a termination fee in an amount equal to $3.0 million, to be paid within two business days of the date on which we enter into a contract (as described below) or consummate a takeover proposal (as described below), as applicable, if:

•	a takeover proposal has been made or proposed to us or otherwise publicly announced (which has not been withdrawn);

•	the merger agreement is terminated by either HAC or us because (i) the closing has not occurred on or before June 30, 2010, except that this termination right will not be available to any party whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the mergers by such date or (ii) the merger agreement has been submitted to our stockholders for adoption at a duly convened stockholders meeting (or adjournment or postponement thereof) and the requisite vote of our stockholders to approve the merger and the other transactions contemplated by the merger agreement upon a vote being taken at a duly convened stockholders meeting is not obtained; and

•	within 12 months following the date of such termination, we enter into a contract providing for the implementation of a takeover proposal or consummate any takeover proposal (which takeover proposal relates to 50% or more of our and our 50% owned or controlled subsidiaries’ assets, taken as a whole);

OR if:

•	a takeover proposal has been made or proposed to the Company or otherwise publicly announced (which has not been withdrawn);

•	the merger agreement is terminated by HAC because (i) our Board (or any authorized committee of the Board) approves, endorses or recommends a takeover proposal, (ii) our Board (or any authorized committee of the Board) withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC in response to our receipt of a takeover proposal, (iii) a tender offer or exchange offer for any outstanding shares of our capital stock is commenced prior to obtaining the requisite vote of our stockholders to approve the mergers and our

Board fails to recommend against acceptance of such tender offer or exchange offer by our stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within ten business days after commencement, or (iv) we or our Board (or any authorized committee of the Board) publicly announces the intention to do any of the foregoing; and

•	within 18 months following the date of such termination, we enter into a contract providing for the implementation of a takeover proposal or consummate any takeover proposal.

We also have agreed that we will pay to HAC, within three business days after the date of termination and receipt of sufficiently detailed invoices, all reasonable out-of-pocket costs and expenses including the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors and investment bankers, incurred by HAC prior to such termination in connection with the entering into of the merger agreement and the carrying out of any and all acts contemplated under the merger agreement (which we refer to as the “parent expenses”), provided the maximum amount of parent expenses to be reimbursed shall not exceed:

•	$1.5 million, if the merger agreement is terminated by either HAC or us because the merger agreement has been submitted to our stockholders for adoption at a duly convened stockholders meeting (or adjournment or postponement thereof) and the requisite vote of our stockholders to approve the merger and the other transactions contemplated by the merger agreement upon a vote being taken at a duly convened stockholders meeting is not obtained;

•	$1.5 million, if the merger agreement is terminated by HAC because

•	our Board withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC solely in response to a material event, development, state of affairs or change in circumstances arising after the date of the merger (other than a takeover proposal); however, we have agreed to reimburse up to an additional $2.0 million of parent expenses within 18 months of such termination but no later than the earlier of (x) a date within two business days following the date we enter into a contract providing for the implementation of, or consummates, a takeover proposal, or (y) the date that is 18 months following the date of such termination; or

•	(i) our Board (or any authorized committee of the Board) approves, endorses or recommends a takeover proposal, (ii) our Board (or any authorized committee of the Board) withdraws, modifies or amends its recommendation with respect to the merger agreement or the mergers in any manner adverse to HAC in response to our receipt of a takeover proposal, (iii) a tender offer or exchange offer for any outstanding shares of our capital stock is commenced prior to obtaining the requisite vote of our stockholders to approve the mergers and our Board fails to recommend against acceptance of such tender offer or exchange offer by our stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by our stockholders) within ten business days after commencement, or (iv) we or our Board (or any authorized committee of the Board) publicly announces the intention to do any of the foregoing; however, we have agreed to reimburse up to an additional $2.0 million of parent expenses concurrently with any termination fee payment in respect of the entry into a contract providing for the implementation of a takeover proposal or the consummation of a takeover proposal within 18 months following termination by HAC for any of the foregoing;

•	$3.5 million if the merger agreement is terminated by HAC because (i) we are in breach (or material breach in certain cases) of any of our covenants and agreements pertaining to solicitation and change of our Board’s recommendation or (ii) we are in breach of any of our other representations, warranties, covenants or agreements in the merger agreement such that the conditions pertaining to our representations and warranties and our obligations under the merger agreement would not be satisfied by June 30, 2010, and we have not cured such breach within twenty business days after our receipt of the written notice of such breach (provided that HAC may only exercise this termination right if neither it nor Merger Sub or Merger Partnership is then in material breach of its obligations under the merger agreement); or

•	$3.5 million if the merger agreement is terminated by us because our Board (or any authorized committee of the Board) approves and authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement.

We have agreed that in the event that we fail to pay the termination fee or any termination fees or parent expenses when due, we will reimburse HAC for all reasonable costs and expenses actually incurred or accrued by HAC (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of relevant provisions of the merger agreement.

HAC has agreed that, if the merger agreement is terminated by HAC for any reason, HAC’s right to receive payment of the termination fee and parent expenses from us and to require us to reimburse HAC for certain fees and expenses in connection with collecting or enforcement of our obligation to pay the termination fee or the parent expenses as described above, will be the sole and exclusive remedy of HAC, Merger Sub and Merger Partnership against us, the Operating Partnership and any of our respective former, current or future general or limited partners, stockholders, managers, members, affiliates or representatives.

We have agreed that, if the merger agreement is terminated by the Company as a result of a breach of the merger agreement by HAC, the maximum aggregate damages the Company and its affiliates and stockholders may recover from HAC and its affiliates is $75,265,164.

Amendment and Waiver

The merger agreement may be amended prior to the Company merger effective time by mutual agreement of the parties in writing, whether before or after our stockholders have approved the merger and the other transactions contemplated by the merger agreement, so long as any amendment that requires further stockholder approval under applicable laws after stockholder approval of the merger agreement is made without such required further approval and such amendment has been duly approved by the Board (or similar governing body or entity) of each party to the merger agreement. The merger agreement also provides that, at any time prior to the Company merger effective time any party may, in writing, extend the time for the performance of any obligations of the other parties, waive any inaccuracies in the representations and warranties of the other parties or waive compliance with any of the covenants or conditions contained in the merger agreement, subject to applicable laws.

LITIGATION RELATED TO THE MERGERS

On December 29, 2009, a lawsuit was filed in the Circuit Court of Arlington County by Vikram Khanna against the Company, HAC, Merger Sub, Merger Partnership, and Company directors Thomas F. Hewitt, Ronald W. Allen, H. Eric Bolton, James F. Dannhauser, Leslie R. Doggett, James B. McCurry, John J. Russell, Jr., and Christopher S. Shackelton. As set forth more fully in the complaint, Mr. Khanna alleges that he is a stockholder of the Company and brings breach of fiduciary duty claims against the Company directors named as defendants, and claims for aiding and abetting breach of fiduciary duty against the Company and HAC. Mr. Khanna purports to sue on his own behalf, on behalf of a class consisting of the Company’s stockholders (other than the defendants and their affiliates), and on behalf of the Company in a derivative capacity. Mr. Khanna purports to seek to enjoin the proposed transaction with HAC or, in the event that the Company’s transaction with HAC is consummated prior to entry of a final judgment, rescission of the transaction or an award of rescissionary damages. The defendants intend to defend the lawsuit vigorously, including opposing any efforts to enjoin the proposed transaction.

MARKET PRICE DATA

The Company’s common stock is traded on the New York Stock Exchange under the symbol “IHR.” The following table sets forth the high and low closing prices of shares of the Company’s common stock as reported on the New York Stock Exchange (rounded to the nearest cent).

	Market Price Range
	High	Low

Fiscal Year Ending December 31, 2010:
First Quarter (through February 4, 2010)	$2.25	$2.18
Fiscal Year Ending December 31, 2009:
Fourth Quarter	$2.21	$1.13
Third Quarter	1.67	0.63
Second Quarter	0.96	0.33
First Quarter	0.80	0.21
Fiscal Year Ended December 31, 2008:
Fourth Quarter	$2.13	$0.52
Third Quarter	2.92	2.04
Second Quarter	4.90	2.59
First Quarter	5.30	3.39
Fiscal Year Ended December 31, 2007:
Fourth Quarter	$5.27	$3.67
Third Quarter	5.02	3.57
Second Quarter	6.15	5.17
First Quarter	7.85	5.94

On December 17, 2009, the last trading day prior to the release of a published report regarding a potential acquisition of the Company and the last full trading day prior to the date of the public announcement of the merger agreement, the closing price of the Company’s common stock on the New York Stock Exchange was $1.27 per share. On February 4, 2010, the last trading day before the date of this proxy statement, the closing price of the Company’s common stock on the New York Stock Exchange was $2.22 per share. You are encouraged to obtain current market quotations for the Company’s common stock.

The Company did not declare or pay any dividends during the periods indicated. Under the merger agreement, until the Company merger effective time, the Company may not declare or pay dividends without the consent of HAC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 5, 2010, there were 33,380,558 shares of the Company’s common stock issued and outstanding. The following table sets forth, as of February 5, 2010, information with respect to the beneficial ownership of the Company’s common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each director who is a stockholder and each of our named executive officers; and

•	all our directors and executive officers as a group.

The amounts and percentages of the Company’s common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage

Holders of 5% or more of our Common Stock:
Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital, Partners, LP, Adam Gray and Christopher Shackelton(1)	3,740,743	11.21%
Renaissance Technologies LLC and James H. Simons(2)	2,362,400	7.08%
Horacio Rozenblum(3)	2,220,624	6.65%
Keeley Asset Management Corp. and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc.(4)	2,229,000	6.68%
TLG Partners, LP, TLP Capital Investment, LLC and Timothy Griffith(5)	2,036,700	6.10%
Dimensional Fund Advisors LP(6)	2,043,872	6.12%
DUMAC, LLC, Blackwell Partners, LLC, Duke University and The Duke Endowment(7)	1,671,000	5.01%
Executive Officers and Directors:
Ronald W. Allen(8)	24,192	*
Christopher L. Bennett(9)	173,059	*
H. Eric Bolton(10)	11,692	*
James F. Dannhauser(11)	19,192	*
Leslie R. Doggett(12)	35,692	*
Thomas F. Hewitt(13)	607,124	1.82%
Samuel E. Knighton(14)	172,108	*
James B. McCurry(15)	36,192	*
Leslie Ng(16)	555,888	1.66%
Bruce A. Riggins(17)	286,796	*
John J. Russell, Jr.(18)	34,192	*
Christopher S. Shackelton(1)	3,740,743	11.21%
Executive officers and directors as a group (12 persons)	5,696,870	16.96%

*	Represents less than 1% of the class.

(1)	Beneficial ownership information is based on the Schedule 13D/A filed by Coliseum Capital Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, LP, Adam Gray and Christopher Shackelton (located at 825 Third Avenue, 36th Floor, New York, NY 10022) on December 24, 2009.

(2)	Beneficial ownership information is based on the Schedule 13G/A filed by Renaissance Technologies LLC and James H. Simons (located at 800 Third Avenue, New York, NY 10022) on February 13, 2009.

(3)	Beneficial ownership information is based on the Schedule 13G filed by Horacio Rozenblum (located at San Martin 140, 4th Floor, Buenos Aires, Argentina 1004) on March 20, 2009.

(4)	Beneficial ownership information is based on the Schedule 13G/A filed by Keeley Asset Management Corp. and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc. (located at 401 LaSalle Street, Chicago, IL 60605) on February 13, 2009. Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership over the same 2,225,000 shares, and Keeley Asset Management Corp. beneficially owns an additional 4,000 shares.

(5)	Beneficial ownership information is based on the Schedule 13G filed by TLG Partners, LP, TLP Capital Investment, LLC and Timothy Griffith (located at 4131 North Central Expressway, Suite 800, Dallas, TX 75204) on February 12, 2009. TLG Partners, LP, TLP Capital Investment, LLC and Timothy Griffith share beneficial ownership over the same 2,036,700 shares, and Timothy Griffith beneficially owns an additional 29,750 shares.

(6)	Beneficial ownership information is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (located at Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746) on February 5, 2009.

(7)	Beneficial ownership information is based on the Schedule 13G filed by DUMAC, LLC, Blackwell Partners, LLC, Duke University and The Duke Endowment (located at 406 Blackwell Street, Suite 300, Durham, NC 27701) on January 26, 2009.

(8)	Beneficial ownership includes 7,500 vested options and 4,388 shares of unvested restricted stock.

(9)	Beneficial ownership includes 114,867 shares of unvested restricted stock.

(10)	Beneficial ownership includes 5,000 vested options and 4,388 shares of unvested restricted stock.

(11)	Beneficial ownership includes 12,500 vested options and 4,388 shares of unvested restricted stock.

(12)	Beneficial ownership includes 29,000 vested options and 4,388 shares of unvested restricted stock.

(13)	Beneficial ownership includes 17,000 vested options and 262,911 shares of unvested restricted stock.

(14)	Beneficial ownership includes 143,650 shares of unvested restricted stock.

(15)	Beneficial ownership includes 29,500 vested options and 4,388 shares of unvested restricted stock.

(16)	Beneficial ownership includes 66,667 vested options, 8,333 options scheduled to vest on March 26, 2010 and 124,285 shares of unvested restricted stock. This amount does not include the 25,000 shares indirectly held by Blue Cougar Investments, LLC, of which Mr. Ng beneficially owns 50%, and as disclosed in the Form 4 filed by Mr. Ng on May 21, 2008.

(17)	Beneficial ownership includes 180,443 shares of unvested restricted stock.

(18)	Beneficial ownership includes 27,500 vested options and 4,388 shares of unvested restricted stock.

ADJOURNMENT OF THE SPECIAL MEETING

We may ask our stockholders to vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the merger agreement.

The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the special meeting and entitled to vote on the matter.

Any adjournment of the special meeting to solicit additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

The Board recommends that you vote “FOR” the approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerages and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this proxy statement to you if you call or write us at the following address or telephone number: Interstate Hotels & Resorts, Inc, 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203, telephone (703) 387-3100, Attention: Christopher L. Bennett, Secretary. If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

We intend to hold an annual meeting in 2010 only if the mergers are not completed. If any of our stockholders intend to present a proposal for consideration at our 2010 annual meeting and wishes to have such proposal in the proxy statement distributed by our Board with respect to such meeting, such proposal must be received at our principal executive offices located at 4501 N. Fairfax Drive, Arlington, Virginia 22203, Attention: Christopher L. Bennett, Secretary, not later than the 120th day prior to the first anniversary of the date of this year’s proxy statement. Accordingly, a stockholder nomination or proposal intended to be included in the proxy statement for consideration at the 2010 annual meeting must be received by the Secretary prior to the close of business on February 16, 2010. In accordance with our bylaws, assuming the 2010 annual meeting is held on June 1, 2010, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act (which we will not be required to include in our proxy material) must be submitted not later than April 2, 2010, and not earlier than March 3, 2010; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed.

OTHER MATTERS

We are not aware of any business or matter other than as indicated above, which may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, the persons named as proxies in the accompanying proxy will, in their discretion, vote thereon in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files certain reports and information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like us, which file electronically with the SEC. The address of that site is http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

The Company files annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.ihrco.com under Investor Relations — SEC Filings. The information contained on our website is expressly not incorporated by reference into this proxy statement.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at:

20 Broad Street
New York, New York 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Investor Relations, Interstate Hotels & Resorts, Inc, 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203. If you would like to request documents, please do so by February 22, 2010, in order to receive them before the special meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated February 5, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Exhibit A-1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

HOTEL ACQUISITION COMPANY, LLC,

HAC MERGER SUB, INC.,

HAC MERGER PARTNERSHIP, L.P.,

INTERSTATE HOTELS & RESORTS, INC.

and

INTERSTATE OPERATING COMPANY, L.P.

Dated as of December 18, 2009

A-1-1

TABLE OF CONTENTS

Page

Article I THE MERGERS		A-1-10
Section 1.1	The Mergers	A-1-10
Section 1.2	Closing	A-1-10
Section 1.3	Company Merger Effective Time; Partnership Merger Effective Time	A-1-10
Section 1.4	Effects of the Mergers	A-1-10
Section 1.5	Company Matters	A-1-11
Section 1.6	Partnership Matters	A-1-11
Article II EFFECT OF THE MERGERS ON CAPITAL STOCK AND PARTNERSHIP INTERESTS		A-1-11
Section 2.1	Conversion of Capital Stock	A-1-11
Section 2.2	Conversion of Operating Partnership Interests	A-1-12
Section 2.3	Surrender of Certificates and Exchange of OP Units	A-1-12
Section 2.4	Stock Options and Restricted Stock Awards	A-1-14
Section 2.5	Dissenting Shares	A-1-15
Section 2.6	Adjustments to Prevent Dilution	A-1-15
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OPERATING PARTNERSHIP		A-1-15
Section 3.1	Organization and Power	A-1-15
Section 3.2	Foreign Qualifications	A-1-15
Section 3.3	Authorization	A-1-16
Section 3.4	Enforceability	A-1-16
Section 3.5	Organizational Documents	A-1-16
Section 3.6	Minute Books	A-1-16
Section 3.7	Subsidiaries	A-1-16
Section 3.8	Governmental Authorizations	A-1-17
Section 3.9	Non-Contravention	A-1-17
Section 3.10	Capitalization; Options	A-1-18
Section 3.11	Voting	A-1-19
Section 3.12	SEC Reports, Sarbanes-Oxley and NYSE Matters	A-1-19
Section 3.13	Financial Statements	A-1-20
Section 3.14	Liabilities	A-1-21
Section 3.15	Absence of Certain Changes	A-1-21
Section 3.16	Litigation	A-1-21
Section 3.17	Contracts	A-1-22
Section 3.18	Benefit Plans	A-1-23
Section 3.19	Executive and Director Loans	A-1-26
Section 3.20	Labor Relations	A-1-26
Section 3.21	Taxes	A-1-27
Section 3.22	Environmental Matters	A-1-28
Section 3.23	Intellectual Property	A-1-29
Section 3.24	Owned and Leased Real Property	A-1-30
Section 3.25	Joint Ventures	A-1-32
Section 3.26	Managed Real Property	A-1-33

A-1-2

Page

Section 3.27	Personal Property	A-1-33
Section 3.28	Permits; Compliance with Laws	A-1-33
Section 3.29	Insurance	A-1-34
Section 3.30	Takeover Statutes	A-1-34
Section 3.31	Opinion of Financial Advisor	A-1-34
Section 3.32	Existing Financings	A-1-34
Section 3.33	Brokers and Finders	A-1-35
Section 3.34	Information Supplied	A-1-35
Section 3.35	Company Loans	A-1-35
Section 3.36	Investment Company Act of 1940	A-1-35
Section 3.37	Relations with Governments	A-1-35
Section 3.38	Company Insurance Subsidiaries	A-1-35
Section 3.39	Patriot Act	A-1-37
Section 3.40	Rights Agreement	A-1-38
Section 3.41	No Other Representations	A-1-38
Article IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES		A-1-38
Section 4.1	Organization and Power	A-1-38
Section 4.2	Authorization	A-1-38
Section 4.3	Enforceability	A-1-39
Section 4.4	Governmental Authorizations	A-1-39
Section 4.5	Non-Contravention	A-1-39
Section 4.6	Interim Operations of Merger Sub and Merger Partnership	A-1-40
Section 4.7	Financing	A-1-40
Section 4.8	Limited Guarantees	A-1-40
Section 4.9	Absence of Litigation	A-1-40
Section 4.10	Brokers	A-1-40
Section 4.11	Ownership	A-1-40
Section 4.12	Proxy Statement	A-1-41
Section 4.13	No Other Representations	A-1-41
Article V COVENANTS		A-1-41
Section 5.1	Conduct of Business of the Company	A-1-41
Section 5.2	Other Actions	A-1-44
Section 5.3	Access to Information; Confidentiality	A-1-44
Section 5.4	Solicitation; Change of Recommendation	A-1-44
Section 5.5	Parent Guarantee; Equity Commitment Letter	A-1-46
Section 5.6	Notices of Certain Events	A-1-47
Section 5.7	Company Proxy Statement	A-1-47
Section 5.8	Company Stockholders Meeting	A-1-48
Section 5.9	Employees; Benefit Plans	A-1-48
Section 5.10	Directors’ and Officers’ Indemnification and Insurance	A-1-49
Section 5.11	Commercially Reasonable Efforts	A-1-50
Section 5.12	Consents; Filings	A-1-50
Section 5.13	Public Announcements	A-1-52
Section 5.14	Stock Exchange De-listing	A-1-52

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Page

Section 5.15	Fees, Expenses and Conveyance Taxes	A-1-52
Section 5.16	Takeover Statutes	A-1-52
Section 5.17	Tax Matters	A-1-52
Section 5.18	Section 16b-3	A-1-52
Section 5.19	Resignations	A-1-52
Section 5.20	Voting of Executive Officer Common Stock	A-1-52
Article VI CONDITIONS		A-1-53
Section 6.1	Conditions to the Parties’ Obligations to Effect the Mergers	A-1-53
Section 6.2	Conditions to Obligations of the Purchaser Parties	A-1-53
Section 6.3	Conditions to Obligations of the Company and Operating Partnership	A-1-54
Section 6.4	Frustration of Closing Conditions	A-1-54
Article VII TERMINATION, AMENDMENT AND WAIVER		A-1-54
Section 7.1	Termination by Mutual Consent	A-1-54
Section 7.2	Termination by Either Parent or the Company	A-1-54
Section 7.3	Termination by Parent	A-1-54
Section 7.4	Termination by the Company	A-1-55
Section 7.5	Effect of Termination	A-1-56
Section 7.6	Expenses Following Termination	A-1-56
Section 7.7	Amendment	A-1-57
Section 7.8	Extension; Waiver	A-1-58
Section 7.9	Procedure for Termination, Amendment, Extension or Waiver	A-1-58
Article VIII MISCELLANEOUS		A-1-58
Section 8.1	Certain Definitions	A-1-58
Section 8.2	Interpretation	A-1-62
Section 8.3	Survival	A-1-62
Section 8.4	Governing Law	A-1-62
Section 8.5	Submission to Jurisdiction	A-1-62
Section 8.6	Waiver of Jury Trial	A-1-62
Section 8.7	Notices	A-1-62
Section 8.8	Entire Agreement	A-1-63
Section 8.9	No Third-Party Beneficiaries	A-1-63
Section 8.10	Severability	A-1-63
Section 8.11	Rules of Construction	A-1-63
Section 8.12	Assignment	A-1-63
Section 8.13	Remedies	A-1-64
Section 8.14	Specific Performance	A-1-64
Section 8.15	Counterparts; Effectiveness	A-1-64

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INDEX OF DEFINED TERMS

Term	Section

Acceptable Confidentiality Agreement	8.1(a)
Active Employees	5.9(a)
Affiliate	8.1(b)
Agreement	Preamble
Amendments	6.2(d)
Authorized Committee	8.1(c)
Business Day	8.1(d)
Capitalization Date	3.10(a)
Certificates	8.1(e)
CG Commitment Letter	4.7
CG Financing	4.7
CG Investor	4.7
Closing	1.2
Closing Date	1.2
COBRA	3.18(g)
Code	8.1(f)
Common Share Merger Consideration	2.1(c)
Common Stock	3.10(a)
Company	Preamble
Company Actuarial Analyses	3.38(d)(3)
Company Adverse Recommendation Change	5.4(a)(3)
Company Adverse Recommendation Notice	5.4(d)(4)
Company Assets	3.9(b)
Company Benefit Plans	3.18(a)
Company Board Recommendation	3.3
Company Contracts	3.9(c)
Company Disclosure Letter	III
Company Employee	3.18(a)
Company Financial Advisor	3.31
Company Insurance Subsidiaries	3.38(a)
Company Marks	8.1(g)
Company Material Adverse Effect	8.1(h)
Company Merger	Recitals
Company Merger Certificate	1.3(a)
Company Merger Effective Time	1.3(a)
Company Officer	3.15(b)
Company Options	3.10(a)
Company Organizational Documents	3.5
Company Parties	7.6(f)
Company Permits	3.28(a)
Company Proxy Statement	3.8(b)
Company Rights	3.10(a)
Company SAP Statements	3.38(b)
Company SEC Reports	3.12(a)
Company Stock Award	2.4
Company Stock Award Plans	3.10(e)

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Term	Section

Company Stockholders Meeting	3.8(b)
Company Termination Fee	7.6(b)
Confidentiality Agreement	5.3(b)
Continuation Period	5.9(a)
Contracts	8.1(i)
DGCL	Recitals
Dissenting Shares	2.5(a)
DRULPA	Recitals
Effect	8.1(h)
End Date	7.2(a)
Executive Order	3.39(a)
Environmental Claims	8.1(j)
Environmental Laws	8.1(k)
Environmental Permits	8.1(l)
Equity Commitment Letters	4.7
Equity Investors	4.7
ERISA	3.18(a)
ERISA Affiliate	3.18(d)
Exchange Act	3.8(b)
Excluded Shares	2.1(b)
Excluded Units	2.2(b)
Existing Financings	3.32
Existing Financing Documents	3.32
Expenses	5.15
Financing	4.7
Financing Term Sheets	3.17(c)
GAAP	3.13(a)(2)
Governmental Entity	3.8
Guarantors	Recitals
Hazardous Materials	8.1(m)
Hotel Permits	3.24(g)
HSR Act	3.8(d)
Improvements	3.24(e)
Indebtedness	3.17(a)(3)
Indemnified Parties	5.10(a)
Insurance Laws	3.38(c)
Intellectual Property	3.23
Intervening Event	8.1(n)
IRS	3.18(b)
Jin Jiang Guarantor	Recitals
Jin Jiang Limited Guarantee	Recitals
Joint Venture Assets	3.25(e)
Joint Venture Documents	3.25(a)
Joint Venture Interest Records	3.25(a)
Joint Venture Interests	3.25(a)
Joint Ventures	3.25(a)
JV Debt Documents	3.25(a)

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Term	Section

JV Formation Documents	3.25(a)
Knowledge	8.1(o)
Laws	8.1(p)
Lease Documents	3.24(b)
Leased Properties	3.24(b)
Legal Actions	3.16
Liabilities	3.14
Licensed Intellectual Property	3.23
Liens	8.1(q)
Limited Guarantees	Recitals
Loan Documents	3.35
Loans	3.35
Managed Properties	3.26(a)
Management Agreements	3.26(a)
Material Contracts	3.17(a)(13)
Maximum Premium	5.10(c)
Mergers	Recitals
Merger Consideration	2.2(b)
Merger Sub	Preamble
Merger Partnership	Preamble
New Plans	5.9(c)
NYSE	8.1(r)
Old Plans	5.9(c)
OP Letter of Transmittal	2.3(c)(3)
OP Units	3.10(b)
OP Unit Merger Consideration	2.2(b)
Operating Partnership	Preamble
Orders	8.1(s)
Owned Hotels	3.24(a)
Owned Intellectual Property	3.23
Owned Real Properties	3.24(a)
Parent	Preamble
Parent Assets	4.5(b)
Parent Contracts	4.5(c)
Parent Expenses	7.6(c)
Parent Material Adverse Effect	8.1(t)
Partnership Merger	Recitals
Partnership Merger Certificate	1.3(b)
Partnership Merger Effective Time	1.3(b)
Patriot Act	3.39(a)
Paying Agent	2.3(a)
Payment Fund	2.3(b)
Permits	3.28(a)
Permitted Liens	3.24(a)
Person	8.1(u)
Post-Signing Returns	5.17(a)
Preferred Stock	3.10(a)

A-1-7

Term	Section

Prohibited Person	3.39(a)
Properties	3.24(a)
Property	3.24(a)
3.24(d)
Property Management Agreements	3.24(c)
Purchaser Parties	Preamble
Release	8.1(v)
Remediation	8.1(w)
Representatives	8.1(x)
Requisite Company Vote	8.1(y)
SAP	3.38(b)
Sarbanes-Oxley Act	3.12(b)
SEC	3.8(b)
Securities Act	3.12(a)
Settlement Agreement	3.17(a)(10)
Stock Award Consideration	2.4
Subsidiary	8.1(z)
Superior Proposal	8.1(aa)
Surviving Bylaws	1.5(b)
Surviving Charter	1.5(a)
Surviving Corporation	1.1(a)
Surviving Partnership	1.1(b)
Takeover Proposal	8.1(bb)
Tax Preservation Plan	3.40
Taxes	8.1(cc)
Tax Returns	8.1(dd)
Thayer Limited Guarantee	Recitals
Thayer Guarantor	Recitals
THI Commitment Letter	4.7
THI Financing	4.7
THI Investor	4.7
Treasury Regulations	8.1(ee)
Utilities	3.24(e)
Voting Agreements	Recitals
WARN	3.20(d)
Zoning Permits	3.24(f)

A-1-8

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 18, 2009 (this “Agreement”), by and among Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”), HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (“Merger Partnership”, and together with Parent and Merger Sub, the “Purchaser Parties”), Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and Interstate Operating Company, L.P., a Delaware limited partnership (the “Operating Partnership”).

RECITALS

(a) The respective boards of directors of Merger Sub and the Company have approved and declared advisable, and the members of Parent have approved, this Agreement and the merger of Merger Sub with and into the Company (the “Company Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”).

(b) The parties also wish to effect a merger of Merger Partnership with and into Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”).

(c) The Company, as the general partner of Operating Partnership, has approved this Agreement and the Partnership Merger upon the terms and subject to the conditions set forth in this Agreement.

(d) Merger Sub, as the general partner of Merger Partnership, has approved this Agreement and the Partnership Merger and declared that this Agreement and the Partnership Merger are advisable upon the terms and subject to the conditions set forth in this Agreement.

(e) Coliseum Capital Management, LLC (together with certain of its Affiliates), Thomas Hewitt, Leslie Ng, Bruce Riggins, Christopher Bennett and Samuel Knighton each has delivered a voting agreement in the form attached hereto as Exhibit A (the “Voting Agreements”), whereby each has agreed, subject to the terms and conditions contained therein, to vote the shares of Common Stock owned by such stockholder at the Company Stockholders Meeting for the adoption of the Agreement and the consummation of the Company Merger.

(f) Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, (i) Thayer Hotel Investors V-A, L.P., a Delaware limited partnership (the “Thayer Guarantor”) has provided a limited guarantee in favor of the Company and the Operating Partnership (the “Thayer Limited Guarantee”), which Thayer Limited Guarantee provides for a limited guarantee by the Thayer Guarantor of certain obligations of Parent under this Agreement to the extent expressly provided in the Thayer Limited Guarantee; (ii) Capital Gathering, LLC has contributed Thirty-Eight Million Dollars ($38,000,000) in cash or other immediately available funds to Parent; and (iii) Shanghai Jin Jiang International Hotels (Group) Company Limited (the “Jin Jiang Guarantor” and together with the Thayer Guarantor, the “Guarantors”) has provided a guarantee in favor of the Company and the Operating Partnership (the “Jin Jiang Limited Guarantee” and collectively with the Thayer Limited Guarantee, the “Limited Guarantees”), which provides for a limited guarantee by the Jin Jiang Guarantor of certain obligations of Parent under this Agreement to the extent expressly provided in the Jin Jiang Limited Guarantee.

(g) The Purchaser Parties, the Company and Operating Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe certain conditions to the Mergers.

(h) Certain capitalized terms used in this Agreement have the meanings specified in Section 8.1.

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Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGERS

Section 1.1  The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Company Merger Effective Time, (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Company Merger (the “Surviving Corporation”) and (iii) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA, immediately following the Company Merger Effective Time, on the same day thereof and as part of a single overall transaction with the Company Merger and pursuant to an integrated plan, at the Partnership Merger Effective Time, (i) Merger Partnership shall be merged with and into Operating Partnership and (ii) the separate partnership existence of Merger Partnership shall cease and Operating Partnership shall continue its existence under Delaware law as the surviving partnership in the Partnership Merger (the “Surviving Partnership”).

Section 1.2  Closing.  Unless this Agreement shall have been terminated in accordance with Article VII, the closing of the Mergers (the “Closing”) shall take place (a) at the offices of Hogan & Hartson LLP, 555 13th Street, N.W., Washington, DC 20004, at 10:00 a.m. on the fifth (5th) Business Day following the day on which the last of the conditions set forth in Article VI (other than any conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing in accordance with this Agreement) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 1.3  Company Merger Effective Time; Partnership Merger Effective Time.

(a) At the Closing, Parent and the Company shall cause a certificate of merger (the “Company Merger Certificate”) to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Company Merger shall become effective when the Company Merger Certificate has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time (not later than 30 days after acceptance for record) as Parent and the Company may agree prior to Closing and specify in the Company Merger Certificate in accordance with the DGCL (the “Company Merger Effective Time”).

(b) At the Closing, immediately after the Company Merger Effective Time and on the same day thereof, Operating Partnership and Merger Partnership shall cause a certificate of merger (the “Partnership Merger Certificate”) to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the applicable provisions of the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the Partnership Merger. The Partnership Merger shall become effective when the Partnership Merger Certificate has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time (not later than 30 days after acceptance for record) as Parent and the Company may agree prior to Closing and specify in the Partnership Merger Certificate in accordance with the DRULPA (the “Partnership Merger Effective Time”).

Section 1.4  Effects of the Mergers.

(a) The Company Merger shall have the effects set forth in Section 259 of the DGCL and this Agreement.

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(b) The Partnership Merger shall have the effects set forth in Section 17-211 of the DRULPA and this Agreement.

Section 1.5  Company Matters

(a) Certificate of Incorporation.   The certificate of incorporation of the Company shall, at the Company Merger Effective Time, be amended to read in its entirety as set forth on Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Charter”) until amended as provided in the Surviving Charter or by applicable Laws.

(b) Bylaws.  The bylaws of the Company in effect immediately prior to the Company Merger Effective Time shall, at the Company Merger Effective Time, be amended to read in their entirety as set forth on Exhibit C and, as so amended, shall be the bylaws of the Surviving Corporation (the “Surviving Bylaws”) until amended as provided in the Surviving Charter, in the Surviving Bylaws or by applicable Laws.

(c) Directors.  The parties shall take all requisite action so that the directors of Merger Sub immediately prior to the Company Merger Effective Time shall be, from and after the Company Merger Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

(d) Officers.  The officers of Merger Sub immediately prior to the Company Merger Effective Time shall be, from and after the Company Merger Effective Time, the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

Section 1.6  Partnership Matters.

(a) Certificate of Limited Partnership.  The certificate of limited partnership of Operating Partnership in effect immediately prior to the Partnership Merger Effective Time shall be, from and after the Partnership Merger Effective Time, the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by applicable Laws.

(b) Partnership Agreement.  The limited partnership agreement of Operating Partnership in effect immediately prior to the Partnership Merger Effective Time shall be, from and after the Partnership Merger Effective Time, the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by applicable Laws.

(c) General Partner.  The Surviving Corporation shall be the general partner of the Surviving Partnership immediately after the Partnership Merger Effective Time.

(d) Officers.  The officers of Merger Partnership immediately prior to the Partnership Merger Effective Time shall be, from and after the Partnership Merger Effective Time, the officers of the Surviving Partnership, each to hold office in accordance with the limited partnership agreement of the Surviving Partnership.

ARTICLE II

EFFECT OF THE MERGERS ON CAPITAL STOCK AND PARTNERSHIP INTERESTS

Section 2.1  Conversion of Capital Stock.  At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

(a) Conversion of Merger Sub Capital Stock.  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  Each share of Common Stock owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned

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Subsidiaries immediately prior to the Company Merger Effective Time collectively, the “Excluded Shares”) (shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Shares.

(c) Conversion of Common Stock.  Subject to Section 2.1(b) and Section 2.5, each share of Common Stock issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to $2.25 per share (the “Common Share Merger Consideration”). All shares of Common Stock that have been converted pursuant to this Section 2.1(c) shall be canceled automatically and shall cease to exist, and the holders of Certificates which immediately prior to the Company Merger Effective Time represented those shares shall cease to have any rights with respect to those shares, other than the right to receive the Common Share Merger Consideration for each share of Common Stock formerly represented by such Certificates upon surrender thereof in accordance with Section 2.3.

Section 2.2  Conversion of Operating Partnership Interests.  At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Operating Partnership, Merger Partnership or the holder of any partnership interest of Operating Partnership:

(a) Conversion and Cancellation of Interests in Merger Partnership.  Each partnership interest in Merger Partnership shall automatically be converted into a limited partnership interest in the Surviving Partnership, such that, giving effect to the remaining provisions of this Section 2.2, upon the Partnership Merger Effective Time, Parent shall hold a 0.99% limited partnership interest in the Surviving Partnership and the Company shall hold a 1% general partnership interest and a 98.01% limited partnership interest in the Surviving Partnership.

(b) Conversion of OP Units.  Each OP Unit (other than any OP Unitsheld by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries (“Excluded Units”), which Excluded Units shall remain outstanding and unchanged as units of limited partnership interest in the Surviving Partnership) shall be converted into the right to receive an amount in cash, without interest, equal to the Common Share Merger Consideration per OP Unit on an as-converted basis (the “OP Unit Merger Consideration”, and together with the Common Share Merger Consideration, the “Merger Consideration”).

(c) General Partner of Surviving Partnership.  The general partner interests of Operating Partnership shall remain outstanding as general partner interests in the Surviving Partnership, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

Section 2.3  Surrender of Certificates and Exchange of OP Units.

(a) Paying Agent.  Prior to the Company Merger Effective Time, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Mergers (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion.

(b) Payment Fund.  Concurrently with the Company Merger Effective Time, Parent shall provide funds to the Paying Agent in amounts necessary for the payment of the aggregate Merger Consideration payable under Sections 2.1(c) and 2.2(b). Such funds provided to the Paying Agent are referred to as the “Payment Fund.”

(c) Payment Procedures.

(1) Letters of Transmittal.

(i) Promptly after the Company Merger Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Common Stock (other than Excluded Shares) (1) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to the

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Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and (2) instructions for surrendering Certificates.

(ii) Promptly after the Partnership Merger Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of OP Units (other than Excluded Units) (1) a letter of transmittal in customary form and (2) instructions for use in exchanging of OP Units for the OP Unit Merger Consideration.

(2) Surrender of Certificates.  Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required by Parent or the Paying Agent, the holder of that Certificate shall be entitled to receive in exchange therefor the applicable Common Share Merger Consideration payable in respect of the number of shares of Common Stock formerly represented by that Certificate less applicable Taxes required to be withheld in accordance with Section 2.3(i) with respect to such payment. Any Certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

(3) Exchange of OP Units.  Upon delivery to the Paying Agent of a duly executed letter of transmittal (an “OP Letter of Transmittal”) and any other documents reasonably required by Parent or the Paying Agent, a holder of OP Units (other than Excluded Units) shall be entitled to receive in exchange therefor the applicable OP Units Merger Consideration payable in respect of the number of OP Units formerly held by such holder of OP Units less applicable Taxes required to be withheld in accordance with Section 2.3(i) with respect to such payment.

(4) Unregistered Transferees.  If any Merger Consideration is to be paid to a Person other than the Person in whose name (x) the surrendered Certificate is registered or (y) the transfer records of the Operating Partnership indicate is the owner of such OP Units, as applicable, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate or OP Letter of Transmittal, as applicable, is accompanied by all documents reasonably required to evidence and effect such transfer and (B) the Person requesting such payment (1) pays any applicable transfer Taxes or (2) establishes to the satisfaction of Parent and the Paying Agent that any such Taxes have already been paid or are not applicable.

(5) No Other Rights.  Until surrendered in accordance with this Section 2.3(c), each Certificate shall be deemed, from and after the Company Merger Effective Time, to represent only the right to receive the applicable Common Share Merger Consideration. Any Common Share Merger Consideration paid upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the shares of Common Stock formerly represented by it. Until exchanged in accordance with Section 2.3(c)(3), each OP Unit (other than Excluded Units) shall be deemed, from and after the Partnership Merger Effective Time, to represent only the right to receive the applicable OP Unit Merger Consideration. Any OP Unit Merger Consideration paid upon the exchange of any OP Unit shall be deemed to have been paid in full satisfaction of all rights pertaining to such OP Unit.

(d) No Further Transfers.  At the Company Merger Effective Time, the stock transfer books of the Company and the limited partnership interest transfer books of Operating Partnership shall be closed and there shall be no further registration of transfers of the shares of Common Stock or OP Units that were outstanding immediately prior to the Company Merger Effective Time (except for transfers of Excluded Shares or Excluded Units). If, after the Company Merger Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II.

(e) No Liability.  None of Parent, the Surviving Corporation, the Surviving Partnership or the Paying Agent shall be liable to any holder of OP Units or Certificates for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Laws.

(f) Investment of Payment Fund.   The Paying Agent shall invest the Payment Fund as directed by Parent. Any interest and other income resulting from such investment shall become a part of the Payment

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Fund, and any amount in excess of the amounts payable under Sections 2.1(c) and 2.2(b) shall be paid promptly to Parent.

(g) Termination of Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of OP Units or Certificates one hundred eighty (180) days after the Company Merger Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of OP Units or Certificates who has not complied with this Article II shall look only to Parent for payment of the applicable Merger Consideration (less applicable Taxes required to be withheld in accordance with Section 2.3(i) with respect to such payment).

(h) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the execution and delivery of an indemnity agreement by such Person in the form reasonably required by Parent or the Paying Agent to provide indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the applicable Merger Consideration (less applicable Taxes required to be withheld in accordance with Section 2.3(i) with respect to such payment) to such Person in exchange for such lost, stolen or destroyed Certificate.

(i) Withholding Rights.  Each of Parent, the Surviving Corporation, the Surviving Partnership and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Stock or OP Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law including any withholding required under Section 1445 of the Code; provided that, for the avoidance of doubt, no withholding will be required pursuant to Section 1445 of the Code on payments of the Common Share Merger Consideration if the Common Stock of the Company is “regularly traded” (within the meaning of Temporary Treasury Regulation Section 1.897-9T(d)) during the calendar quarter ending prior to the quarter in which the Company Merger Effective Time occurs; and provided further, that no deduction or withholding from the consideration otherwise payable pursuant to this Agreement to any holder of OP Units shall be made if such holder is able to provide an affidavit, sworn to and signed under penalty of perjury, setting forth the holder’s name, address and Federal tax identification number and stating that the holder is not a “foreign person” within the meaning of Section 1445 of the Code. To the extent that amounts are so withheld by Parent, the Surviving Corporation, the Surviving Partnership or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by Parent, the Surviving Corporation, the Surviving Partnership or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Common Stock or OP Units in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, the Surviving Partnership or the Paying Agent, as the case may be.

Section 2.4  Stock Options and Restricted Stock Awards.  The Company shall take all requisite action so that, as of the Company Merger Effective Time, each restricted stock award and each option to acquire shares of Common Stock (each, a “Company Stock Award”), outstanding immediately prior to the Company Merger Effective Time, whether or not then exercisable or vested, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of that Company Stock Award, shall be converted into the right to receive an amount in cash, without interest, equal to the Stock Award Consideration multiplied by the aggregate number of shares of Common Stock in respect of such restricted stock awards and options, immediately prior to the Company Merger Effective Time. “Stock Award Consideration” means (x) in the case of an option, the excess, if any, of the Common Share Merger Consideration over the per share exercise or purchase price of the applicable stock option and (y) in the case of a restricted stock award, the Common Share Merger Consideration. The payment of the Stock Award Consideration to the holder of a Company Stock Award shall be reduced by any applicable Taxes required to be withheld in accordance with Section 2.3(i) with respect to such payment. To the extent that any amounts are so withheld and fully paid to the appropriate Governmental Entity or Governmental Entities, those amounts shall be treated as having been paid to the holder of that Company Stock Award for all purposes under this

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Agreement. All Company Stock Awards shall be cancelled and all Company Stock Award Plans shall terminate at the Company Merger Effective Time.

Section 2.5  Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, any shares of Common Stock outstanding immediately prior to the Company Merger Effective Time for which the holder thereof (i) has not voted in favor of the Company Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Common Share Merger Consideration in accordance with Section 2.1(c). At the Company Merger Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL.

(b) Notwithstanding the provisions of Section 2.5(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (i) shall no longer be deemed to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Company Merger Effective Time into the right to receive the Common Share Merger Consideration upon surrender of the Certificate formerly representing such shares in accordance with Section 2.3.

Section 2.6  Adjustments to Prevent Dilution.  Without limiting the obligations of the Company under Section 5.1, in the event that the Company changes the number of shares of Common Stock or OP Units or other securities convertible or exchangeable into or exercisable for shares of Common Stock or OP Units issued and outstanding prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, as a result of a reclassification, stock split (including a reverse stock split), stock dividend, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OPERATING PARTNERSHIP

Except as set forth in the disclosure letter (with reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided that any fact or condition disclosed in any section of such disclosure letter will be deemed to be disclosed in any other section of such disclosure letter or for purposes of any other representation or warranty made elsewhere in Article III of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other section of such disclosure letter (notwithstanding the omission of a reference or cross reference thereto) or such other representation or warranty) delivered by the Company and Operating Partnership to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) or the Company SEC Reports filed prior to the date of this Agreement, the Company and Operating Partnership hereby jointly and severally represent and warrant to the Purchaser Parties that:

Section 3.1  Organization and Power.  Each of the Company and its Subsidiaries is a corporation, limited partnership, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 3.2  Foreign Qualifications.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited partnership, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failures to be so qualified or licensed or in good standing would not have a Company Material Adverse Effect.

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Section 3.3  Authorization

(a) The Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and, subject to adoption of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The board of directors of the Company unanimously has adopted resolutions: (i) approving and declaring advisable the Company Merger, the Partnership Merger, this Agreement and the transactions contemplated by this Agreement; (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enters into this Agreement and consummate the Company Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (iv) recommending to the stockholders of the Company that they adopt this Agreement (collectively, the “Company Board Recommendation”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.

(b) Operating Partnership has all necessary limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Operating Partnership of this Agreement and the consummation by Operating Partnership of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary partnership action on behalf of Operating Partnership. The Company, as general partner of the Operating Partnership, has approved this Agreement and the Partnership Merger, and no other partnership proceedings or vote on the part of Operating Partnership or its partners are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the filing and recordation of appropriate merger documents as required by the DRULPA.

Section 3.4  Enforceability.  This Agreement has been duly executed and delivered by the Company and Operating Partnership and, assuming the due authorization, execution and delivery of this Agreement by each of the Purchaser Parties, constitutes a legal, valid and binding agreement of the Company and Operating Partnership, enforceable against the Company and Operating Partnership in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

Section 3.5  Organizational Documents.  The Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or the equivalent organizational documents), each as amended to date, of the Company and each of its Subsidiaries, in each case as in effect on the date of this Agreement (collectively, the “Company Organizational Documents”). Neither the Company nor any Subsidiary is, nor has the Company been, in violation of any of the Company Organizational Documents in any material respect.

Section 3.6  Minute Books.  The Company has made available to Parent correct and complete copies of the minutes (if any) of all meetings of the stockholders, partners, members, the boards of directors and each committee of the boards of directors of the Company and each of its Subsidiaries held since January 1, 2007; provided that the Company shall not be obligated to make available (and has not made available) any minutes of meetings to the extent such minutes relate to any potential sale of the Company, any of its Subsidiaries or any of their respective material assets or otherwise related to deliberations by the board of directors of the Company with respect to the consideration of strategic alternatives.

Section 3.7  Subsidiaries.  A correct and complete list of all Subsidiaries of the Company and other Persons in which the Company or any Subsidiary owns, directly or indirectly, capital stock or other equity interests, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such Subsidiary or other Person that is held by the Company or any Subsidiary as of the date hereof, is set forth in Section 3.7 of the Company Disclosure Letter. Except as set forth in Section 3.7 of the Company Disclosure Letter, (a) each such Subsidiary is wholly-owned by the Company, directly or indirectly, free and clear of all Liens except as set forth in Section 3.10(h) or Section 3.32

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of the Company Disclosure Letter, and (b) neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company.

Section 3.8  Governmental Authorizations.  Except as set forth in Section 3.8 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and Operating Partnership and the consummation by the Company and Operating Partnership of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign (each, a “Governmental Entity”), other than:

(a) the filing of the Company Merger Certificate and Partnership Merger Certificate with the Secretary of State of the State of Delaware;

(b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the “Company Stockholders Meeting”) and (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Exchange Act of 1934 (the “Exchange Act”);

(c) compliance with the NYSE rules and regulations;

(d) the pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), if applicable;

(e) compliance with any applicable state, federal or foreign Laws governing the sale of liquor.

Notwithstanding anything to the contrary in this Agreement, the failure to obtain approvals, consents or authorizations in respect of or related to the matters referred to in Section 3.8(e) shall not be a condition to the Closing or be deemed to have, result in, or cause a Company Material Adverse Effect.

Section 3.9  Non-Contravention.  The execution, delivery and performance of this Agreement by the Company and Operating Partnership and the consummation by the Company and Operating Partnership of the transactions contemplated by this Agreement do not and will not (in each case, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.8 have been obtained or made):

(a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents;

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound, other than as set forth in Section 3.9(b) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both), result in a material loss of a benefit or trigger any payments under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, “Company Contracts”) or any Company Permit, other than as set forth in Section 3.9(c) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect;

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contracts or any Company Permits, other than as set forth in Section 3.9(d) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect;

(e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations or give rise to a right or obligation to purchase or sell assets or securities under any

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Company Contracts, other than as set forth in Section 3.9(e) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect; or

(f) cause the creation or imposition of any Liens on any Company Assets, other than as set forth in Section 3.9(f) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect.

Section 3.10  Capitalization; Options.

(a) As of the date of this Agreement, the Company’s authorized capital stock consists solely of 250,000,000 shares of common stock, par value of $.01 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $.0l per share (the “Preferred Stock”). As of December 16, 2009 (the “Capitalization Date”), 33,394,358 shares of Common Stock were issued and outstanding, including 1,225,125 shares of restricted stock issued under the Company Stock Award Plans subject to vesting restrictions as of such date; 31,456 shares of Common Stock were held in treasury and no shares of Common Stock were held by any Subsidiary of the Company; and no shares of Preferred Stock were issued and outstanding. As of the Capitalization Date, (i) options to purchase 300,707 shares of Common Stock (the “Company Options”) were outstanding and (ii) 56,826 shares of Common Stock were reserved for issuance upon the redemption of the OP Units. Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of shares of Common Stock pursuant to the exercise of Company Options outstanding as of the Capitalization Date and other than pursuant to the exchange of OP Units for Common Stock, there has been no change in the number of shares of outstanding capital stock of the Company or the number of outstanding Company Options. Under the Company’s Tax Preservation Plan, on September 24, 2009, the board of directors of the Company reserved a series of preferred stock to be designated as the “Series A Junior Participating Preferred Stock,” par value $.01 per share, which are issuable in connection with the rights to purchase those shares (the “Company Rights”) issued under the Tax Preservation Plan.

(b) The outstanding partnership interests of Operating Partnership consist solely of (i) the general partnership interest held by the Company and (ii) Class A units of limited partnership interest (such Class A units, collectively, the “OP Units”). As of the Capitalization Date, there were 33,451,184 OP Units issued and outstanding. As of the date of this Agreement, 33,394,358 of the issued and outstanding OP Units are held, directly or indirectly, by the Company, free and clear of any Liens except as set forth in Section 3.10(h) or Section 3.32 of the Company Disclosure Letter, and as of the Capitalization Date the remaining 56,826 OP Units are owned of record as set forth in Section 3.10(b) of the Company Disclosure Letter. The OP Units are subject only to the restrictions on transfer set forth in the Operating Partnership Agreement and those imposed by applicable securities laws. The Company is the sole general partner of Operating Partnership.

(d) Except as set forth above or as set forth in Sections 3.10(b) or 3.10(c) of the Company Disclosure Letter, as of the date hereof, there are no shares of capital stock or options, warrants, subscription rights, calls or other securities exercisable for, convertible into or exchangeable for or rights to acquire shares of capital stock or equity interests of the Company or its Subsidiaries authorized, issued, outstanding or reserved for issuance.

(d) All shares of Common Stock that are outstanding are, and all shares of Common Stock that are subject to issuance, upon issuance prior to the Company Merger Effective Time upon the terms and subject to the conditions specified in the instruments under which they are issuable will be, duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

(e) Set forth on Section 3.10(e) of the Company Disclosure Letter is a complete and correct list of all plans under which the Company has made the outstanding Company Stock Awards (the “Company Stock Award Plans”). The Company has made available to Parent correct and complete copies of all Company Stock Award Plans and all forms of options and other stock-based awards issued under those Company Stock Award Plans.

(f) Each outstanding share of capital stock, limited liability company membership, partnership and other equity interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-

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assessable and not subject to any pre-emptive rights, other than as set forth in Section 3.10(f) of the Company Disclosure Letter.

(g) Except as set forth in this Section 3.10 or as set forth in Section 3.10(g) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Common Stock, OP Units or any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or (ii) to provide any funds to, make any investment in (whether in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to (A) the Company or any Subsidiary of the Company or (B) any other Person.

(h) As of the date of this Agreement, the only outstanding Indebtedness of the Company or its Subsidiaries (including Operating Partnership) is set forth in Section 3.10(h) of the Company Disclosure Letter.

Section 3.11  Voting.

(a) The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or the capital stock or other equity interests of any of its Subsidiaries necessary (under the Company Organizational Documents, the DGCL, the DRULPA, other applicable Laws or otherwise) to approve and adopt this Agreement, the Mergers and the transactions contemplated hereby and thereby.

(b) Except for the Voting Agreements and except as set forth in Section 3.11(b) of the Company Disclosure Letter, (i) as of the date hereof, there are no stockholders agreements, registration rights agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary and (ii) there are no bonds, debentures, notes or other instruments of Indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of the Company may vote or any matters on which partners of Operating Partnership may vote.

Section 3.12  SEC Reports, Sarbanes-Oxley and NYSE Matters.

(a) All forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since January 1, 2007 (collectively, the “Company SEC Reports”) have been timely filed by the Company with the SEC. The Company SEC Reports filed prior to the date hereof (a) were prepared in accordance with the requirements of the Securities Act of 1933 (the “Securities Act”), the Exchange Act and other applicable Laws and complied in all material respects with all such applicable requirements, and (b) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, except to the extent corrected by a subsequent amendment thereto or a subsequent Company SEC Report. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company and any of the Subsidiaries, on the other hand, since January 1, 2007 through the date of this Agreement. As of the date of this Agreement, there are no outstanding and unresolved comments from the SEC with respect to any Company SEC Reports. Except as set forth on Section 3.12(a) of the Company Disclosure Letter, between the date of the Company’s last annual meeting proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC in a future proxy statement filed with the SEC.

(b) The Company is in compliance, and has complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) or the Exchange Act and (ii) the applicable listing and corporate governance

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rules and regulations of the NYSE. No action of the NYSE relating to the continued listing thereon of the Common Stock is currently pending or, to the Knowledge of the Company, threatened. The Company has made available to Parent copies of all material correspondence between the NYSE, on the one hand, and the Company and any of the Subsidiaries, on the other hand, since January 1, 2007 through the date of this Agreement.

(c) The Company has established and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (ii) all information required to be disclosed by the Company in the reports that it files with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (iii) all such information is accumulated and communicated to management as appropriate to allow the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(d) Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Reports, and, to the knowledge of such certifying officers and the Knowledge of the Company, the statements contained in such certifications are true and correct.

Section 3.13  Financial Statements.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports (including, in each case, any notes thereto):

(1) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(2) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(3) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments). Except as set forth in Section 3.13(a)(iii) of the Company Disclosure Letter, all of the Company’s Subsidiaries are consolidated for accounting purposes.

(b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter, the Company has not received any oral or written notification of a “reportable condition” or “material weakness” in the Company’s internal controls and, to the Knowledge of the Company, there is no set of circumstances that would reasonably be expected to result in a “reportable condition” or “material weakness” in the internal controls of the Company. For purposes of this Agreement, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statement of Auditing Standards 60, as in effect on the date hereof.

(c) The books of account and other financial records of the Company and the Subsidiaries are true, complete and correct in all material respects, have been prepared and maintained in reasonable detail, and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company.

(d) The Company has devised and maintains a system of internal accounting controls sufficient in all material respects to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded

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accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.14  Liabilities.  There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Company or any of its Subsidiaries which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP, other than:

(a) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2009 or the footnotes thereto set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009;

(b) Liabilities incurred since September 30, 2009 in the ordinary course of business consistent with past practices;

(c) Liabilities that would not have a Company Material Adverse Effect; and

(d) Liabilities set forth in the Company Disclosure Letter, including Section 3.14(d) of the Company Disclosure Letter.

Section 3.15  Absence of Certain Changes.  Since September 30, 2009, the Company and each of its Subsidiaries have conducted their business in the ordinary course consistent with past practices and:

(a) there has not been any Company Material Adverse Effect;

(b) there has not been: (i) except as required by Law, or as described in Section 3.15(b) of the Company Disclosure Letter, any adoption, entry into, termination or amendment of any Company Benefit Plan, any collective bargaining agreement or any employment agreement (in the case of the latter which would provide for annual compensation in excess of $150,000); (ii) increase in the compensation or fringe benefits of, or payment of any bonus to, any corporate-level employee of the Company or any of its Subsidiaries with the title of Vice President or higher or any executive officer of the Company within the meaning of Rule 3b-7 under the Exchange Act (each, a “Company Officer”) or to any employee other than a Company Officer with respect to whom such increase or payment is not subject to a contractual reimbursable obligation of a third-party hotel owner; (iii) amendment or acceleration of payments, right to payment or vesting of any compensation or benefits for any Company Officer, or to any employee other than a Company Officer with respect to whom such amendment, acceleration, right or vesting is not subject to a contractual reimbursable obligation of a third-party hotel owner; (iv) payment of any benefit to any Company Officer or to any employee other than a Company Officer with respect to whom such payment is not subject to a contractual reimbursable obligation of a third-party hotel owner not provided for under any Company Benefit Plan; (v) grant of any material awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock other than as shown in Section 3.15(b)(v) of the Company Disclosure Letter; or (vi) any action other than in the ordinary course of business to fund or in any other way secure payment of compensation or benefits under any Company Benefit Plan;

(c) as of the date hereof, the Company has not received written notice of any resignation or termination, or threatened resignation or termination, of the employment of any executive officers of the Company; and

(d) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 5.1 hereof, other than as set forth in Section 3.15(d) of the Company Disclosure Letter.

Section 3.16  Litigation.  Except as set forth in Section 3.16 of the Company Disclosure Letter, there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened against (a) the Company or any of

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its Subsidiaries or the Company Assets, or (b) any director, officer or employee of the Company or any of its Subsidiaries, in each case other than Legal Actions that would not have a Company Material Adverse Effect. There are no Orders outstanding against the Company, any of its Subsidiaries or the Company Assets, other than Orders that would not have a Company Material Adverse Effect. Other than pursuant to Company Organizational Documents or as set forth in Section 3.17(a) of the Company Disclosure Letter, no Contract between the Company or any Subsidiary and any current or former director or officer of the Company or the Operating Partnership exists that provides for indemnification.

Section 3.17  Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter contains a list of the following Company Contracts (with the exception of the agreements set forth in Sections 3.18(a) (Benefit Plans), 3.24 (Owned and Leased Real Property), 3.25 (Joint Ventures) and 3.26 (Managed Real Property), 3.29(a) (Insurance Policies), 3.32 (Existing Financing) and 3.35 (Company Loans) of the Company Disclosure Letter) as of the date hereof:

(1) any Contract, for the purchase of materials, supplies, goods or equipment that is not terminable without penalty on 90 days notice by the Company or the Subsidiaries and that provides for or is reasonably likely to require either (A) annual payments from the Company and the Subsidiaries of $250,000 or more, or (B) aggregate payments from the Company and the Subsidiaries of $500,000 or more;

(2) any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture which is not a wholly-owned Subsidiary of the Company or the Operating Partnership;

(3) any Contract (other than among Subsidiaries) under which Indebtedness is outstanding or may be incurred or pursuant to which any property or asset of the Company or any of its Subsidiaries is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of Indebtedness or the incurrence of Liens (other than a Permitted Lien) or restricting the payment of dividends or the transfer of any Property (except, with respect to the transfer of Leased Properties, restrictions contained in the Lease Documents). “Indebtedness” means, without duplication, (A) indebtedness for borrowed money (excluding any interest thereon), whether secured or unsecured, (B) obligations under conditional sale or other title retention Contracts relating to purchased property, (C) capitalized lease obligations (but excluding obligations under equipment leases), (D) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (E) guarantees of any Indebtedness of any other Person;

(4) any Contract currently required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10)(i) of Regulation S-K under the Securities Act;

(5) any Contract that purports to limit in any material respect the right of the Company or the Subsidiaries (A) to engage in any line of business, or (B) to compete with any person or operate in any location;

(6) any Contract providing for the sale or exchange of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate entered into within 18 months of the date hereof or in respect of which the applicable transaction had not been consummated, and any term sheets or letters of intent in effect and not expired as of the date hereof, whether or not binding, relating to any of the foregoing in this clause (vi);

(7) any Contract entered into within 18 months of the date hereof for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in Section 3.17(a)(vi)) or capital stock or other equity interests of another person for aggregate consideration in excess of $250,000, in each case other than in the ordinary course of business and in a manner consistent with past practice, and any term sheets or letters of intent in effect and not expired as of the date hereof, whether or not binding, relating to any of the foregoing in this clause (vii);

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(8) other than Contracts for ordinary repair and maintenance, any Contract relating to the development or construction of, or additions or expansions to, the Properties, under which the Company or any of its Subsidiaries has, or expects to incur, an obligation in excess of $500,000 in the aggregate that has not been satisfied as of the date hereof;

(9) any advertising or other promotional Contract providing for payment by the Company or any Subsidiary of $250,000 or more;

(10) any Contract to which the Company or any of its Subsidiaries has continuing indemnification obligations (other than Contracts entered into in the ordinary course of business) or potential liability under any purchase price adjustment that, in each case, could reasonably be expected to result in future payments by the Company or such Subsidiary of more than $250,000 or any Contract relating to the settlement or proposed settlement of any Legal Action (a “Settlement Agreement”), which involves the issuance of equity securities or the payment of an amount, in any such case, having a value of more than $250,000;

(11) any Contract for the employment of, or receipt of any services from, any director, Company Officer or other employee on a full-time, part-time, consulting or other basis providing annual cash compensation from the Company or any Subsidiary in excess of $250,000;

(12) any Contract that provides for severance, termination, consulting or similar pay to any of the Company Officers; and

(13) any Contract (other than Contracts referenced in clauses (1) through (12) of this Section 3.17(a)) which by its terms calls for payments (other than payments that are subject to a contractual reimbursement obligation of a third-party hotel owner) by the Company and the Subsidiaries in excess of $500,000 (the Contracts described in clauses (1) through (13) of this Section 3.17(a), and those agreements set forth in Sections 3.24 (Owned and Leased Real Property), 3.25 (Joint Ventures) and 3.26 (Managed Real Property) of the Company Disclosure Letter, in each case, together with all exhibits and schedules thereto but excluding any non-binding or preliminary term sheets or letters of intent, being, the “Material Contracts”).

(b) Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary is and, to the Company’s Knowledge, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or any of the Subsidiaries has received any written notice of default under any such Material Contract, and (iii) to the Company’s Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms against the Company or Subsidiary party thereto and is in full force and effect. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

(c) Section 3.17(c) of the Company Disclosure Letter sets forth a list of all term sheets and letters of intent in effect and not expired as of the date hereof, whether or not binding, relating to the potential incurrence by the Company or its Subsidiaries of Indebtedness for money borrowed or the refinancing thereof (“Financing Term Sheets”). The Company has made available to Parent true and complete copies of all Financing Term Sheets.

Section 3.18  Benefit Plans.

(a) Section 3.18(a) of the Company Disclosure Letter contains a correct and complete list of (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), including multiemployer plans within the meaning of Section 3(37) of ERISA and (ii) each other stock purchase, stock option, phantom equity or stock equivalent, severance, termination indemnity, redundancy pay, employment, consulting, change-of-control, collective bargaining, bonus, thirteenth month, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, incentive, deferred compensation, fringe benefit, and any other benefit plan, agreement, program, policy, contract,

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commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, mandated under local Law, voluntary, private, funded or unfunded, financed by the purchase of insurance, contributory or non-contributory (excluding hotel-specific bonus plans the costs of which are subject to a contractual reimbursable obligation of third-party hotel owners), under which (A) any current director, officer or employee of the Company or its Subsidiaries (each, a “Company Employee”), whether working in the U.S. or outside of the U.S., has any present or future right to benefits, or (B) the Company, or any of its Subsidiaries, as the case may be, has any present or future Liabilities. All such plans, agreements, programs, policies, contracts, commitments and arrangements that are not multiemployer plans within the meaning of Section 3(37) of ERISA are collectively referred to as the “Company Benefit Plans.”

(b) With respect to each Company Benefit Plan, if applicable, the Company has made available to Parent correct and complete copies of: (i) all plan documents and agreements and related trust agreements (or other funding vehicles), and where a Company Benefit Plan is not otherwise in writing, a written description of such Company Benefit Plan; (ii) the most recent summary plan descriptions and material written employee communications; (iii) the most recent annual report (including all schedules); (iv) the most recent actuarial valuation report (if any), annual audited financial statements and opinion; (v) the Forms 5500 and attached schedules for the most recent two (2) plan years; (vi) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”); and (vii) all material communications with any Governmental Entity given or received within the past three (3) years.

(c) All contributions required to be made to any Company Benefit Plan under applicable Law and the terms of such Company Benefit Plan and all premiums due or payable with respect to insurance contracts funding any Company Benefit Plan, for any period up to and through the Closing Date, have been timely made or paid in full, or to the extent not required to be to be made or paid on or before the Closing Date, have been properly reflected in the financial statements of the Company or Subsidiary, as the case may be, except for failures to make, pay or reflect such contributions that would not reasonably be expected to have a Company Material Adverse Effect. All amounts properly accrued as Liabilities or expenses of any Company Benefit Plan have been properly reflected in the most recent financial statements contained in the Company’s SEC Reports, to the extent required by GAAP, and have been appropriately reflected on the financial statements of the sponsor of the Company Benefit Plan in accordance with local law, past practice and generally accepted accounting principles in each jurisdiction. Since the date of such financial statements, there has been no amendment or change in interpretation by the Company, or any Subsidiary, relating to any Company Benefit Plan which would materially increase the cost of such Company Benefit Plan. Except as set forth in Section 3.18(c) of the Company Disclosure Letter, each Company Benefit Plan that is a defined benefit pension plan owns assets (including cash, insurance contracts and other property) with a fair market value, as of December 31, 2008, equal to or greater than the projected benefit obligation, as defined in the Statement of Financial Accounting Standards No. 87, using assumptions provided by Parent, and as calculated by Parent’s actuaries, with respect to all participants covered by such plan.

(d) Except as set forth in Section 3.18(d) of the Company Disclosure Letter, neither the Company nor any trade or business that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code (each, an “ERISA Affiliate”) maintains or contributes to: (i) and has not within the preceding five (5) years maintained or contributed to, or had during such period the obligation to maintain or contribute to, nor does the Company or any ERISA Affiliate have any unsatisfied obligation with respect to, any Company Benefit Plan that constitutes a “single employer plan” within the meaning of Section 4001(a)(15) of ERISA, or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) or any “multiple employer plan” (within the meaning of Section 413(c) of the Code); (ii) any Company Benefit Plan subject to Title IV of ERISA; (iii) any voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; (iv) any organization or trust described in Section 501(c)(17) or 501(c)(2)) of the Code; (v) any welfare benefit fund as defined in Section 419(e) of the Code); (vi) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies); or (vii) any Company Benefit Plan that is an employee welfare plan described in Section 3(1) of ERISA that has two or more contributing sponsors at least two of which are

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not under common control (within the meaning of Section 3(4)) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any material liability that has not been satisfied in full as a result of a “complete withdrawal” or a “partial withdrawal” (as each such term is defined in Sections 4203 and 4205, respectively, of ERISA) during the past five years from any “multiemployer plan” as such term is defined in Section 3(37) of ERISA.

(e) Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been maintained, funded, operated, established and administered in compliance with its terms and all applicable Laws. The Company has complied in all material respects with the provisions of COBRA, the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act of 1993. All nonstatutory stock options granted by the Company were granted using an exercise price of not less than the fair market value of the underlying shares in accordance with applicable guidance under Section 409A of the Code, to the extent such options would be subject to Section 409A of the Code. Each Company Benefit Plan that requires registration with a Governmental Entity has been so registered. Except as set forth in Section 3.18(e) of the Company Disclosure Letter and except as would not have a Company Material Adverse Effect, with respect to each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code, (i) such plan has been issued a favorable determination letter by the IRS with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and (iii) no event has occurred since the date of such qualification or exemption that would adversely affect such qualification or exemption. With respect to each Company Benefit Plan, as of the date hereof (x) no Legal Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (y) no facts or circumstances exist that could reasonably be expected to give rise to any such Legal Actions, and (z) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending, in progress or, to the Knowledge of the Company, threatened (including any routine requests for information from the PBGC).

(f) Each Company Benefit Plan which is a “group health plan” within the meaning of Section 607(1) of ERISA is in compliance in all material respects with the provisions of the Consolidated Omnibus Budget Recommendation Act of 1985, the Health Insurance Portability and Accountability Act of 1996 and other applicable Laws.

(g) Except as set forth in Section 3.18(g) of the Company Disclosure Letter: (i) there are no Company Benefit Plans under which welfare benefits are provided to Company Employees beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code, Title I of ERISA or any similar state group health plan continuation Laws (collectively, “COBRA”), the cost of which is fully paid by such Company Employees or their dependents, taking into account, if applicable, any reimbursement to the Company by a governmental entity under the American Recovery and Reinvestment Act of 2009, unfunded Company Benefit Plan obligations with respect to any Company Employees that are not fairly reflected by reserves shown on the most recent financial statements of the Company, or an ERISA Affiliate, as the case may be; and (ii) the provision of postretirement welfare benefits under any Company Benefit Plan (other than those required to be provided under COBRA or any employment agreement set forth in Section 3.18(a) of the Company Disclosure Letter) may be terminated at any time by the Company without Liability to the Company or an ERISA Affiliate.

(h) Except as set forth in Section 3.18(h) of the Company Disclosure Letter and except as would not have a Company Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of any compensation due, to any Company Employee; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code; (v) require the Company or any Subsidiary to “gross up” or otherwise compensate any individual because of any tax imposed under Section 4999 of the Code on such payment; (vi) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or

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Section 4975 of the Code or (vii) cause the Company, or any Subsidiary to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity based award.

(i) Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Benefit Plan, nor to the Knowledge of the Company any “disqualified person” (as defined in Section 4975 of the Code) or “party in interest” (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(j) Except as provided in Section 3.18(j) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any Contract providing a future obligation, or has communicated in writing any intention to any Company Employee, to create any additional Company Benefit Plans or to modify any existing Company Benefit Plan.

(k) Except as disclosed in Section 3.18(k) of the Company Disclosure Letter, no capital stock or other securities of the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Benefit Plan.

(l) Except as set forth in Section 3.18(l) of the Company Disclosure Letter, no Company Benefit Plan is maintained outside the jurisdiction of the United States or covers Company Employees who work or reside outside of the United States.

Section 3.19  Executive and Director Loans.  Except as set forth in Section 3.19 of the Company Disclosure Letter, there are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (within the meaning of Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any such executive officers or directors.

Section 3.20  Labor Relations.

(a) The Company has previously provided to the Purchaser Parties an accurate and complete list of all Company Officers, along with the position and salary level as of the date hereof for the top twenty Company Officers (measured in terms of total annual cash compensation).

(b) Set forth in Section 3.20(b)(i)(A)of the Company Disclosure Letter is each collective bargaining, works council employee representative and each other Contract reasonably material to the operation of the Company’s business with any labor union, works council, or representative of any employee group that covers the terms of employment of a Company Employee. Except as set forth in Section 3.20(b)(i)(B) of the Company Disclosure Letter, no such Contract is being negotiated by the Company or by any of its Subsidiaries. To the Knowledge of the Company, there are no union organizing efforts, election, unfair labor practices or other activities which have been conducted or threatened at any time within the last three (3) years or are now being conducted by or on behalf of any union, works council, employee representative or other labor organization or group of employees with respect to any Company Employee. Except as set forth in Section 3.20(b)(ii) of the Company Disclosure Letter, there is no union, works council, employee representative or other labor organization which, pursuant to applicable Law or pursuant to a Contract, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement. Except as set forth in Section 3.20(b)(iii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries currently has, nor to the Knowledge of the Company, is there now threatened, a labor strike, picket, work stoppage, work slowdown, lockout or other organized labor dispute (excluding immaterial grievance processes). To the Knowledge of the Company, no event has occurred or circumstances exist that may give rise to any such action, nor does the Company or any of its Subsidiaries contemplate a lockout of any Company Employees.

(c) Except as set forth in Section 3.20(c) of the Company Disclosure Letter, the Company and its Subsidiaries are in compliance in all material respects with all applicable Laws and their own policies relating to labor and employment matters, including all applicable Laws relating to fair employment practices, terms

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and conditions of employment, contractual obligations, profit sharing, wage and hours, collective bargaining, plant closings, employment discrimination, anti-harassment, civil rights, safety and health, workers’ compensation, immigration, payment of accrued but unused vacation or similar payment, benefits, pay equity and the collection and payment of withholdings and/or social security taxes and similar Taxes.

(d) Except as set forth in Section 3.20(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of Current Employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”), or any similar foreign, state or local Law.

(e) Except as set forth in Section 3.20(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been materially fined or threatened in writing with a material fine, been involved in legal proceedings with or been audited or “raided” by any of the following: (i) Legacy Immigration and Naturalization Service; (ii) U.S. Citizenship and Immigration Services; (iii) the U.S. Department of Labor; (iv) U.S. Immigration and Customs Enforcement; (v) the U.S. Office of Special Counsel; or (v) any comparable government agency outside of the United States.

(f) As set forth in Section 3.20(f) of the Company Disclosure Letter, the Company and its Subsidiaries are registered with the U.S. Department of Homeland Security’s E-Verify program.

Section 3.21  Taxes.  Except as set forth in Section 3.21 of the Company Disclosure Letter:

(a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are correct and complete in all material respects.

(b) No claim has ever been made with respect to the Company or any of its Subsidiaries by an authority in a jurisdiction where the Company or a Subsidiary, as applicable, does not file Tax Returns that the Company or a Subsidiary is or may be subject to taxation by such jurisdiction.

(c) The Company has made available to Parent complete copies of all Tax Returns, examination reports relating to Taxes, and deficiency statements issued by a Government Entity and assessed against or agreed to by the Company or any of its Subsidiaries with respect to all years commencing in 2007.

(d) The Company and its Subsidiaries have fully and timely paid, or will timely pay prior to Closing, all material Taxes due and payable, and have made adequate provision in accordance with GAAP for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement.

(e) The Company and its Subsidiaries have reserved, on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2009 set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, an aggregate amount with respect to unpaid Taxes of the Company and its Subsidiaries, which reserves are greater than or equal to the unpaid Taxes of the Company and its Subsidiaries, as of the date of such financial statements. The Company will not be required to include in a taxable period ending after the Closing material taxable income attributable to income that accrued in a taxable period prior to the Closing but was not recognized for Tax purposes in such prior period (other than as properly reflected in the Company’s financial statements as reserves) as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code, a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date, an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) or a dual consolidated loss described in Treasury Regulations under Section 1503 of the Code.

(f) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due

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from or with respect to the Company or any of its Subsidiaries for any taxable period, and no request for any such waiver or extension is currently pending.

(g) No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries.

(h) All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports.

(i) There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(j) All Taxes that the Company or any of its Subsidiaries has been required by applicable Laws to withhold or to collect for payment have been duly withheld and collected, and have been paid or set aside, and accrued on the books of the Company or the applicable Subsidiary, in any case as required by applicable Laws.

(k) None of the Company or any of its Subsidiaries (i) has been a member of any group of Persons filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member and with respect to which the Company is and has always been the common parent or (ii) could have any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Laws), as a transferee or successor, by contract, or otherwise.

(l) None of the Company or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

(m) There are no Tax sharing, allocation, protection or indemnification agreements (or similar agreements) under which the Company or any of its Subsidiaries might be liable for (whether or not in connection with any action taken by the Company or any of its Subsidiaries) Taxes or for any amount determined by reference to Taxes or Tax benefits of or to any Person, in each case except as provided in any Management Agreements.

(n) None of the Company or any of its Subsidiaries (i) is or has been party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, Section 6707A(c)(1) of the Code, or Treasury Regulations Section 1.6011-4(b) or (ii) is or has been a “material advisor” as defined in Section 6111(b) of the Code.

(o) None of the Company or any of its Subsidiaries has applied for, received or has pending a request for a written ruling of a taxing Governmental Entity relating to Taxes or has entered into a written and legally binding agreement with a Governmental Entity relating to Taxes.

(p) Each Subsidiary of the Company that is a partnership, joint venture, trust or limited liability company, as the case may be, has been since its formation treated for U.S. tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

Section 3.22  Environmental Matters.

(a) Except as set forth on Section 3.22(a) of the Company Disclosure Letter, the Company and each Subsidiary have complied and are in material compliance with, and the Owned Real Properties, and to the Knowledge of the Company, the Leased Property, are in material compliance with, all Environmental Laws.

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(b) (i) Except as set forth on Section 3.22(b)(i) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any Subsidiary has any material liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any such liability of any other person under any Environmental Law. (ii) Except as set forth on Section 3.22(b)(ii) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no facts, circumstances, or conditions existing, initiated or occurring prior to the date hereof, which have resulted or will result in material liability to the Company or any Subsidiary under any Environmental Law. (iii) Except as set forth on Section 3.22(b)(iii) of the Company Disclosure Letter, there are no pending or to the Knowledge of Company, threatened Environmental Claims against the Company or any Subsidiary or relating to the Properties.

(c) (i) Except as set forth on Section 3.22(c)(i) of the Company Disclosure Letter, the Company and its Subsidiaries have been duly issued and maintain all Environmental Permits necessary to the operation of the business or assets of the Company and its Subsidiaries as currently operated. (ii) A true and complete list of all such Environmental Permits, all of which are valid and in full force and effect, is set out on Section 3.22(c)(ii) of the Company Disclosure Schedule. (iii) Except as set forth on Section 3.22(c)(iii) of the Company Disclosure Schedule, the Company and all of its Subsidiaries have timely filed applications for all Environmental Permits. (iv) All of the material Environmental Permits listed on Section 3.22(c)(ii) of the Company Disclosure Schedule are transferable or, to the extent not transferable, any required re-issuance thereof is non-discretionary.

(d) Except as set forth on Section 3.22(d)(i) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the following are present at any of the Owned Real Properties or the Leased Properties in a condition not in material compliance with Environmental Laws: (A) underground improvements, including treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials; (B) any dump or landfill for the treatment or disposal of Hazardous Materials; (C) PCBs; (D) toxic mold; or (E) asbestos containing materials. (ii) Except as set forth on Section 3.22(d)(ii) of the Company Disclosure Schedule, to the Knowledge of the Company, there has been no Release of Hazardous Materials at, on, under, or from the Properties, nor was there such a Release at any real property formerly owned, operated or leased by the Company or any of its Subsidiaries during the period of such ownership, operation, or tenancy, in each case such that Company or any of its Subsidiaries is or could be subject to material liability for Remediation with respect to such Hazardous Materials.

(e) The Company has made available to Parent copies of all material environmental assessments, reports, audits and other material documents in its possession or under its control that relate to the Company’s or any Subsidiaries’ compliance with Environmental Laws or the environmental condition any other real property that the Company or the Subsidiaries currently owns, operates or leases or formerly owned, operated, or leased.

Section 3.23  Intellectual Property.  All registrations and pending applications for material Intellectual Property (as defined below) owned by the Company and its Subsidiaries and used in the conduct of the business of the Company and its Subsidiaries as currently conducted are set forth in Section 3.23 of the Company Disclosure Letter. All licenses to material Licensed Intellectual Property (as defined below) are set forth in Section 3.23 of the Company Disclosure Letter. Except as set forth in Section 3.23 of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted in writing to the Company or any Subsidiary that the conduct of the business of the Company and its Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriate the Intellectual Property rights of any third party; (ii) the Company or a Subsidiary owns or is licensed to use or otherwise has the right to use all material Intellectual Property currently used in the operation of its respective business, in accordance with the terms of any applicable license agreement governing Licensed Intellectual Property (as defined below); (iii) the Company or a Subsidiary owns the entire right, title and interest in and to each item of Intellectual Property purported to be owned by the Company or a Subsidiary, subject to any Liens, licenses or other rights granted (the “Owned Intellectual Property”), none of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable; (iv) to the Knowledge of the Company, no Person is engaging in

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any activity that infringes or may infringe upon the Owned Intellectual Property; (v) to the Knowledge of the Company, each license of Intellectual Property licensed to the Company or a Subsidiary (the “Licensed Intellectual Property”) is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (vi) to the Knowledge of the Company, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; (vii) the Company has taken commercially reasonable actions (including executing non-disclosure and intellectual property assignment agreements where required) to protect, preserve and maintain the Owned Intellectual Property; and (viii) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall adversely affect any of the Company’s rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all U.S., state and foreign (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) trade secrets under applicable Law, including confidential and proprietary information and know-how and (v) all substantially similar rights, however such rights are denominated under applicable law.

Section 3.24  Owned and Leased Real Property.

(a) Section 3.24(a) of the Company Disclosure Letter lists each hotel (collectively, the “Owned Hotels”), and certain other parcels of real property owned directly by the Company or any Subsidiary as of the date hereof (collectively, the “Owned Real Properties”; the Owned Real Properties together with the Leased Properties (defined below), collectively, the “Properties” or individually, a “Property”). Other than the Properties, as of the date hereof, neither the Company nor any of its Subsidiaries directly owns or leases any real property. Except as set forth on Section 3.24(a) of the Company Disclosure Letter, the Company or the applicable Subsidiary has good and marketable title to the Owned Real Properties, subject to no Liens, other than (i) Liens for current Taxes or other governmental levies, fees or charges not yet due and payable or the validity of which is being contested in good faith and for which the Company has made adequate provision in accordance with GAAP, (ii) carrier’s, warehousemen’s, inchoate mechanics’, repairmen’s, materialmen’s and other like Liens imposed by Laws, arising in the ordinary course of business and securing obligations for construction in progress for which payment is not yet due or is being contested in good faith, (iii) Liens on the fee title interest of any of the Leased Properties, and (iv) covenants, conditions, restrictions, minor imperfections of title, reservations of, or rights of others for sewers, electric lines, telegraph or telephone lines or other similar purposes, or zoning restrictions as to the use of the Owned Real Properties, which do not materially impair the occupancy, operation or use of the Owned Real Properties subject to the Lien as currently used (collectively, “Permitted Liens”). Except as disclosed in Section 3.24(a) of the Company Disclosure Letter, none of the Owned Real Properties is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed or threatened.

(b) Section 3.24(b) of the Company Disclosure Letter lists each hotel property leased or subleased by the Company or any Subsidiary as of the date hereof from a third party other than the Company or any Subsidiary, including all ground leases (collectively, the “Leased Properties”) and sets forth the names of the parties thereto, the date of the lease and each amendment thereto (collectively, the “Lease Documents”). True and complete copies of the Lease Documents have been made available to Parent. The Company or the applicable Subsidiary owns a valid leasehold interest in the Leased Properties, subject to no Liens other than Permitted Liens. Each of the Lease Documents is valid, binding and in full force and effect, and neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto is in material default of its obligations thereunder beyond any applicable notice and cure periods.

(c) Section 3.24(c) of the Company Disclosure Letter lists each management agreement pursuant to which the Company or any Subsidiary manages or operates the Properties as of the date hereof, and describes the Property that is subject to such management agreement, the names of the parties thereto, the date of such management agreement and each amendment thereto (including side letters and other agreements) (collectively, the “Property Management Agreements”). None of the Properties are managed by any Person other than

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the Company or the Subsidiaries. True and complete copies of the Property Management Agreements have been made available to Parent. Each of the Property Management Agreements is valid, binding and in full force and effect, and neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto is in material default of its obligations thereunder beyond any applicable notice and cure periods

(d) Section 3.24(d) of the Company Disclosure Letter lists each franchise, license or similar agreement pursuant to which the Company or any Subsidiary utilizes rights from any third party as of the date hereof to manage or operate any Property, and describes the Property that is subject to such agreement, the names of the parties thereto, the date of such franchise agreement and each amendment thereto (including side letters and other agreement) (collectively, the “Property Franchises”). True and complete copies of the Property Franchises have been made available to Parent. Each of the Property Franchises is valid, binding and in full force and effect, and neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto is in material default of its obligations thereunder beyond any applicable notice and cure periods.

(e) With respect to all buildings, structures (surface and sub-surface), fixtures and improvements (collectively, “Improvements”) on each Property, except as would not be reasonably expected to have a Company Material Adverse Effect, (i) such Improvements are in good working condition, except for ordinary wear and tear, (ii) all mechanical systems therein are in good operating condition, except for ordinary wear and tear, (iii) all FF&E therein are in good operating condition, except for ordinary wear and tear, (iv) all of the guest rooms are available for regular occupancy and the lobby, restaurant(s), lounge(s), board rooms, meeting and banquet rooms, “back-of-house” areas, parking facilities and other public areas are available for regular use, with FF&E fully installed, (v) all are accessible to and from public access ways over improved, paved roads adequate to provide all necessary vehicular and pedestrian ingress and egress for the use thereof for its intended purpose as currently used, (vi) all have legitimate rights to exploit and use the beach (if applicable), (vii) all utilities, including water, gas, heat, drainage, storm and sanitary septic facilities, telecommunication (including telephone, internet and cable), electrical systems and fire protection (collectively, the “Utilities”) are available and operable in adequate capacity to permit the use thereof for its intended purpose, as currently used, and the Company or its applicable Subsidiary has paid all introduction and connection charges, (viii) all have the parking area shown on the plans and specifications, and (ix) all have adequate signs in place.

(f) All Improvements on each Property conform to and are in compliance with all Laws in all material respects. Each Property and each Improvement thereon has been completed in all material respects in accordance with all applicable zoning and land use regulations and permits and all restrictions and/or conditions contained in any zoning or land use variance or other similar approval relating to such Property or Improvement (collectively, “Zoning Permits”). Except as would not have a Company Material Adverse Effect, all such Zoning Permits are in full force and effect and the Company or its applicable Subsidiary has complied with all obligations thereunder. Except as would not have a Company Material Adverse Effect, the Improvements on each Property lie entirely within the boundaries of such Property, and no structures of any kind encroach on or off such Property. Each Property is duly and properly zoned or otherwise in a land use category to permit use as a fully functioning hotel, and is not subject to any building or use restriction that prevents its operation in any material respect as a fully functioning hotel. There are no pending or, to the Knowledge of the Company, threatened proceedings to change the current zoning classification of the Owned Real Property or the conditions applicable thereto.

(g) To the Company’s Knowledge, all Permits and licenses (including liquor licenses), certificates of occupancy and approvals, and all governmental concessions (including government concessions for beach use and for water wells use and exploitation) and licenses required by applicable federal, state or municipal Laws to be issued by any Governmental Entity and material to the operation of each Hotel and Property as presently conducted (collectively, “Hotel Permits”) have been obtained by the Company or its Subsidiaries, except as set forth in Section 3.24(g) of the Company Disclosure Letter. All such Hotel Permits are in full force and effect and the Company and its Subsidiaries have complied with all material obligations (including payments) thereunder, except as set forth on Section 3.24(g) of the Company Disclosure Letter.

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(h) Except as set forth in Section 3.24(h) of the Company Disclosure Letter, to the Company’s Knowledge, (i) no Property is subject to any agreement or other restriction of any nature whatsoever (recorded or unrecorded) prohibiting the Company or any Subsidiary’s right to convey or to use it, and (ii) there are no outstanding options or rights of first refusal to purchase the Properties, or any portion thereof or interest therein.

(i) Valid policies of title insurance have been issued insuring the Company’s or its Subsidiary’s fee simple title in each of the Owned Real Properties in amounts at least equal to the purchase price thereof paid by the Company or its applicable Subsidiary. Such policies are, as of the date hereof, in full force and effect and no written claim has been made against any such policy as of the date hereof.

(j) Section 3.24(j) of the Company Disclosure Letter describes all current and planned material construction and renovation projects relating to the Properties, including (i) the cost of each construction or renovation project and, to the Knowledge of the Company, any cost overruns payable by the Company or its Subsidiaries, and (ii) the planned completion date for each construction or renovation project, and any other major construction or renovation milestones.

Section 3.25  Joint Ventures.

(a) Section 3.25(a) of the Company Disclosure Letter lists each partnership, membership, stock or other ownership interest (collectively, the “Joint Venture Interests”) owned by the Company or its Subsidiaries as of the date hereof in any privately-owned entity or entities which are not Subsidiaries but which primarily own or operate real estate assets (collectively, the “Joint Ventures”), to the Knowledge of the Company, the names of the parties and percentage ownership of such parties in each Joint Venture, the Joint Venture operating and formation documents, including side letters and all amendments thereto (collectively, the “JV Formation Documents”), to the Knowledge of the Company, any financing and debt documents involving the Joint Venture as of the date hereof and any term sheets and letters of intent in effect and not expired as of the date hereof, whether or not binding, relating to any such financing and debt documents, under which the Joint Venture may incur Indebtedness for money borrowed (collectively, but excluding any non-binding or preliminary term sheets or letters of intent, the “JV Debt Documents” and, together with the JV Formation Documents, the “Joint Venture Documents”), the capital contributions of the Company and its Subsidiaries made pursuant to any Joint Venture Document, a schedule of any remaining contributions to be made by the Company or its Subsidiaries in each Joint Venture (collectively, the “Joint Venture Interest Records”).

(b) Except as disclosed in Section 3.25(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any notice from any Joint Venture party requiring or requesting an additional capital contribution from the Company or any Subsidiary pursuant to any Joint Venture Document, and, to the Company’s Knowledge, neither the Company nor any if its Subsidiaries has an obligation to fund any amounts under the terms of any Joint Venture Documents or other documents, instruments or understandings, whether oral or written, relating thereto or to the Joint Venture Interests.

(c) True and complete copies of the Joint Venture Documents have been made available to Parent. To the Knowledge of the Company, each of the Joint Venture Documents is valid, binding and in full force and effect, and neither the Company nor its applicable Subsidiary, nor, to the Company’s Knowledge, any other party thereto is in material default of its obligations thereunder beyond any applicable notice of cure periods.

(d) The Company and its Subsidiaries own the Joint Venture Interests free and clear of any liens other than Permitted Liens, except as set forth in Section 3.25(d) of the Company Disclosure Letter.

(e) Section 3.25(e) of the Company Disclosure Letter describes, to the Knowledge of the Company, all of the material properties or other material assets or interests owned, as of the date hereof, by each of the Joint Ventures (the “Joint Venture Assets”). Except as set forth in Section 3.25(e) of the Company Disclosure Letter, with respect to a Joint Venture Asset which consists of real property, as of the date hereof, to the Knowledge of the Company: (i) each Joint Venture has good, valid and marketable title to the Joint Venture Assets, subject to no Liens other than Permitted Liens, (ii) there are no pending, or threatened condemnation actions or special assessments of any nature with respect to the Joint Venture Assets, (iii) all Joint Venture Assets conform to and are in compliance with all Laws in all material respects, (iv) all material Hotel Permits have

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been obtained by the Joint Ventures, (v) valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Joint Venture’s fee simple title in each of the Joint Venture Assets in amounts at least equal to the purchase price thereof paid by the Joint Venture, such policies of title insurance are in full force and effect as of the date hereof, and no written claim has been made against any such policy as of the date hereof and (vi) all forms, reports, filings and registrations with respect to the Joint Ventures and Joint Venture Assets required by any Governmental Entity have been prepared and filed in all material respects in accordance with the requirements of applicable law.

(f) Section 3.25(f) of the Company Disclosure Letter describes all capital calls in excess of One Hundred Thousand Dollars ($100,000) of which the Company has Knowledge, relating to planned construction and renovation projects relating to the Joint Venture Assets.

Section 3.26  Managed Real Property.

(a) Section 3.26(a) of the Company Disclosure Letter lists each management agreement pursuant to which the Company or any Subsidiary manages or operates any real property as of the date hereof other than the Properties (collectively, the “Managed Properties”), and describes each Managed Property, the names of the parties thereto, the date of the management agreement, and all amendments thereto as of the date hereof (including side letters and other agreements) (collectively, the “Management Agreements”).

(b) Other than pursuant to the Management Agreements and the Property Management Agreements, neither the Company, nor any of its Subsidiaries manages or otherwise operates any real property as of the date hereof. True and complete copies of the Management Agreements have been made available to Parent. Each of the Management Agreements is valid, binding and in full force and effect, and neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto is in material default of its obligations thereunder beyond any applicable notice and cure periods.

(c) Section 3.26(c) of the Company Disclosure Letter lists a schedule of (i) the amounts of termination fees payable to the Company or its Subsidiaries pursuant to any terminated management agreement, and (ii) the date(s) on which such termination fees are due.

(d) Except as indicated in Section 3.26(d) of the Company Disclosure Letter or as set forth in the Management Agreements, neither the Company nor any of its Subsidiaries has any obligation under any Management Agreement to pay any amounts for “key money,” provide mezzanine financing, or make a similar payment or advance.

Section 3.27  Personal Property.  Except as set forth in Section 3.27 of the Company Disclosure Letter, the Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal Company Assets owned, used or held for use by them, except as would not have a Company Material Adverse Effect. Except as set forth in Section 3.27 of the Company Disclosure Letter, neither the Company’s nor any of its Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Permitted Liens and Liens that would not have a Company Material Adverse Effect.

Section 3.28  Permits; Compliance with Laws.

(a) Except as set forth in Section 3.28 of the Company Disclosure Letter, (i) the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses (including liquor licenses), easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the “Company Permits”), and (ii) all such Company Permits are in full force and effect, except, in each case, as set forth in Section 3.28 of the Company Disclosure Letter. To the Company’s Knowledge, no suspension or cancellation of any of the Company Permits is pending or threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is, nor since January 1, 2007 has been, in conflict with, or in default or violation of, (i) any Laws applicable to the Company or such Subsidiary or by which any

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of the Company Assets is bound or (ii) any Company Permits, in each case except as would not have a Company Material Adverse Effect.

Section 3.29  Insurance.

(a) Section 3.29(a) of the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Subsidiary as of the date hereof, true and complete copies of which have been made available to Parent.

(b) Except as set forth on Section 3.29(b) of the Company Disclosure Letter, there is no claim by the Company or any Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or (b) if not paid, would have a Company Material Adverse Effect.

(d) With respect to each such insurance policy, except as would not have a Company Material Adverse Effect or as set forth in Section 3.29(c) of the Company Disclosure Letter: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) as of the date hereof no notice of cancellation or termination has been received; (iv) to the Knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (v) the policy is sufficient for compliance with all requirements of Law and the express requirements of all Contracts to which the Company or the Subsidiaries are parties or otherwise bound.

Section 3.30  Takeover Statutes.  The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Company Merger or the other transactions contemplated by this Agreement, including by approving this Agreement, the Company Merger and the other transactions contemplated by this Agreement. No other takeover statutes apply or purport to apply to this Agreement, the Company Merger, the Partnership Merger or any of the other transactions contemplated by this Agreement.

Section 3.31  Opinion of Financial Advisor.  Barclays Capital Inc. (the “Company Financial Advisor”) has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to the date hereof, the Company will promptly make such opinion available to Parent upon receipt). The Company has obtained the authorization of the Company Financial Advisor to include a copy of such opinion in the Company Proxy Statement.

Section 3.32  Existing Financings.  Section 3.32 of the Company Disclosure Letter lists each loan document (together with any amendments and guarantees related thereto, the “Existing Financing Documents”) with respect to any outstanding loans to the Company or any Subsidiary by any Person other than the Company or any Subsidiary (collectively, the “Existing Financings”). True and correct copies of all of the Existing Financing Documents have been made available to Parent. Each Existing Financing Document is valid, binding and enforceable as against the Company or Subsidiary party thereto in accordance with its terms and is in full force and effect. The Company is not in default under any of the Existing Financings and no event has occurred that, but for the passage of time or giving of notice, or both, would constitute a default under the Existing Financing Documents. There are no obligations of the Company with respect to the Existing Financings, contingent or otherwise, owing to any lender nor in favor of any other person or entity that are entitled to the security of or any other benefit of any of the Existing Financing Documents other than the obligations under the Existing Financing Documents. There has been no alteration, termination, amendment, or waiver of any provision of any of the Existing Financing Documents. As of the date of this Agreement, the outstanding principal amount of each Existing Financing is set forth on Section 3.32 of the Company Disclosure Letter.

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Section 3.33  Brokers and Finders.  No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Mergers or such other transactions.

Section 3.34  Information Supplied.  None of the information included or incorporated by reference in the Company Proxy Statement shall, at the time the Company Proxy Statement is filed with the SEC, at any time the Company Proxy Statement is amended or supplemented, at the date the Company Proxy Statement is mailed to the Company’s stockholders, at the time of any amendment or supplement thereof or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Purchaser Parties in connection with the preparation of the Company Proxy Statement or any amendment or supplement thereof for inclusion or incorporation by reference therein. The Company Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.35  Company Loans.  Section 3.35 of the Company Disclosure Letter lists each loan document (together with any amendments and guarantees related thereto, the “Loan Documents”) with respect to any loans made by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) which as of the date of this Agreement has an outstanding balance that is payable by such party to the Company or any Subsidiary or pursuant to which Indebtedness to the Company or any Subsidiary may be incurred by such party (collectively, the “Loans”). Each Loan Document is valid, binding and enforceable against the Company or Subsidiary party thereto in accordance with its terms and is in full force and effect. As of the date of this Agreement, the outstanding principal amount of each Loan or the amount of Indebtedness that may be borrowed under each Loan Document is not more than the amount set forth on Section 3.35 of the Company Disclosure Letter. Neither the Company nor any Subsidiary (i) has delivered any written notice of default under the Loan Documents or (ii) executed any written waiver of any rights of the Company or the Subsidiaries under the Loan Documents.

Section 3.36  Investment Company Act of 1940.  None of the Company or any Subsidiary is, or at the Company Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 3.37  Relations with Governments.  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (c) made any other unlawful payment, or (d) violated any applicable export control, money laundering or anti-terrorism law or regulation, nor have any of them otherwise taken any action which would cause Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law of similar effect.

Section 3.38  Company Insurance Subsidiaries.

(a) Insurance Subsidiaries.  The Company conducts certain insurance operations through the Subsidiaries listed in Section 3.38(a) of the Company Disclosure Letter (collectively, the “Company Insurance Subsidiaries”). Section 3.38(a) of the Company Disclosure Letter lists the jurisdiction of formation of each Company Insurance Subsidiary. Except as set forth in Section 3.38(a) of the Company Disclosure Letter, none of the Company Insurance Subsidiaries is “commercially domiciled” in any other jurisdiction. Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, each of the Company Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an

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insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements. The business of each of the Company Insurance Subsidiaries has been and is being conducted in compliance in all material respects with the terms of all of its licenses. Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, (i) all of such licenses are in full force and effect, and (ii) there is no proceeding or investigation pending or, to the Knowledge of Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Company SAP Statements.  As used herein, the term “Company SAP Statements” means the annual statutory statements and, to the extent applicable, quarterly supplements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 2006, 2007 and 2008 and the quarterly periods ended March 31, 2009 and June 30, 2009, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith or the local equivalents in the applicable jurisdictions (collectively, with any such statement filed subsequent to the date hereof). The Company has delivered or made available to Parent true and complete copies of the Company SAP Statements filed as of the date of this Agreement with respect to domestic Company Insurance Subsidiaries that are Significant Subsidiaries. Each of the Company Insurance Subsidiaries has filed or submitted all Company SAP Statements required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority. The Company SAP Statements were prepared in conformity with statutory accounting practices (or local equivalents in the applicable jurisdictions) prescribed or permitted by the applicable insurance regulatory authority (“SAP”) consistently applied for the periods covered thereby, were prepared in accordance with the books and records of Company or the applicable Company Insurance Subsidiary, as the case may be, and fairly present in all material respects the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on the Company SAP Statements comply in all material respects with all applicable foreign, federal, state and local statutes and regulations regulating the investments of insurance companies and all applicable Insurance Laws with respect to admitted assets and are in an amount at least equal to the minimum amounts required by Insurance Laws. The annual statutory balance sheets and income statements included in the Company SAP Statements have been, where required by applicable Insurance Laws, audited by an independent accounting firm of recognized national or international reputation, and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. As of the date hereof, the Company is not subject to any market conduct examinations relating to any domestic Company Insurance Subsidiary.

(c) Compliance with Insurance Laws and Court Orders.  Except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the business and operations of Company and Company Insurance Subsidiaries have been conducted in compliance with all applicable statutes, regulations and rules regulating the business of insurance, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Governmental Authorities regulating the business of insurance (collectively, “Insurance Laws”). Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Insurance Subsidiary and, to the Knowledge of Company, its agents, have marketed, sold and issued insurance products in compliance

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with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold. In addition, (x) there is no pending or, to the Knowledge of Company, threatened charge by any Governmental Authorities that any Company Insurance Subsidiary has violated, nor any pending or, to the Knowledge of Company, threatened investigation by any Governmental Authorities with respect to possible violations of, any applicable Insurance Laws, where such violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (y) the Company Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof, except for such failures to file such reports as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Insurance Matters.

(1) Except as otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all policies, binders, slips, certificates, and other agreements of insurance, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries and any and all marketing materials, agents agreements, brokers agreements or managing general agents agreements are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply with the Insurance Laws applicable thereto and, as to premium rates established by Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the insurance statutes, regulations and rules applicable thereto.

(2) All reinsurance treaties or agreements, including retrocessional agreements, to which Company or any Company Insurance Subsidiary is a party or under which Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any Company Insurance Subsidiary, nor, to the knowledge of Company, any other party to a reinsurance treaty, binder or other agreement to which Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3) Prior to the date hereof, Company has delivered or made available to Parent a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, with respect to Company or any Company Insurance Subsidiary since December 31, 2007, and all attachments, addenda, supplements and modifications thereto (the “Company Actuarial Analyses”).

Section 3.39  Patriot Act.

(a) Neither the Company nor any of its Subsidiaries (nor any of their affiliates) is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”). Neither the Company nor any of its Subsidiaries nor any of their affiliates is a “Prohibited Person,” which term is defined as follows:

(1) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(2) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

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(3) a person or entity with whom either party is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Executive Order and the Patriot Act;

(4) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list.

(b) Neither the Company nor any of its Subsidiaries nor any of their affiliates is or will (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

Section 3.40  Rights Agreement.  The Company has delivered or made available to Parent a correct and complete copy of the Tax Benefit Preservation Plan dated September 24, 2009, as amendment (the “Tax Preservation Plan”), including all exhibits thereto. The Company has taken all necessary action so that neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will (a) cause the Rights to become exercisable, (b) cause any Person to become an Acquiring Person (as defined in the Tax Preservation Plan) or (c) give rise to a Distribution Date or a Stock Acquisition Date (each as defined in the Tax Preservation Plan).

Section 3.41  No Other Representations.  Other than the representations or warranties made in this Article III, the Company and Operating Partnership make no other representations or warranties as to any matter whatsoever. The Company and Operating Partnership hereby disclaim any such other or implied representations or warranties, including without limitation any representations or warranties related to any estimates, projections, forecasts, plans and/or similar forward-looking information, notwithstanding the delivery or disclosure to the Purchaser Parties or any of their respective Representatives or financing sources of any documentation or other information (including any estimates, projections, forecasts, plans and/or any other forward-looking information). The representations and warranties set forth in this Article III are made solely by the Company and Operating Partnership, and no Representative of the Company or any Affiliate thereof shall have any responsibility or liability related thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

The Purchaser Parties, jointly and severally, represent and warrant to the Company and Operating Partnership:

Section 4.1  Organization and Power.  Each of the Purchaser Parties is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Purchaser Parties has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Merger Sub is a direct wholly-owned Subsidiary of Parent. Merger Partnership’s sole general partner is Merger Sub, and Merger Partnership’s sole limited partner is Parent.

Section 4.2  Authorization.  Each of the Purchaser Parties has all necessary power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The members of Parent have approved this Agreement and the transactions contemplated by this Agreement. The board of directors of Merger Sub has unanimously adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated by this Agreement. Merger Sub, as the sole general partner of Merger Partnership, has approved this Agreement and

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the transactions contemplated by this Agreement. The execution and delivery and performance of this Agreement by each of the Purchaser Parties and the consummation by each of the Purchaser Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of each of the Purchaser Parties.

Section 4.3  Enforceability.  This Agreement has been duly executed and delivered by each of the Purchaser Parties and, assuming due authorization, execution and delivery of this Agreement by the Company and Operating Partnership, constitutes a legal, valid and binding agreement of each of the Purchaser Parties, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

Section 4.44  Governmental Authorizations.  The execution, delivery and performance of this Agreement by each of the Purchaser Parties and the consummation by each of the Purchaser Parties of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than such consents, approvals and authorizations as have already been obtained and:

(a) the filing of the Company Merger Certificate and Partnership Merger Certificate with the Secretary of State of the State of Delaware;

(b) the filing with the SEC of any filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

(c) the pre-merger notification required under the HSR Act, if applicable; and

(d) compliance with any applicable state, federal or foreign Laws governing the sale of liquor.

Notwithstanding anything to the contrary in this Agreement, the failure to obtain approvals, consents or authorizations in respect of or related to the matters referred to in Section 4.4(d) shall not be a condition to the Closing.

Section 4.5  Non-Contravention.  The execution, delivery and performance of this Agreement by each of the Purchaser Parties and the consummation by the Purchaser Parties of the transactions contemplated by this Agreement (in each case, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.4 have been obtained or made) do not and will not:

(a) contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of any of the Purchaser Parties;

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries (“Parent Assets”) are bound, other than as would not have a Parent Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, “Parent Contracts”), other than as would not have a Parent Material Adverse Effect;

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts, other than as would not have a Parent Material Adverse Effect;

(e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Parent Contracts, other than as would not have a Parent Material Adverse Effect; or

(f) cause the creation or imposition of any Liens on any Parent Assets, other than as would not have a Parent Material Adverse Effect.

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Section 4.6  Interim Operations of Merger Sub and Merger Partnership.  Merger Sub and Merger Partnership were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

Section 4.7  Financing.  Parent has delivered to the Company a true, complete and correct copy of (a) an executed equity commitment letter (the “THI Commitment Letter”), which expressly provides for the Company to be a third party beneficiary thereof, pursuant to which THI Inca V LLC (the “THI Investor”) has committed to provide equity financing (the “THI Financing”) to Parent in the amount set forth therein, and (b) an executed equity commitment letter (the “CG Commitment Letter” and together with the THI Commitment Letter, the “Equity Commitment Letters”), which expressly provides for the Company to be a third party beneficiary thereof, pursuant to which Capital Gathering, LLC (the “CG Investor” and together with the THI Investor, the “Equity Investors”) has committed to provide equity financing (the “CG Financing” and together with the THI Financing, the “Financing”) to Parent in the amount set forth therein. As of the date of this Agreement, except as otherwise provided in the Equity Commitment Letters, the Equity Commitment Letters are in full force and effect and are the valid, binding and enforceable obligation of Parent and the other parties thereto. The Equity Commitment Letters have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect. No event has occurred which, with or without notice, lapse of time, or both, would constitute a default of Parent or any other party thereto under the Equity Commitment Letters. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Equity Commitment Letters. Taken together with Parent’s cash on hand, the proceeds contemplated by the Equity Commitment Letters will be sufficient to provide funds in an amount necessary to satisfy all of Parent’s, Merger Sub’s and Merger Partnership’s obligations under this Agreement and the transactions contemplated hereby. As of the date hereof and as of the Closing Date, the Equity Investors have and will have sufficient cash on hand or binding written capital commitments to satisfy their respective obligations under the Equity Commitment Letters.

Section 4.8  Limited Guarantees.  Concurrently with the execution of this Agreement, the Purchaser Parties have delivered to the Company Limited Guarantees executed by the Guarantors in the form attached as Exhibit D to this Agreement. As of the date hereof and as of the Closing Date, the Guarantors have and will have sufficient cash on hand or binding written capital commitments to satisfy its obligations under the Limited Guarantees.

Section 4.9  Absence of Litigation.  There is no Action pending or, to the Knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Entity that would or seeks to materially delay or prevent the consummation of the Mergers or the transactions contemplated thereby. Neither Parent nor any of its Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement or Contract with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would or seeks to materially delay or prevent the consummation of any of the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, none of the Purchaser Parties has incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.10  Brokers.  The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Purchaser Parties.

Section 4.11  Ownership.  Except for or pursuant to the Voting Agreements, none of Parent or any of its Affiliates (a) beneficially owns shares of Common Stock, directly or indirectly, (b) has the right to acquire shares of Common Stock pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (c) has the right to vote such stock

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pursuant to any agreement, arrangement or understanding; or (d) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of such stock with any other Person. Except for the Voting Agreements, none of the Purchaser Parties or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding (whether formal or informal, binding or non-binding) with any of the officers, directors, employees or Affiliates of the Company or any of its Subsidiaries that is currently in effect or would become effective in the future (upon consummation of the Mergers or otherwise).

Section 4.12  Proxy Statement.  The information supplied by the Purchaser Parties for inclusion or incorporation by reference in the Company Proxy Statement (or any amendment or supplement thereof) shall not, at the time the Company Proxy Statement is filed with the SEC, at any time the Company Proxy Statement is amended or supplemented, at the time the Company Proxy Statement is mailed to the Company’s stockholders, at the time of any amendment or supplement thereof or at the time of the Company Stockholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

Section 4.13  No Other Representations.  Other than the representations or warranties made in this Article IV, the Purchaser Parties make no other representations or warranties as to any matter whatsoever. The Purchaser Parties hereby disclaim any such other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company, Operating Partnership or any of their Representatives of any documentation or other information (including any estimates, projections, forecasts, plans and/or any other forward-looking information). The representations and warranties set forth in this Article IV are made solely by the Purchaser Parties, and no Representative of the Purchaser Parties or any Affiliate thereof shall have any responsibility or liability related thereto (except as otherwise provided in the Guarantees).

ARTICLE V

COVENANTS

Section 5.1  Conduct of Business of the Company.  Except as contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and in compliance with applicable Laws and (y) use its commercially reasonable efforts to maintain and preserve intact its business organization, to preserve its assets and properties in good repair and condition and to preserve the goodwill of its customers, suppliers and other Persons with whom it has business relationships (provided, however, that the Company shall only be obligated to cause any Subsidiary of which it does not own greater than 50% of the voting interests to take or not to take any action under this Agreement to the extent that the Company has the power (contractual or otherwise) to cause such entity to take or not to take such action and in any event subject to the fiduciary duties of the Company or any of its representatives or designees serving as officers, directors or in similar capacities of such Persons). Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, take any of the following actions without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned (provided, however, that the Company shall only be obligated to cause any Subsidiary of which it does not own greater than 50% of the voting interests to take or not to take any action under this Agreement to the extent that the Company has the power (contractual or otherwise) to cause such entity to take or not to take such action and in any event subject to the fiduciary duties of the Company or any of its representatives or designees serving as officers, directors or in similar capacities of such Persons):

(a) Organization Documents.   Amend any of the Company Organizational Documents;

(b) Dividends.  Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than dividends paid by wholly-owned Subsidiaries to the parents thereof;

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(c) Capital Stock.  (i) Adjust, split, combine, subdivide or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire or agree to subject to a Lien (other than Liens for Taxes not yet due or payable or which are being contested in good faith), directly or indirectly, any shares of capital stock or other equity interests of the Company or of any Subsidiary or any securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity interests, (iii) grant any Person any right or option to acquire any shares of such capital stock or other equity interests, (iv) issue, deliver or sell any additional shares of such capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of such capital stock or other equity interests or such securities (other than pursuant to (A) the exercise of stock options, (B) the vesting of restricted stock, (C) the conversion of convertible securities or (D) the redemption of OP Units) or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock or other equity interests except in each case as permitted under Section 5.1(d);

(d) Compensation and Benefits.  (i) Increase the compensation or benefits payable or to become payable to any of the Company Employees, (ii) grant any retention, severance or termination pay to any of the Company Employees (except pursuant to the terms in effect on the date of this Agreement of existing agreements, plans or policies identified in Section 3.18(a) of the Company Disclosure Letter), (iii) enter into, terminate or amend any new employment, bonus, change of control, consulting or severance agreement with any of the Company Employees, (iv) establish, adopt, enter into, terminate, amend or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (v) grant any equity or equity based awards to any Company Employee, except in each case as to the foregoing clauses (i)-(v), (A) to the extent required by applicable Laws, (B) for increases in salary, wages and benefits of employees (other than Company Officers) in the ordinary course of business consistent with past practice, (C) in conjunction with new hires, promotions or other changes in job status occurring in the ordinary course of business consistent with past practice, or (D) pursuant to existing collective bargaining agreements identified in Section 3.20 of the Company Disclosure Letter, (vi) at any time between the date of the signing of the Agreement and the Closing Date, effect a “plant closing”, “mass layoff” or similar triggering event as those terms are defined in WARN or any similar state or local Law, or otherwise effect a material reduction in force, (vii) enter into, terminate or materially amend any collective bargaining, works council or other similar agreements, or (viii) terminate any Company Officers, other than for cause;

(e) Acquisitions.  (i) Acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof; (ii) acquire, enter into or extend any option to acquire, or exercise an option to acquire, any real property or commence construction of, or enter into any Contract to develop or construct, any real estate projects; provided that the restrictions in this clause (ii) shall not apply to construction or renovation required under any Property Franchises or other agreement or by Laws or necessary or advisable in the Company’s or such Subsidiary’s judgment in order to prevent injury to persons or property; or (iii) enter into any new Joint Ventures or Joint Venture Documents or any new line of business;

(f) Dispositions.  Sell, lease, license, transfer, pledge, encumber, grant or dispose of any material Company Assets, including the capital stock or other equity interests of Subsidiaries of the Company and any Joint Venture Interests, other than (i) the sale of inventory or (ii) the disposition of used or excess equipment;

(g) Contracts.  (i) Amend or modify in any material respect or enter into or terminate any Contract that would be a Material Contract if in effect on the date of this Agreement, or (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, or that would, after the Company Merger Effective Time, limit or otherwise restrict Parent, any of its Subsidiaries, any of their Affiliates or any of their successors, from engaging or competing in any line of business or in any geographic area.

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(h) Indebtedness; Guarantees.   Except as set forth on Section 5.1 of the Company Disclosure Letter, incur, assume, guarantee or prepay any Indebtedness or intentionally and voluntarily assume or otherwise agree to become responsible for the Liabilities of any Person (other than Liabilities for Taxes incurred in the ordinary course of business) other than Indebtedness, not to exceed $1,000,000 in the aggregate, which may be incurred in the ordinary course of business consistent with past practice to fund working capital needs;

(i) Loans.  (i) Make any loans, advances or capital contributions to, or investments in, any Person other than (A) to a wholly-owned Subsidiary or (B) to existing Joint Ventures in the ordinary course of business in amounts less than $500,000 individually or $1,000,000 in the aggregate, or (ii) make any loans to its directors or officers;

(j) Capital Expenditures.   Make any capital expenditure, other than any capital expenditures (x) required under any Property Franchises or other agreement or by Laws or necessary or advisable in the Company’s (or such Subsidiaries, as applicable) judgment in order to prevent injury to persons or property or to replace failed equipment in order to continue the operations of its business in the ordinary course or (y) set forth in Section 5.1(j) of the Company Disclosure Letter;

(k) Accounting and Tax.  (i) Change its financial accounting policies or procedures, other than as required by GAAP, (ii) except to the extent required by applicable Laws, make or change any material Tax election , (iii) enter into any material closing, settlement, or other agreement with any Governmental Entity relating to or which could have an effect on material Taxes, (iv) agree to extend or waive any period of adjustment, assessment, or collection of material Taxes , or issue an power of attorney with respect to material Taxes, (v) apply for or request any written ruling from a Governmental Entity relating to Taxes, or (vi) file any Tax Return (including any material Tax Return) except in a manner consistent with Section 5.17;

(l) Legal Actions.  Waive, release, assign, settle or compromise (i) any material Legal Actions or any material claim or material Liability or (ii) any Legal Action that is brought by any current, former or purported holder of any securities of the Company or any of its Subsidiaries in its capacity as such and that (A) requires any payment to such security holders by the Company or any Subsidiary or (B) adversely affects the ability of the Company or its Subsidiaries to conduct their business in a manner consistent with past practice;

(m) Insurance.  Fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies (or reasonable replacement insurance policies therefor) covering the Company and its Subsidiaries and their respective properties, assets and businesses;

(n) Zoning.  Initiate or consent to any material zoning reclassification of any Owned Real Property or material Leased Property or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Owned Real Property or material Leased Property; or

(o) Insurance Subsidiary Actions.  Alter or amend in any material respect the Company’s or its Subsidiaries’ existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies or any material assumption underlying an actuarial practice or policy, except as may be required by Law, GAAP or applicable SAP or the local equivalent in the applicable jurisdictions;

(p) Existing Financings.  Alter, terminate, amend, waive any provision of any of the Existing Financing Documents or make any payment, or agree to make any payment, in connection with the waiver by any other party of any provision of any of the Existing Financing Documents; or

(q) Related Actions.  Agree or commit to do any of the foregoing.

Notwithstanding the foregoing, no consent of Parent shall be required (or if required, shall be deemed granted for all purposes hereunder) with respect to any matter set forth in Section 5.1 or elsewhere in this Agreement to the extent the requirement of such consent, or the failure to perform or comply with such

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matter, would violate any applicable Laws. For the avoidance of doubt, the parties acknowledge and agree that any action expressly permitted by any subsection of Section 5.1 shall be deemed permitted by each subsection of Section 5.1.

Section 5.2  Other Actions.  Each of the Purchaser Parties, the Company and Operating Partnership shall not, and shall cause each of their respective Subsidiaries and Affiliates not to, take any action that could reasonably be expected to result in any of the conditions to the Mergers set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed, except, in the case of the Company, to the extent its board of directors withdraws, modifies or amends the Company Board Recommendation in accordance with Section 5.4(d).

Section 5.3  Access to Information; Confidentiality.

(a) Between the date of this Agreement and the Partnership Merger Effective Time, except as otherwise prohibited by applicable Laws or the terms of any Contract entered into prior to the date hereof to which the Company or any of its Subsidiaries is a party (it being agreed that the parties shall use their reasonable efforts to cause such information to be provided in a manner that does not cause such violation or prohibition), the Company shall, and shall cause its Subsidiaries, to (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries and (ii) furnish promptly such information concerning the Company and its Subsidiaries as Parent or its Representatives may reasonably request. Without limiting the foregoing, Parent and its Representatives (including its financing sources) shall have the right to conduct appraisal and environmental and engineering inspections of each of the Properties at Parent’s sole cost and at reasonable times upon prior notice to the Company; provided, however, that neither Parent nor its Representatives shall have the right to take and/or analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building.

(b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated August 24, 2009 (the “Confidentiality Agreement”), between Parent and the Company with respect to the information disclosed under this Section 5.3.

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s or its Subsidiaries’ operations prior to the Company Merger Effective Time. Prior to the Company Merger Effective Time, the Company shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over the operations of the Company and its Subsidiaries.

Section 5.4  Solicitation; Change of Recommendation.

(a) Except as specifically permitted in Section 5.4(d), from the date of this Agreement until the Company Merger Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to, and shall direct its Representatives not to, directly or indirectly:

(1) solicit, initiate, facilitate or knowingly encourage any inquiries, offers or proposals relating to a Takeover Proposal;

(2) engage in discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person that has made a Takeover Proposal;

(3) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent (a “Company Adverse Recommendation Change”);

(4) approve, endorse or recommend any Takeover Proposal; or

(5) enter into any agreement in principle, arrangement, understanding or Contract relating to a Takeover Proposal other than an Acceptable Confidentiality Agreement.

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(b) Except as specifically permitted in Section 5.4(d), the Company shall, and shall cause each of its Subsidiaries to, and shall direct its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person that has made or indicated an interest or intention to make a Takeover Proposal (provided, however, that the Company shall only be obligated to cause any Subsidiary of which it does not own greater than 50% of the voting interests to take or not to take any action under this Agreement to the extent that the Company has the power (contractual or otherwise) to cause such entities to take or not to take such action and in any event subject to the fiduciary duties of the Company or any of its representatives or designees serving as officers, directors or in similar capacities of such Persons). The Company shall promptly request that each Person who has executed a confidentiality agreement with the Company in connection with that Person’s consideration of a Takeover Proposal return or destroy all non-public information furnished to that Person by or on behalf of the Company. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.4 and shall instruct its Representatives to notify the Company as promptly as practicable following receipt of a Takeover Proposal.

(c) The Company shall notify Parent promptly (and in any event within 48 hours) upon receipt by the Company or any of its Subsidiaries (including through a notification by its Representatives) of (i) any Takeover Proposal, (ii) any request for information relating to the Company or any of its Subsidiaries (other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal) or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall provide Parent promptly (and in any event within 48 hours) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request (or, where no such copy is available, a description of such Takeover Proposal, indication, inquiry or request). The Company shall keep Parent reasonably informed on a prompt basis (and in any event within 48 hours) of the status of any such Takeover Proposal, indication, inquiry or request and any related communications to or by the Company, any of its Subsidiaries or its Representatives. The Company shall not, and shall cause its Subsidiaries not to, enter into any agreement with any Person subsequent to the date of this Agreement, which prohibits the Company from providing such information to Parent or requires the Company to negotiate on an exclusive basis (other than with respect to matters in the ordinary course of business and unrelated to a Takeover Proposal) with such other Person. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, seek enforcement of the provisions of any such agreement, in each case, except to the extent the board of directors of the Company (or any Authorized Committee) determines in good faith (after consultation with its outside legal counsel) that such action would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws.

(d) Subject to the Company’s compliance with the provisions of this Section 5.4, and only until the Requisite Company Vote is obtained, the Company and its board of directors (or any Authorized Committee) shall be permitted to:

(1) engage in discussions with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 (x) to clarify the terms of such Takeover Proposal or (y) if, prior to taking such action, (A) the board of directors of the Company (or any Authorized Committee) determines in good faith (after consultation with its advisors) that such Takeover Proposal is reasonably likely to result in a Superior Proposal and (B) the board of directors of the Company (or any Authorized Committee) determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws;

(2) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, (A) the board of directors of the Company (or any Authorized Committee) determines in good faith (after consultation with its advisors) that such Takeover Proposal is reasonably likely to result in a Superior Proposal, (B) the board of directors of the Company (or any Authorized Committee) determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders

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of the Company under applicable Laws and (C) the Company (1) has caused such Person to enter into an Acceptable Confidentiality Agreement and (2) promptly discloses the same such non-public information to Parent if not previously disclosed;

(3) in response to an Intervening Event, make a Company Adverse Recommendation Change, if the board of directors of the Company (or any Authorized Committee) has determined in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws; provided, that (A) the Company has provided to Parent five (5) Business Days’ prior written notice advising Parent that it intends to effect such Company Adverse Recommendation Change and specifying, in reasonable detail, the reasons for such Company Adverse Recommendation Change and (B) during such five (5) Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in a manner that obviates the need for such Company Adverse Recommendation Change;

(4) in response to the receipt of any written Takeover Proposal not solicited in violation of this Section 5.4, approve, endorse or recommend a Takeover Proposal and, in connection therewith, make a Company Adverse Recommendation Change, if the board of directors of the Company (or any Authorized Committee) (A) has determined in good faith, after consultation with a nationally-recognized financial advisor (which may be the Company Financial Advisor), that such Takeover Proposal constitutes a Superior Proposal and (B) has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the fifth (5th) Business Day following Parent’s receipt of written notice from the Company (a “Company Adverse Recommendation Notice”) advising Parent that the board of directors of the Company (or such Authorized Committee) intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and a new five (5) Business Day period); and provided further that in determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the board of directors of the Company (or such Authorized Committee) shall take into account any changes to the terms of this Agreement proposed by Parent (in response to a Company Adverse Recommendation Notice or otherwise) in determining whether such third party Takeover Proposal continues to constitute a Superior Proposal; or

(5) subject to the termination of this Agreement in accordance with Section 7.4(a), enter into an agreement providing for the implementation of a Superior Proposal.

(e) Notwithstanding anything to the contrary in this Agreement, the board of directors of the Company (and any Authorized Committee) shall be permitted to (i) disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act and (ii) make such other public disclosure that it determines in good faith, after consultation with outside legal counsel, is required under applicable Laws, provided, however, that neither the Company nor its board of directors shall (x) recommend that the stockholders of the Company tender their shares of Company Stock in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Takeover Proposal) or (y) withdraw, modify or amend the Company Board Recommendation, unless in the case of each of clauses (x) and (y), the requirements of Section 5.4(d)(4) have been satisfied.

Section 5.5  Parent Guarantee; Equity Commitment Letter.

(a) Parent (i) shall, and shall cause Merger Sub, Merger Partnership and each of its and their respective Affiliates to take all action necessary to perform each of their respective obligations under this Agreement and to consummate the Mergers upon the terms and subject to the conditions set forth in this Agreement and (ii) shall not, and shall cause Merger Sub, Merger Partnership and each of its and their respective Affiliates not to, conduct any business or make any investments other than as specifically contemplated by this

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Agreement. Parent shall not, and shall not permit Merger Sub, Merger Partnership or any of its or their respective Affiliates to take any action that would result in the breach of any representation, warranty or covenant of Parent hereunder. Parent acknowledges and agrees that its obligation to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein is not conditioned upon the availability or consummation of any financing requirements of Parent.

(b) Parent shall, and shall cause Merger Sub, Merger Partnership and each of its and their respective Affiliates to, at all times comply with all of the terms and conditions set forth in the Equity Commitment Letter and will take all commercially reasonable actions necessary thereunder to cause the proceeds of the Financing to be available on the Closing Date.

(c) Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub, Merger Partnership or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 5.5.

(d) Parent hereby commits to contribute, on or prior to the first anniversary of the Closing, cash equity to the Operating Partnership in an aggregate amount equal to at least $12,000,000 to be used for the sole purposes of consummating Permitted New Investments (as defined in the Amendments), working capital and capital expenditures.

Section 5.6  Notices of Certain Events.

(a) The Company shall notify Parent promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (iii) any material Legal Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Sections 6.2(a) or 6.2(b) of this Agreement not to be satisfied.

(b) Parent shall notify the Company promptly of (i) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives) or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Sections 6.3(a) or 6.3(b) of this Agreement not to be satisfied.

(c) The delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, provided, that the Company’s failure to promptly provide any such notice to Parent shall not in and of itself constitute a failure of the condition set forth in Section 6.2(b) to be satisfied.

Section 5.7  Company Proxy Statement.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare a draft of the Company Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on such draft, and once such draft is in a form reasonably acceptable to each of Parent and the Company, the Company shall file the Company Proxy Statement with the SEC. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Company Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement.

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(b) The Company shall use its commercially reasonable efforts to (i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests, and (ii) cause the Company Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates or Representatives should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding the foregoing, prior to responding to any comments or requests of the SEC or the filing or mailing of the Company Proxy Statement (or any amendment or supplement thereto), the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Company Proxy Statement and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent.

(c) The Company Proxy Statement shall include the Company Board Recommendation unless the board of directors of the Company (or any Authorized Committee) has withdrawn, modified or amended the Company Board Recommendation in accordance with Section 5.4(d).

Section 5.8  Company Stockholders Meeting.  The Company shall call and hold the Company Stockholders Meeting as promptly as practicable following the date of this Agreement for the purpose of obtaining the Requisite Company Vote. Unless this Agreement shall have been terminated in accordance with Sections 7.1, 7.2, 7.3 or 7.4, the Company shall hold the Company Stockholders Meeting regardless of whether the there has occurred a Company Adverse Recommendation Change. Subject to Section 5.4(d), the Company shall use its commercially reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and shall take all further action reasonably necessary or advisable to secure the Requisite Company Vote.

Section 5.9  Employees; Benefit Plans.

(a) For a period of one year following the Closing Date (the “Continuation Period”), Parent shall cause the Surviving Corporation to provide Company Employees (other than those employees covered by a collective bargaining agreement) who are employed by the Company or its Subsidiaries as of the Company Merger Effective Time (“Active Employees”) with compensation and benefits that are no less favorable in the aggregate as those provided under the Company Benefit Plans in effect at the Company Merger Effective Time; provided, however, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of Parent or the Surviving Corporation or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary in this Agreement, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Active Employee for any reason for which the Company could have terminated such person prior to the Company Merger Effective Time.

(b) Parent and its Affiliates shall continue to maintain and administer all Company Benefit Plans (including, without limitation, any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Company Merger Effective Time, subject to any amendment or termination thereof that may be permitted by such Company Benefit Plans, applicable Law, and this Agreement. During the Continuation Period, Parent and its Affiliates shall provide all Active Employees who suffer a qualifying termination of employment with severance benefits no less favorable than

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those that would have been provided to such Active Employees under the Company’s severance policy as in effect immediately prior to the Company Merger Effective Time.

(c) For all purposes under the employee benefit plans of Parent and its Affiliates providing benefits to any Active Employees after the Company Merger Effective Time (the “New Plans”), each Active Employee shall be credited with his or her years of service with the Company, Subsidiaries and Affiliates before the Company Merger Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Active Employee was entitled, before the Company Merger Effective Time, to credit for such service under any similar or comparable Company Benefit Plans (except to the extent such credit would result in a duplication of benefits). In addition, and without limiting the generality of the foregoing: (i) each Active Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Active Employee participated immediately before the Company Merger Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Active Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Active Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Active Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Active Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) Parent and the Company acknowledge and agree that all provisions contained herein with respect to employees are included for the sole benefit of Parent and the Company and their respective Affiliates shall not create any right in any other Person, including any employees, former employees, participants or former participants in any Company Benefit Plans or any beneficiary thereof, or any other third parties. In addition, except as expressly provided herein, nothing contained herein, expressed or implied, is intended to confer upon any Company Employee any right to employment or continued employment with the Company, Subsidiary, or Surviving Corporation or any rights under any Company Benefit Plan, including severance benefits, by reason of this Agreement.

Section 5.10  Directors’ and Officers’ Indemnification and Insurance.

(a) Parent, the Surviving Corporation and the Surviving Partnership shall cause all rights to indemnification, advancement of expenses and exculpation now existing in favor of any present or former director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the Company Organizational Documents or in agreements between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement to survive the Mergers and to continue in full force and effect for a period of not less than six (6) years after the Company Merger Effective Time.

(b) After the Company Merger Effective Time, Parent shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to the Company Merger Effective Time. If any Indemnified Party is or becomes involved in any Legal Action in connection with any matter occurring prior to or at the Company Merger Effective Time, Parent shall pay promptly after they are incurred such Indemnified Party’s reasonable legal fees, costs and expenses incurred in connection with such Legal Action, subject to Parent’s receipt of an undertaking by or on behalf of such Indemnified Party, if required by the DGCL, to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any

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jurisdiction with respect to any single Legal Action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action.

(c) Parent, the Surviving Corporation and the Surviving Partnership shall, jointly and severally, (i) maintain in effect for at least six (6) years after the Partnership Merger Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that the Surviving Corporation or the Surviving Partnership may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous) or (ii) obtain as of the Company Merger Effective Time “tail” insurance policies with a claims period of at least six (6) years from the Company Merger Effective Time with at least the same coverage and amounts containing terms and conditions which are no less advantageous, in each case, with respect to claims arising out of or relating to events which occurred before or at the Company Merger Effective Time so long as Parent, the Surviving Corporation and the Surviving Partnership are not required to pay an annual premium in excess of 250% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 250% amount being the “Maximum Premium”). The Company represents that such annual premium amount is set forth in Section 5.10(c) of the Company Disclosure Letter. If Parent, the Surviving Corporation or the Surviving Partnership are unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, Parent, the Surviving Corporation and the Surviving Partnership shall, jointly and severally, instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium.

(d) The covenants contained in this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(e) In the event that Parent, the Surviving Corporation or the Surviving Partnership or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent, the Surviving Corporation or the Surviving Partnership, as the case may be, shall succeed to the obligations set forth in this Section 5.10.

Section 5.11  Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable.

Section 5.12  Consents; Filings.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of Parent, the Company and Operating Partnership shall, and shall cause their respective Affiliates to, (i) use its best efforts to obtain any consents, approvals or other authorizations, and make any filings and notifications required in connection with the transactions contemplated by this Agreement and (ii) thereafter make any other submissions either required or deemed appropriate by either Parent or the Company, in connection with the transactions contemplated by this Agreement under (A) the Exchange Act, (B) the HSR Act, if applicable, (C) the DGCL and DRULPA, (D) the NYSE rules and regulations and (E) any other applicable Laws. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.12 or Section 5.6 as “outside counsel only.” Such material and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

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(b) If applicable, in furtherance thereof, as soon as practicable after the date of this Agreement, the parties shall file, or cause to be filed by their respective ultimate parent entities, with the Federal Trade Commission and the Department of Justice, the notifications required to be filed under the HSR Act with respect to the transactions contemplated in this Agreement, which notifications will include a request for early termination of the waiting period under the HSR Act. The parties agree further to supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act. Neither Parent nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

(c) Each of Parent and the Company shall promptly inform the other party upon receipt of any communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the transactions described herein. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.12(c) as “outside counsel only.” In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Entity regarding the transactions described herein shall include representatives of Parent and the Company. Subject to applicable Laws, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the transactions described herein by or on behalf of any party. Parent shall advise the Company promptly of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent shall use commercially reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws. Notwithstanding the foregoing, nothing contained in this Agreement shall require or obligate Parent to, and the Company shall not, without the prior written consent of Parent (i) agree or otherwise become subject to any restrictions, conditions, limitations, licensing requirements, or other understandings on or with respect to the assets or the operation of the business of Parent, the Company, or any of the Company’s Subsidiaries, or (ii) agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment or a trust or otherwise), or divest itself of all or any portion of the business, assets, or operations of Parent, the Company, or any of the Company’s Subsidiaries, except to the extent any such foregoing action would not have a Company Material Adverse Effect.

(d) Each of the Company, Operating Partnership and the Purchaser Parties shall use commercially reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In seeking third party consents, the parties shall cooperate and consult with each other to convey a consistent message regarding the transactions contemplated by this Agreement to all third parties. In the event that any third party consent described above shall fail to be obtained, each of the Company and Operating Partnership shall use its commercially reasonable efforts, in consultation with Parent, to minimize any adverse effect resulting, or which could reasonably be expected to result, after the Company Merger Effective Time from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Entity) with respect to any transaction contemplated by this Agreement or minimizing any adverse effect from the failure to obtain such consent or preserving intact any relationship, (i) without the prior written consent of Parent which shall not be unreasonably withheld, delayed or conditioned, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose

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approval or consent is being solicited any material amount of cash or other consideration, make any material commitment or incur any material Liability or other material obligation due to such Person and (ii) none of the Purchaser Parties, the Company or any of their respective Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited or whose relationship is being preserved any cash or other consideration, make any commitment or incur any Liability or other obligation.

Section 5.13  Public Announcements.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws or the NYSE requirements, in which case that party shall use its reasonable commercial efforts to consult with the other party before issuing any such release or making any such public statement.

Section 5.14  Stock Exchange De-listing.  Parent and the Company shall use their commercially reasonable efforts to cause the Common Stock and the Company Rights to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Company Merger Effective Time.

Section 5.15  Fees, Expenses and Conveyance Taxes.  Whether or not the Mergers are consummated, all expenses (including fees and expenses payable to Representatives) incurred by any party to this Agreement or its Affiliates or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) shall be paid by the party incurring those Expenses, except (a) that Expenses incurred in connection with the filing, printing and mailing of the Company Proxy Statement and the filing fees for any filings made under the HSR Act shall be shared equally by Parent and the Company, (b) that all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated in this Agreement shall be borne by Parent and (c) as otherwise provided in Section 7.5. At the Closing, Parent shall pay the amount set forth on Section 5.1(h) of the Company Disclosure Letter in accordance with the instructions contained therein.

Section 5.16  Takeover Statutes.  If any takeover statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

Section 5.17  Tax Matters.  During the period from the date of this Agreement to the Company Merger Effective Time, the Company and its Subsidiaries shall:

(a) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner consistent with past practice except as otherwise required by applicable Laws; and

(b) fully and timely pay (or cause to be paid) all Taxes due and payable in respect of such Post-Signing Returns that are so filed.

Section 5.18  Section 16b-3.  Prior to the Company Merger Effective Time, the Company shall (and shall be permitted to) take such steps as may be reasonably required to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.19  Resignations.  The Company shall use commercially reasonable efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Company Merger Effective Time, of those officers and directors of the Company or any Subsidiary designated by Parent to the Company in writing at least five (5) calendar days prior to the Closing.

Section 5.20  Voting of Executive Officer Common Stock.  At any meeting of the stockholders of the Company, however called, and in any written action by stockholders of the Company, the Company shall endeavor in good faith to cause each of its executive officers within the meaning of Rule 3b-7 of the Exchange

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Act to vote such officer’s shares of Common Stock (if any) in favor of the Company Merger and the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS

Section 6.1  Conditions to the Parties’ Obligations to Effect the Mergers.  The respective obligations of each party to this Agreement to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Stockholder Approval.  This Agreement shall have been duly adopted by the Requisite Company Vote.

(b) Antitrust.  The waiting period applicable to the consummation of the Mergers under the HSR Act if applicable, shall have expired or been terminated.

(c) No Injunctions or Restraints.  There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Mergers may not be consummated as provided herein, no proceeding or lawsuit shall be pending by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially impair or delay or restructure the transactions contemplated hereby.

Section 6.2  Conditions to Obligations of the Purchaser Parties.  The obligations of each of the Purchaser Parties to effect the Mergers are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  (i) Other than the representations and warranties set forth in Sections 3.3 (Authorization), 3.4 (Enforceability), 3.10 (Capitalization; Options), 3.11 (Voting), 3.15(a) (Absence of Company Material Adverse Effect), 3.31 (Opinion of Financial Advisor), 3.33 (Brokers and Finders) and 3.40 (Rights Agreement), the representations and warranties of the Company and Operating Partnership set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them, as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all respects as of that specified date), unless the failure or failures of all such representations and warranties to be so true and correct in all respects would not, in the aggregate, have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Sections 3.3 (Authorization), 3.4 (Enforceability), 3.10 (Capitalization; Options), 3.11 (Voting), 3.31 (Opinion of Financial Advisor), 3.33 (Brokers and Finders) and 3.40 (Rights Agreement) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of that specified date), and (iii) the representation and warranty in Section 3.15(a) (Absence of Company Material Adverse Effect) shall be true and correct in all respects as of the Closing Date.

(b) Performance of Obligations.  The Company and Operating Partnership shall have performed in all material respects all obligations required to be performed by each under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

(d) No Default under Existing Financing Documents.  No lender or agent of the lenders under any of the Existing Financing Documents shall have provided valid written notice to the Company of any

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material default under any such Existing Financing Document that is not capable of being cured or for which no remaining cure period exists, and the amendments to the Existing Financings specified on Section 6.2(d) of the Company Disclosure Letter (the “Amendments”) shall be in full force and effect.

Section 6.3  Conditions to Obligations of the Company and Operating Partnership.  The obligations of the Company and Operating Partnership to effect the Mergers is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of each of the Purchaser Parties set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Parent Material Adverse Effect qualifications contained in them as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all respects as of that specified date), unless the failure or failures of all such representations and warranties to be so true and correct in all respects would not, in the aggregate, have a Parent Material Adverse Effect.

(b) Performance of Obligations.  Each of the Purchaser Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4  Frustration of Closing Conditions.  None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party, including such party’s failure to use commercially reasonable efforts to consummate the Mergers and the other transactions contemplated by this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1  Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Company Merger Effective Time by mutual written consent of Parent and the Company.

Section 7.2  Termination by Either Parent or the Company.  This Agreement may be terminated by either Parent or the Company at any time prior to the Company Merger Effective Time:

(a) if the Mergers have not been consummated on or before June 30, 2010 (the “End Date”) except that the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Mergers by such date;

(b) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting (or adjournment or postponement thereof) and the Requisite Company Vote is not obtained upon a vote taken thereon;

(c) if any Law prohibits consummation of the Mergers; or

(d) if any Order restrains, enjoins or otherwise prohibits consummation of the Mergers and such Order has become final and nonappealable.

Section 7.3  Termination by Parent.  This Agreement may be terminated by Parent at any time prior to the Company Merger Effective Time:

(a) if there occurs any Company Adverse Recommendation Change solely in response to an Intervening Event;

(b) if (i) the board of directors of the Company (or any Authorized Committee) approves, endorses or recommends a Takeover Proposal, or there occurs a Company Adverse Recommendation Change in

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response to or in connection with the Company’s receipt of a Takeover Proposal, or (ii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced prior to obtaining the Requisite Company Vote and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement (provided that no “stop-look-and-listen” communication or similar communication shall be deemed to be a failure to recommend against acceptance or the taking of no position with respect to acceptance hereunder) or (iii) the Company or its board of directors (or any Authorized Committee) publicly announces its intention to do any of the foregoing; or

(c) if none of the Purchaser Parties is in material breach of its obligations under this Agreement and the Company breaches (A) any of the covenants and agreements contained in Section 5.4 hereof (in the case of Sections 5.4(a)(1), 5.4(a)(2), 5.4(b), and the first three (3) sentences of 5.4(c), such breaches to be in any material respect) or (B) any of its other representations, warranties, covenants or agreements contained in this Agreement, which breach, in the case of clause (B) only, (i) has not been cured by the Company within 20 Business Days after the Company’s receipt of written notice of such breach from Parent and (ii) is of such a nature that a condition set forth in Section 6.2(a) or Section 6.2(b) would be incapable of being satisfied by the End Date.

Section 7.4  Termination by the Company.  This Agreement may be terminated by the Company at any time prior to the Company Merger Effective Time:

(a) if the board of directors of the Company (or any Authorized Committee) approves, and authorizes the Company to enter into, a definitive agreement providing for the implementation of a Superior Proposal, but only so long as:

(1) the Requisite Company Vote has not yet been obtained;

(2) the Company is not then, and has not been, in breach of any of its obligations under Section 5.4 in any material respect;

(3) the board of directors of the Company (or any Authorized Committee) (A) has determined in good faith, after consulting with a nationally-recognized financial advisor (which may be the Company Financial Advisor), that such definitive agreement constitutes a Superior Proposal and (B) has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable Laws;

(4) the Company has notified Parent in writing that it intends to enter into such definitive agreement, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) to such notice;

(5) in connection with the delivery of such notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent for a five (5) Business Day period following Parent’s receipt of such notice for the purpose of making such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Mergers and the other transactions contemplated by this Agreement and (B) the board of directors of the Company (or such Authorized Committee) shall have determined in good faith, after the end of such five (5) Business Day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; and

(6) the Company pays to Parent the Company Termination Fee and Parent Expenses in accordance with Section 7.6 concurrently with such termination (any purported termination pursuant

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to this Section 7.4(a) shall be void and of no force or effect unless the Company shall have made such payment); or

(b) if the Company is not in material breach of its obligations under this Agreement and any of the Purchaser Parties breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) has not been cured by such Purchaser Parties, as applicable, within 20 Business Days after Parent’s receipt of written notice of such breach from the Company and (ii) is of such a nature that a condition set forth in Section 6.3(a) or Section 6.3(b) would be incapable of being satisfied by the End Date.

Section 7.5  Effect of Termination.  Except as otherwise provided herein, if this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party), except that if such termination results from the willful and material (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then, subject to Section 7.6(f) and the last sentence of Section 8.13, such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. Notwithstanding the foregoing, the provisions of Sections 5.3(b) (Confidentiality), 5.15 (Fees, Expenses and Conveyance Taxes), this 7.5, 7.6 (Expenses Following Termination) and Article VIII (Miscellaneous) shall survive any termination of this Agreement.

Section 7.6  Expenses Following Termination.

(a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.15 (Fees, Expenses and Conveyance Taxes).

(b) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds an amount equal to $3,000,000 (the “Company Termination Fee”):

(1) if this Agreement is terminated by the Company pursuant to Section 7.4(a), in which case payment shall be made concurrently with such termination and shall be a condition to the effectiveness of such termination;

(2) if this Agreement is terminated by Parent pursuant to Section 7.3(a), in which case payment shall be made within 18 months of such termination but in no event later than the earlier of (x) a date within two (2) Business Days following the date the Company enters into a Contract providing for the implementation of, or consummates, a Takeover Proposal, or (y) the date that is 18 months following the date of such termination;

(3) if this Agreement is terminated by Parent pursuant to Section 7.3(c), in which case payment shall be made within two (2) Business Days of such termination; or

(4) if (A) a Takeover Proposal shall have been made or proposed to the Company or otherwise publicly announced (which has not been withdrawn), (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a) or Section 7.2(b), and (C) within 12 months following the date of such termination, the Company enters into a Contract providing for the implementation of a Takeover Proposal or shall consummate any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which case payment shall be made within two (2) Business Days of the date on which the Company enters into such Contract or consummates such Takeover Proposal, as applicable (provided, that, for purposes of the foregoing clause (C) only, references in the definition of the term “Takeover Proposal” to the figure “20%” shall be deemed to be replaced by the figure “50%”); or

(5) if (A) a Takeover Proposal shall have been made or proposed to the Company or otherwise publicly announced (which has not been withdrawn), (B) this Agreement is terminated by Parent pursuant to Section 7.3(b), and (C) within 18 months following the date of such termination, the Company enters into a Contract providing for the implementation of a Takeover Proposal or shall consummate any

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Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which case payment shall be made within two (2) Business Days of the date on which the Company enters into such Contract or consummates such Takeover Proposal, as applicable.

(c) If this Agreement is terminated pursuant to Section 7.2(b), Section 7.3 or Section 7.4(a), the Company shall pay to Parent, within three (3) Business Days after the date of termination and receipt of sufficiently detailed invoices, all reasonable out-of-pocket costs and expenses including the reasonable fees and expenses of lawyers, accountants, consultants, financial advisors and investment bankers, incurred by Parent prior to such termination in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (such amount, the “Parent Expenses”); provided, that the maximum amount of Parent Expenses to be reimbursed by the Company under this Section 7.6(c) shall not exceed:

(1) $1,500,000, if this Agreement is terminated by the Company or Parent pursuant to Section 7.2(b); or

(2) $1,500,000, if this Agreement is terminated by Parent pursuant to Section 7.3(a); provided, however, the Company shall reimburse up to an additional $2,000,000 of Parent Expenses within 18 months of such termination but in no event later than the earlier of (x) a date within two (2) Business Days following the date the Company enters into a Contract providing for the implementation of, or consummates, a Takeover Proposal, or (y) the date that is 18 months following the date of such termination, and subject to the Company’s receipt of sufficiently detailed invoices for such additional Parent Expenses;

(3) $1,500,000, if this Agreement is terminated by Parent pursuant to Section 7.3(b), provided, however, the Company shall reimburse up to an additional $2,000,000 of Parent Expenses concurrently with any payment required pursuant to Section 7.6(b)(5), subject to the Company’s receipt of sufficiently detailed invoices for such additional Parent Expenses; or

(4) $3,500,000, if this Agreement is terminated by (x) Parent pursuant to Section 7.3(c), or (y) the Company pursuant to Section 7.4(a).

(d) In no event shall the Company be required to pay under this Section 7.6 an amount in excess of the Company Termination Fee and the Parent Expenses.

(e) Each of the Company and Parent acknowledges that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee and Parent Expenses when due shall reimburse Parent for all reasonable Expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.6.

(f) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated by Parent for any reason, Parent’s right to receive payment of the Company Termination Fee and Parent Expenses from the Company pursuant to Section 7.6 and to require Company to perform its obligations under Section 7.6(e), shall be the sole and exclusive remedy of the Purchaser Parties against the Company, the Operating Partnership and any of their respective former, current or future general or limited partners, stockholders, managers, members, Affiliates or Representatives (collectively, the “Company Parties”) (whether at law or in equity, in contract or in tort) with respect to the negotiation, execution and performance of this Agreement and the transactions and obligations contemplated hereby, including for any loss suffered as a result of the failure of the Mergers to be consummated, under any theory and for any reason, and, subject to payment in full of such amounts and fulfillment of such obligations if and to the extent due, none of the Company Parties shall have any further liability or obligation relating to or arising out of the negotiation, execution and performance of this Agreement or the transactions contemplated by this Agreement.

Section 7.7  Amendment.  This Agreement may be amended by the parties to this Agreement at any time prior to the Company Merger Effective Time, whether before or after stockholder approval hereof, so long as (a) no amendment that requires further stockholder approval under applicable Laws after stockholder approval hereof shall be made without such required further approval and (b) such amendment has been duly

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approved by the board of directors (or similar governing body or entity) of each party. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section 7.8  Extension; Waiver.  At any time prior to the Company Merger Effective Time, the Purchaser Parties, on the one hand, and the Company and Operating Partnership, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any part to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 7.9  Procedure for Termination, Amendment, Extension or Waiver.  In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the board of directors (or similar governing body or entity) of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized officer or the board of directors (or similar governing body or entity) of the party or parties entitled to extend or waive that obligation or condition.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  Certain Definitions.  For purposes of this Agreement:

(a) “Acceptable Confidentiality Agreement” means an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution of this Agreement, in either case containing provisions that require any counterparty(ies) thereto (and any of its(their) representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided, in the case of clause (ii) that such agreement shall (x) not prohibit the Company from providing information to Parent or require the Company to negotiate on an exclusive basis with such counterparty(ies) thereto (and any of its(their) representatives named therein) and (y) contain such terms and conditions that are substantially the same as those contained in the Confidentiality Agreement; provided, however, that no such agreement needs to prohibit the making or amendment of any Takeover Proposal or otherwise contain any “standstill” or similar provisions.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Authorized Committee” means a special committee or any other committee of the board of directors of the Company given power by the board of directors of the Company for any purpose under this Agreement.

(d) “Business Day” means any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

(e) “Certificate” or “Certificates” means any certificate that immediately prior to the Company Merger Effective Time represented Common Stock (other than Excluded Shares).

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(f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the United States Internal Revenue Service or any successor agency pursuant to the Internal Revenue Code or any successor law.

(g) “Company Marks” has the meaning set forth on Section 8.1(g) of the Company Disclosure Letter.

(h) “Company Material Adverse Effect” means any event, circumstance, development, change or effect (each, an “Effect”) that, individually or in the aggregate with all other Effects, is or is reasonably likely to become materially adverse to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or would reasonably be expected to prevent or materially impair or delay (to a date beyond the End Date) the consummation of the Mergers; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect: any Effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business (except to the extent such change has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business), (iii) seasonal fluctuations in the business of the Company and its Subsidiaries, (iv) changes in Laws applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or liabilities, or in GAAP; (v) any acts of terrorism or war, any outbreak or escalation of hostilities, whether or not pursuant to the declaration of an emergency or war, any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters; (vi) any failure to meet internal or published projections, forecasts, budgets or revenue or earning predictions for any period (except to the extent that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect); (vii) any change in the market price or trading volume of any securities of the Company (except to the extent that the facts or occurrences giving rise to or contributing to any change in the market price or trading volume of any securities of the Company may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect); (viii) the announcement, performance or existence of this Agreement, the identity of the parties hereto or any of their respective Affiliates, Representatives or financing sources, the taking or not taking of any action to the extent required by this Agreement or by applicable Laws, or the pendency or contemplated consummation of the transactions contemplated hereby, including the loss of any current or prospective clients, customers, employees, officers, financing sources, investors, landlords, partners, suppliers or vendors of the Company or any of its Subsidiaries due to any of the foregoing in this clause (viii); provided that with respect to references to Company Material Adverse Effect in the representations and warranties set forth in Section 3.9 (Non-Contravention), the exceptions set forth in this clause (viii) will not apply; or (ix) any actions taken, or not taken, with the consent or at the request of Parent.

(i) “Contracts” means any contract, agreement, collective agreements, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or consensual obligation, whether written or oral.

(j) “Environmental Claims” means all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by government authority, legal proceedings, orders and notices of potential responsibility pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials existing or occurring prior to the Closing Date at, on, under, above, from, or about any Real Property or any real properties formerly owned, leased or operated by the Company or any of its predecessors or Affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from Company’s Assets or business; (iii) any violations of Environmental Laws by the Company prior to the Closing Date.

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(k) “Environmental Laws” means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of worker health and safety, natural resources, animal health or welfare, or the environment.

(l) “Environmental Permits” means any permits, licenses, certificates and approvals required under any Environmental Law.

(m) “Hazardous Materials” means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos or asbestos-containing material, polychlorinated biphenyls, lead based paint or urea formaldehyde foam insulation, (b) any chemicals, materials, radiation, substances or wastes (whether solid, liquid or gas) which are defined or regulated as “hazardous substances,” “hazardous materials,” “hazardous constituents,” “hazardous wastes, “chemical substances,” “solid wastes,” “pollutants” or “contaminants” or words of similar meaning and regulatory effect under any Environmental Law, and (c) any other chemicals, materials, radiation, wastes or substances (whether solid, liquid or gas), (i) the exposure to or treatment, storage, transportation, disposal or release of which is prohibited, limited or regulated by any Environmental Law, (ii) that pose a hazard to natural resources, industrial hygiene, or the environment, or an impediment to working conditions, or (iii) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic.

(n) “Intervening Event” means any material event, development, state of affairs or change in circumstances, in each case that arises after the date of this Agreement; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(o) “Knowledge” means, when used with respect to the Company, the actual Knowledge after due inquiry of the Persons set forth in Section 8.1(o) of the Company Disclosure Letter, and, when used with respect to Parent, the actual Knowledge after due inquiry of Bruce G .Wiles.

(p) “Laws” means any binding domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

(q) “Liens” means any liens, mortgages, encumbrances, pledges, security interests, claims, options, rights of first offer or refusal, charges, conditional or installment sale contracts or other encumbrances.

(r) “NYSE” means the New York Stock Exchange.

(s) “Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

(t) “Parent Material Adverse Effect” means any Effect that would reasonably be expected to prevent or materially impair or delay the ability of Parent, Merger Sub or Merger Partnership to perform its obligations hereunder, the ability of the Equity Investors to perform their obligations under the Equity Commitment Letter or the ability of the Guarantors to perform their obligations under the Limited Guarantees.

(u) “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, labor union, work council, Governmental Entity and other entity and group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(v) “Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater or septic system.

(w) “Remediation” means any abatement, investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, reclamation,

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closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.

(x) “Representatives” means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financing sources, agents and other representatives of Parent or the Company, as applicable, and its Subsidiaries.

(y) “Requisite Company Vote” means the adoption of this Agreement by the holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote thereon.

(z) “Subsidiary” means, when used with respect to Parent or the Company, any other Person that Parent or the Company, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of the outstanding capital stock or equity interests of such Person.

(aa) “Superior Proposal” means a written Takeover Proposal (with references in the definition of the term “Takeover Proposal” to the figure “20%” deemed to be replaced by the figure “50%”) that the board of directors of the Company (or any Authorized Committee) determines, in its good faith judgment, after receiving the advice of its financial advisor and after taking into account all the terms and conditions of the Takeover Proposal, is on terms and conditions more favorable from a financial point of view to the stockholders of the Company (in their capacities as stockholders) than those contemplated by this Agreement.

(bb) “Takeover Proposal” means, any proposal or offer relating to (i) a merger, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole (other than a merger involving only the Company and one or more of its wholly-owned Subsidiaries), (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of Company or any of its Subsidiaries, including by way of a tender offer or exchange offer, (iv) a liquidation or dissolution of the Company, (v) a reorganization or recapitalization of the Company, other than any such transaction that does not involve a transfer of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the voting power of the capital stock of the Company, or (vi) any other transaction having a similar effect to those described in clauses (i) — (v), in each case other than the transactions contemplated by this Agreement.

(cc) “Taxes” means (i) any and all U.S. federal, state, provincial, local, non-U.S. and other taxes, custom, levies, fees, imposts, duties, and similar governmental assessments or charges (including any interest, fines, assessments, penalties or additions imposed in connection therewith or with respect thereto), whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, alternative or add-on minimum, withholding, backup withholding, employment, social security (or similar), disability, registration, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

(dd) “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, or amendment thereof, and including any schedule or attachment or supplement to any of the foregoing.

(ee) “Treasury Regulations” means the Treasury regulations promulgated under the Code.

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Section 8.2  Interpretation.  The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” Unless the context shall require otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and permitted successors and assigns.

Section 8.3  Survival.  None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Company Merger Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Company Merger Effective Time.

Section 8.4  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law.

Section 8.5  Submission to Jurisdiction.  The parties to this Agreement (a) irrevocably submit to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

Section 8.6  Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

Section 8.7  Notices.  Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

If to the Purchaser Parties, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550
Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

with a copy to (which shall not constitute notice):

Hogan & Hartson LLP
555 13th Street, NW

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Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

If to the Company or Operating Partnership, to:

Interstate Hotels & Resorts, Inc.
4501 North Fairfax Drive, Suite 500
Arlington, VA 22203
Facsimile: (703) 542-0965
Attention: Christopher L. Bennett, Esq.

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Facsimile: (212) 757-3990
Attention: Kelley D. Parker, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.7, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.7, or (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

Section 8.8  Entire Agreement.  This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Equity Commitment Letter and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty (including any implied warranty), estimates, projections, forecasts, plans and/or similar forward-looking information, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 8.9  No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than after the Company Merger Effective Time the rights to indemnification and insurance pursuant to Section 5.10 hereof (of which the persons entitled to indemnification are the intended beneficiaries).

Section 8.10  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.11  Rules of Construction.  The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

Section 8.12  Assignment.  This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of each of the parties hereto, except that Parent may designate, by written

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notice to the Company, a Subsidiary that is wholly-owned by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation, provided, that no such designation shall prevent, impair or materially delay the consummation of any of the transactions contemplated hereby.

Section 8.13  Remedies.  Except as otherwise provided in this Agreement, including Section 7.6(f), any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. In the event of any breach of this Agreement by any of the Purchaser Parties, Parent agrees that, without limiting Section 8.14, the damages of the Company, if any, shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven, the benefit of the bargain lost by the holders of OP Units and the Company’s stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money). Notwithstanding the foregoing, the parties agree and acknowledge that, without limiting Section 8.14 of this Agreement, if this Agreement is terminated by the Company pursuant to Section 7.4(b), in no event shall the aggregate damages of the Company Parties be deemed to exceed $75,265,164.

Section 8.14  Specific Performance.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. This right shall include the right of the Company (without prejudice to its rights under the Limited Guarantees) to (i) cause the Purchaser Parties to cause the Mergers and the transactions contemplated by the Agreement to be consummated on the terms and subject to the conditions set forth in this Agreement and (ii) cause the Purchaser Parties to fully enforce the terms of the Equity Commitment Letters against the parties thereto in accordance with the terms thereof. Each of the parties hereto hereby waives (and agrees not to assert) (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Laws to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 8.15  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ Thomas F. Hewitt
Name:     Thomas F. Hewitt

Title:	Chief Executive Officer

INTERSTATE OPERATING COMPANY, L.P.

By:	INTERSTATE HOTELS & RESORTS, INC.,
Its sole general partner

By:	/s/ Thomas F. Hewitt
Name:     Thomas F. Hewitt

Title:	Chief Executive Officer

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

By:	/s/ Yang Wei Min
Name:     Yang Wei Min

Title:	Board Member

HAC MERGER SUB, INC.

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	President

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HAC MERGER PARTNERSHIP, L.P.

By:	HAC MERGER SUB, INC.,
Its sole general partner

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	President

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EXHIBIT A TO MERGER AGREEMENT

FORMS OF VOTING AGREEMENT

See Exhibit A-2 below.

A-1-67

EXHIBIT B TO MERGER AGREEMENT

FORM OF SURVIVING CHARTER

A-1-68

SECOND RESTATED CERTIFICATE OF INCORPORATION
OF INTERSTATE HOTELS & RESORTS, INC.

Interstate Hotels & Resorts, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Interstate Hotels & Resorts, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on [date] and a restated Certificate of Incorporation of the Corporation became effective upon the filing with the Secretary of the State of Delaware of a certificate of merger on July 25, 2002.

THIRD: This Second Restated Certificate of Incorporation restates, integrates and amends the Restated Certificate of Incorporation of the Corporation, and has been duly adopted and approved by the Board of Directors of the Corporation in accordance with applicable provisions of the General Corporation Law of the State of Delaware.

FOURTH: This Second Restated Certificate of Incorporation so adopted reads in full as follows:

Article 1.

NAME

The name of this corporation is Interstate Hotels & Resorts, Inc. (the “Corporation”).

Article 2.

REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

Article 3.

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.

CAPITAL STOCK

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 1,000 of which 1,000 of such shares shall be Common Stock, all of one class, having a par value of $.001 per share (“Common Stock”).

4.2. Common Stock

4.2.1. Relative Rights

Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

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4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

Article 5.

BOARD OF DIRECTORS

5.1. Initial Directors; Number; Election

The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:

Name	Mailing Address

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.3. Limitation of Liability

5.3.1. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal

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or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

5.3.2 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”) against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Corporation determines to provide such indemnification. The Corporation shall reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

5.3.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 5.3 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 5.3.3 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

5.3.4 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 5.3, the bylaws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

5.3.5 The rights to indemnification and to the advancement of expenses conferred in this Section 5.3 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. No repeal or modification of this Section 5.3 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

5.3.6 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 5.3 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall

A-1-71

be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

5.3.7 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

Article 6.

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7.

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in, or amend and restate, this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

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IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be signed by its           this      day of          , 2010.

INTERSTATE HOTELS & RESORTS, INC.

By:
Name:

Title:

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EXHIBIT C TO MERGER AGREEMENT

FORM OF SURVIVING BYLAWS

A-1-74

INTERSTATE HOTELS & RESORTS, INC.

AMENDED AND RESTATED BYLAWS

A-1-75

TABLE OF CONTENTS

Page

1	OFFICES			A-1-78
	1.1.	Registered Office		A-1-78
	1.2.	Other Offices		A-1-78
2	MEETINGS OF STOCKHOLDERS			A-1-78
	2.1.	Place of Meetings		A-1-78
	2.2.	Annual Meetings		A-1-78
	2.3.	Special Meetings		A-1-78
	2.4.	Notice of Meetings		A-1-78
	2.5.	Waivers of Notice		A-1-78
	2.6.	Business at Special Meetings		A-1-79
	2.7.	List of Stockholders		A-1-79
	2.8.	Quorum at Meetings		A-1-79
	2.9.	Voting and Proxies		A-1-79
	2.10.	Required Vote		A-1-80
	2.11.	Action Without a Meeting		A-1-80
3	DIRECTORS			A-1-81
	3.1.	Powers		A-1-81
	3.2.	Number and Election		A-1-81
	3.3.	Nomination of Directors		A-1-81
	3.4.	Vacancies		A-1-81
	3.5.	Meetings		A-1-81
		3.5.1.	Regular Meetings	A-1-81
		3.5.2.	Special Meetings	A-1-81
		3.5.3.	Telephone Meetings	A-1-82
		3.5.4.	Action Without Meeting	A-1-82
		3.5.5.	Waiver of Notice of Meeting	A-1-82
	3.6.	Quorum and Vote at Meetings		A-1-82
	3.7.	Committees of Directors		A-1-82
	3.8.	Compensation of Directors		A-1-83
4	OFFICERS			A-1-83
	4.1.	Designation		A-1-83
	4.2.	Term of Office		A-1-83
	4.3.	President		A-1-83
	4.4.	Vice Presidents		A-1-83
	4.5.	Secretary		A-1-83
	4.6.	Treasurer		A-1-84
5	CAPITAL STOCK			A-1-84
	5.1.	Certificates of Stock; Uncertificated Shares		A-1-84
	5.2.	Lost Certificates		A-1-84
	5.3.	Record Date		A-1-84
		5.3.1.	Actions by Stockholders	A-1-84
		5.3.2.	Payments	A-1-85
	5.4.	Stockholders of Record		A-1-85

A-1-76

Page

6.	INDEMNIFICATION; INSURANCE		A-1-85
	6.1.	Indemnity Undertaking	A-1-85
	6.2.	Advancement of Expenses	A-1-85
	6.3.	Rights Not Exclusive	A-1-86
	6.4.	Continuation of Benefits	A-1-86
	6.5.	Insurance	A-1-86
	6.6.	Binding Effect	A-1-86
	6.7.	Procedural Rights	A-1-86
	6.8.	Service Deemed at Corporation’s Request	A-1-87
7.	GENERAL PROVISIONS		A-1-87
	7.1.	Inspection of Books and Records	A-1-87
	7.2.	Dividends	A-1-87
	7.3.	Reserves	A-1-87
	7.4.	Execution of Instruments	A-1-87
	7.5.	Fiscal Year	A-1-87
	7.6.	Seal	A-1-87

A-1-77

AMENDED AND RESTATED BYLAWS

OF

INTERSTATE HOTELS & RESORTS, INC.

1.	OFFICES

1.1. Registered Office

The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Trust Company.

1.2. Other Offices

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.	MEETINGS OF STOCKHOLDERS

2.1. Place of Meetings

All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, or the President. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

2.2. Annual Meetings

Unless directors are elected by written consent in lieu of an annual meeting, the Corporation shall hold annual meetings of stockholders, commencing with the year 2010, on such date and at such time as shall be designated from time to time by the Board of Directors or the President, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2.3. Special Meetings

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the President.

2.4. Notice of Meetings

Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “DGCL”) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the DGCL.

2.5. Waivers of Notice

Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the Corporation, whether before or

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after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

2.6. Business at Special Meetings

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the DGCL or these Bylaws).

2.7. List of Stockholders

After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8. Quorum at Meetings

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.9. Voting and Proxies

Unless otherwise provided in the DGCL or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the

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Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

2.10. Required Vote

When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.11. Action Without a Meeting

Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the DGCL for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. A telegram, cablegram or other electronic transmission consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the DGCL. Written notice of the action taken shall be given in accordance with the DGCL to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

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3.	DIRECTORS

3.1. Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the DGCL.

3.2. Number and Election

The number of directors which shall constitute the whole board shall not be fewer than one (1) nor more than nine (9). Commencing on the date hereof, the board shall consist of           director. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.

3.3. Nomination of Directors

The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation no later than ninety days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Corporation’s stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders.

3.4. Vacancies

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

3.5. Meetings

3.5.1. Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.5.2. Special Meetings

Special meetings of the Board may be called by the President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in

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Section 232(c) (or any successor section) of the DGCL (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

3.5.3. Telephone Meetings

Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.5.4. Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

3.5.5. Waiver of Notice of Meeting

A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.6. Quorum and Vote at Meetings

At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

3.7. Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of

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the DGCL and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.8. Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.	OFFICERS

4.1. Designation

The executive officers of the Corporation shall be chosen by the directors and shall be a president, secretary and treasurer. The Board of Directors may also choose a president, vice presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

4.2. Term of Office

The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors or by the stockholders holding the majority of the outstanding shares of the Corporation entitled to vote whenever in their judgment the best interest of the Corporation will be served thereby.

4.3. President

The president shall be the chief executive officer of the Corporation; he or she shall preside at all meetings of the stockholders and directors; he or she shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the president, to any other officer or officers of the Corporation. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He or she shall be ex officio a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of president of a Corporation.

4.4. Vice Presidents

In the absence of the President or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

4.5. Secretary

The secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president,

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and under whose supervision he or she shall be. The secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

4.6. Treasurer

The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the monies of the Corporation in a separate account to the credit of the Corporation. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

5.	CAPITAL STOCK

5.1. Certificates of Stock; Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the President or any Vice President, and by the Treasurer, Secretary or any Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2. Lost Certificates

The Board of Directors, President, or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3. Record Date

5.3.1. Actions by Stockholders

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

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In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5.3.2. Payments

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4. Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the DGCL.

6.	INDEMNIFICATION; INSURANCE

6.1. Indemnity Undertaking

To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article 6.

6.2. Advancement of Expenses

The Corporation shall reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any

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director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

6.3. Rights Not Exclusive

The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 6 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.4. Continuation of Benefits

The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 6 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

6.5. Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 6, the Certificate of Incorporation or under Section 145 of the DGCL or any other provision of law.

6.6. Binding Effect

The rights to indemnification and to the advancement of expenses conferred in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. No repeal or modification of this Article 6 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or there after arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

6.7. Procedural Rights

The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 6 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

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6.8. Service Deemed at Corporation’s Request

Any director or officer of the Corporation serving in any capacity (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (2) any employee benefit plan of the Corporation or any corporation referred to in clause (1) shall be deemed to be doing so at the request of the Corporation.

7.	GENERAL PROVISIONS

7.1. Inspection of Books and Records

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

7.2. Dividends

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3. Reserves

The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4. Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5. Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.6. Seal

The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

* * * * *

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The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on this           day of          , 2010.

Name:

Title:

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EXHIBIT D TO MERGER AGREEMENT
FORMS OF LIMITED GUARANTEES

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LIMITED GUARANTEE

Limited Guarantee, dated as of December 18, 2009 (this “Limited Guarantee”), by Shanghai Jin Jiang International Hotels (Group) Company Limited (the “Guarantor”), in favor of Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and Interstate Operating Company, L.P., a Delaware limited partnership (the “OP” and, together with the Company, the “Guaranteed Parties”).

1. LIMITED GUARANTEE.  To induce the Guaranteed Parties to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement), by and among Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”), HAC Merger Sub, Inc., a Delaware corporation (“MergerCo”), HAC Merger Partnership, LP, a Delaware limited partnership (“Merger Partnership”), and the Guaranteed Parties, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Parties, the due and punctual performance and discharge of the payment obligations of Parent and the other Purchaser Parties under the Merger Agreement (collectively, the “Obligations”); provided, that in no event shall the Guarantor’s liability under this Limited Guarantee exceed $12,500,000 (the “Cap”), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap. In furtherance of the foregoing, the Guarantor acknowledges that its liability hereunder shall extend to 50% of the Obligations (subject to the Cap).

2. NATURE OF GUARANTEE.   The Guaranteed Parties shall not be obligated to file any claim relating to the Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Parties to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Parties in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.  The Guarantor agrees that the Guaranteed Parties may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with any of the Purchaser Parties or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Parties, on the one hand, and Parent or the other Purchaser Parties, on the other hand, or any such other Person without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the existence, structure or ownership of Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (f) any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, the other Purchaser Parties or the Guaranteed Parties, whether in connection with the Obligations or otherwise; (h) the adequacy of any other means the Guaranteed Parties may have of obtaining repayment of any of the Obligations (i) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor; or (j) any other event

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of circumstance, whether similar or dissimilar to the foregoing (other than final payment in full of the Obligations). To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Parties. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Company or any of its Subsidiaries, defenses to the payment of the Obligations that are available to the Purchaser Parties under the Merger Agreement or breach by the Guaranteed Parties of this Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guaranteed Parties hereby covenant and agree that they shall not institute, and shall cause their respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates or employees, or against any of the former, current or future general or limited partners, members, managers or stockholders of the Guarantor or any Affiliate thereof or against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders of any of the foregoing, except for claims (i) against the Guarantor under this Limited Guarantee, (ii) against Parent and the other Purchaser Parties under the Merger Agreement, (iii) against Capital Gathering, LLC under the CG Commitment Letter, (iv) against Thayer Hotel Investors V-A, L.P. under the Thayer Limited Guarantee or (v) against THI Inca V LLC under the THI Commitment Letter. The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceedings asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent, the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Parties against Parent, the other Purchaser Parties or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, the other Purchaser Parties or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Limited Guarantee shall have been irrevocably paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Parties in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Limited Guarantee, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Limited Guarantee thereafter arising.

4. NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Parties of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power

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hereby granted to the Guaranteed Parties or allowed them by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Parties at any time or from time to time.

5. REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s operating agreement or similar organizational documents or any Law or contractual restriction binding on the Guarantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guarantee shall be available to the Guarantor (or its assignee pursuant to Section 6 hereof) for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6. NO ASSIGNMENT.  Neither the Guarantor nor the Guaranteed Parties may assign or delegate their respective rights, interests or obligations hereunder to any other Person (whether by merger, consolidation or otherwise) without the prior written consent of the Company (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by either of the Guaranteed Parties).

7. NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt of transmittal is confirmed. All notices hereunder shall be delivered as set forth below or to such other Person or address or facsimile number as a party shall specify by notice in writing to the other party:

(i) if to the Guaranteed Parties, to them at:

Interstate Hotels & Resorts, Inc.
4501 North Fairfax Drive, Suite 500
Arlington, VA 22203
Facsimile: (703) 542-0965
Attention: Christopher L. Bennett, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Attention: Kelley D. Parker, Esq.

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(ii) if to the Guarantor, to it at:

Shanghai Jin Jiang International Hotels Development Co., Ltd.
25/F, 100 Yan An East Road
Shanghai, China Post Code: 200002
Facsimile: (86-21) 6321 7720
Attention: Chen Hao

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP
Unit 1601, Jin Mao Tower
88 Century Avenue
Pudong, Shanghai 200121
People’s Republic of China
Facsimile: (86 21) 5047 0020
Attention: Howard Wu, Esq.

8. CONTINUING GUARANTEE.   This Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations are satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest of (i) the Effective Time and (ii) one year from the date of this Limited Guarantee (except to the extent that, prior to such anniversary date, the Guaranteed Parties shall have provided written notice to the Guarantor of claims under this Limited Guarantee). Notwithstanding the foregoing, in the event that the Guaranteed Parties or any of their respective Affiliates assert in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Cap or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Affiliates of the Guarantor with respect to the transactions contemplated by the Merger Agreement other than (a) liability of the Guarantor under this Limited Guarantee (as limited by the provisions of Section 1), (b) liability of Parent and the other Purchaser Parties under the Merger Agreement, (c) liability of Capital Gathering, LLC under the CG Commitment Letter, (d) liability of Thayer Hotel Investors V-A, L.P. under the Thayer Limited Guarantee or (e) liability of THI Inca V LLC under the THI Commitment Letter, then (i) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments, and (iii) neither the Guarantor nor any Affiliate of any Guarantor shall have any liability to the Guaranteed Parties with respect to the transactions contemplated by the Merger Agreement or under this Limited Guarantee; provided, however, that if the Guarantor asserts in any litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Guaranteed Parties prevail in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out of pocket expenses of the Guaranteed Parties in connection with such litigation or proceeding.

9. NO RECOURSE.  The Guaranteed Parties agree that neither they nor any of their respective Affiliates have any right of recovery against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders through Parent or the other Purchaser Parties or otherwise, whether by piercing of the corporate veil, by or through a claim on behalf of Parent or the other Purchaser Parties against the Guarantor or an Affiliate, or otherwise, by the enforcement of any assessment or by an legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, in each case except for their rights to recover (i) from the Guarantor under and to the extent provided in this Limited Guarantee and subject to the Cap and the other limitations described herein, (ii) from Parent and the other Purchaser Parties under the Merger Agreement, (iii) from Capital Gathering, LLC under the CG Commitment Letter, (iv) from Thayer Hotel Investors V-A, L.P. under the Thayer Limited Guarantee or (v) from THI Inca V LLC under the THI Commitment Letter. Recourse against the Guarantor under this

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Limited Guarantee shall be the exclusive remedy of the Guaranteed Parties and their Affiliates against the Guarantor and any of its former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders (in each case other than Parent, the other Purchaser Parties and Capital Gathering, LLC) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Except as contemplated under Section 6, nothing set forth in this Limited Guarantee shall affect or be construed to confer or give any Person other than the Guarantor and the Guaranteed Parties (including any Person acting in a representative capacity) any rights or remedies against any Person.

10. CONFIDENTIALITY.   Except as required by Law, the Guaranteed Parties agree to keep this Limited Guarantee confidential and further agree not to file this Limited Guarantee with any Governmental Authority.

11. GOVERNING LAW.  This Limited Guarantee shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. The parties to this Limited Guarantee (a) irrevocably submit to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

12. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13. COUNTERPARTS.  This Limited Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

SHANGHAI JIN JIANG INTERNATIONAL HOTELS (GROUP) COMPANY LIMITED

By:
Name:

Title:

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IN WITNESS WHEREOF, the Guaranteed Parties have caused this Limited Guarantee to be executed and delivered as of the date first written above.

INTERSTATE HOTELS & RESORTS, INC.

By:
Name:

Title:

INTERSTATE OPERATING COMPANY, L.P.

By:	Interstate Hotels & Resorts, Inc., its General Partner

By:
Name:

Title:

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LIMITED GUARANTEE

Limited Guarantee, dated as of December 18, 2009 (this “Limited Guarantee”), by Thayer Hotel Investors V-A, L.P. (the “Guarantor”), in favor of Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and Interstate Operating Company, L.P., a Delaware limited partnership (the “OP” and, together with the Company, the “Guaranteed Parties”).

1. LIMITED GUARANTEE.  To induce the Guaranteed Parties to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement), by and among Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”), HAC Merger Sub, Inc., a Delaware corporation (“MergerCo”), HAC Merger Partnership, LP, a Delaware limited partnership (“Merger Partnership”), and the Guaranteed Parties, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Parties, the due and punctual performance and discharge of the payment obligations of Parent and the other Purchaser Parties under the Merger Agreement (collectively, the “Obligations”); provided, that in no event shall the Guarantor’s liability under this Limited Guarantee exceed $50,500,000 (the “Cap”), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap. In furtherance of the foregoing, the Guarantor acknowledges that its liability hereunder shall extend to 50% of the Obligations (subject to the Cap).

2. NATURE OF GUARANTEE.   The Guaranteed Parties shall not be obligated to file any claim relating to the Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Parties to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Parties in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.  The Guarantor agrees that the Guaranteed Parties may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with any of the Purchaser Parties or with any other Person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Parties, on the one hand, and Parent or the other Purchaser Parties, on the other hand, or any such other Person without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the existence, structure or ownership of Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (f) any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, the other Purchaser Parties or the Guaranteed Parties, whether in connection with the Obligations or otherwise; (h) the adequacy of any other means the Guaranteed Parties may have of obtaining repayment of any of the Obligations (i) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor; or (j) any other event

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of circumstance, whether similar or dissimilar to the foregoing (other than final payment in full of the Obligations). To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Parties. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Company or any of its Subsidiaries, defenses to the payment of the Obligations that are available to the Purchaser Parties under the Merger Agreement or breach by the Guaranteed Parties of this Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guaranteed Parties hereby covenant and agree that they shall not institute, and shall cause their respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates or employees, or against any of the former, current or future general or limited partners, members, managers or stockholders of the Guarantor or any Affiliate thereof or against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders of any of the foregoing, except for claims (i) against the Guarantor under this Limited Guarantee, (ii) against Parent and the other Purchaser Parties under the Merger Agreement, (iii) against THI V Inca LLC under the THI Commitment Letter, (iv) against Shanghai Jin Jiang International Hotels (Group) Company Limited under the Jin Jiang Limited Guarantee or (v) against Capital Gathering, LLC under the CG Commitment Letter. The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceedings asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent, the other Purchaser Parties or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Parties against Parent, the other Purchaser Parties or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, the other Purchaser Parties or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Limited Guarantee shall have been irrevocably paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Parties in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Limited Guarantee, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Limited Guarantee thereafter arising.

4. NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Parties of any right, remedy or power hereunder preclude any

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other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Parties or allowed them by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Parties at any time or from time to time.

5. REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s operating agreement or similar organizational documents or any Law or contractual restriction binding on the Guarantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guarantee shall be available to the Guarantor (or its assignee pursuant to Section 6 hereof) for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6. NO ASSIGNMENT.  Neither the Guarantor nor the Guaranteed Parties may assign or delegate their respective rights, interests or obligations hereunder to any other Person (whether by merger, consolidation or otherwise) without the prior written consent of the Company (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by either of the Guaranteed Parties).

7. NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt of transmittal is confirmed. All notices hereunder shall be delivered as set forth below or to such other Person or address or facsimile number as a party shall specify by notice in writing to the other party:

(i) if to the Guaranteed Parties, to them at:

Interstate Hotels & Resorts, Inc.
4501 North Fairfax Drive, Suite 500
Arlington, VA 22203
Facsimile: (703) 542-0965
Attention: Christopher L. Bennett, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Attention: Kelley D. Parker, Esq.

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(ii) if to the Guarantor, to it at:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550
Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

with a copy (which shall not constitute notice) to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

8. CONTINUING GUARANTEE.  This Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations are satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest of (i) the Effective Time and (ii) one year from the date of this Limited Guarantee (except to the extent that, prior to such anniversary date, the Guaranteed Parties shall have provided written notice to the Guarantor of claims under this Limited Guarantee). Notwithstanding the foregoing, in the event that the Guaranteed Parties or any of their respective Affiliates assert in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Cap or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Affiliates of the Guarantor with respect to the transactions contemplated by the Merger Agreement other than (a) liability of the Guarantor under this Limited Guarantee (as limited by the provisions of Section 1), (b) liability of Parent and the other Purchaser Parties under the Merger Agreement, (c) liability of THI V Inca LLC under the THI Commitment Letter, (d) liability of Shanghai Jin Jiang International Hotels (Group) Company Limited under the Jin Jiang Limited Guarantee or (e) liability of Capital Gathering, LLC under the CG Commitment Letter, then (i) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments, and (iii) neither the Guarantor nor any Affiliate of any Guarantor shall have any liability to the Guaranteed Parties with respect to the transactions contemplated by the Merger Agreement or under this Limited Guarantee; provided, however, that if the Guarantor asserts in any litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Guaranteed Parties prevail in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out of pocket expenses of the Guaranteed Parties in connection with such litigation or proceeding.

9. NO RECOURSE.  The Guaranteed Parties agree that neither they nor any of their respective Affiliates have any right of recovery against the Guarantor or any of its former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders through Parent or the other Purchaser Parties or otherwise, whether by piercing of the corporate veil, by or through a claim on behalf of Parent or the other Purchaser Parties against the Guarantor or an Affiliate, or otherwise, by the enforcement of any assessment or by an legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, in each case except for their rights to recover (i) from the Guarantor under and to the extent provided in this Limited Guarantee and subject to the Cap and the other limitations described herein, (ii) from Parent and the other Purchaser Parties under the Merger Agreement (iii) from THI V Inca LLC under the THI Commitment Letter, (iv) from Shanghai Jin Jiang International Hotels (Group) Company Limited under the Jin

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Jiang Limited Guarantee or (v) from Capital Gathering, LLC under the CG Commitment Letter. Recourse against the Guarantor under this Limited Guarantee shall be the exclusive remedy of the Guaranteed Parties and their Affiliates against the Guarantor and any of its former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders (in each case other than Parent, the other Purchaser Parties and THI V Inca LLC) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Except as contemplated under Section 6, nothing set forth in this Limited Guarantee shall affect or be construed to confer or give any Person other than the Guarantor and the Guaranteed Parties (including any Person acting in a representative capacity) any rights or remedies against any Person.

10. CONFIDENTIALITY.   Except as required by Law, the Guaranteed Parties agree to keep this Limited Guarantee confidential and further agree not to file this Limited Guarantee with any Governmental Authority.

11. GOVERNING LAW.  This Limited Guarantee shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. The parties to this Limited Guarantee (a) irrevocably submit to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

12. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

13. COUNTERPARTS.  This Limited Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

THAYER HOTEL INVESTORS V-A, L.P.

By:	Thayer Hotel Investments V LLC Its General Partner

By:
Name:

Title:

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IN WITNESS WHEREOF, the Guaranteed Parties have caused this Limited Guarantee to be executed and delivered as of the date first written above.

INTERSTATE HOTELS & RESORTS, INC.

By:
Name:

Title:

INTERSTATE OPERATING COMPANY, L.P.

By:	Interstate Hotels & Resorts, Inc., its General Partner

By:
Name:

Title:

A-1-103

Exhibit A-2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is made by and between the entities and individuals identified on Schedule I attached hereto (collectively, the “Securityholder”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Interstate Operating Company, L.P., a Delaware limited liability partnership propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

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(g) ”Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Secruityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The Securityholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of the Securityholder or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the knowledge of the Securityholder, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

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Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the any individual identified on Schedule I hereto, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

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Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by any individual identified on Schedule I hereto, in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by such individual of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not, and shall not authorize or permit its representatives to, take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by each Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; (c) August 31, 2010; and (d) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,

A-2-4

Suite 550
Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b) Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d) Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e) Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f) Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Island may not assign or delegate any of its rights, obligations or duties hereunder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g) Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h) Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i) Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

A-2-5

IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER:

COLISEUM CAPITAL MANAGEMENT, LLC

By:	/s/ Christopher Shackelton
Name:     Christopher Shackelton

Title:	Manager

COLISEUM CAPITAL, LLC

By:	/s/ Adam Gray
Name:     Adam Gray

Title:	Manager

COLISEUM CAPITAL PARTNERS, L.P.

By: Coliseum Capital, LLC
Its General Partner

By:	/s/ Adam Gray
Name:     Adam Gray

Title:	Manager

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

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SCHEDULE I

SECURITYHOLDER:

COLISEUM CAPITAL MANAGEMENT, LLC
COLISEUM CAPITAL, LLC
COLISEUM CAPITAL PARTNERS, L.P.

Securityholder’s address:

825 Third Avenue, 36th Floor
New York, NY 10022

Common Stock Held
of Record or		Additional Subject
Beneficially Owned	Options and Exercise Prices	Securities Owned

3,740,743	0	0

[Schedule I to Voting Agreement]

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is by and among Christopher L. Bennett (the “Securityholder”), a securityholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Island and Interstate Operating Company, L.P., a Delaware limited liability partnership, propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

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(g) “Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby.

(c) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

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Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by will or operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the Securityholder, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

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Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by the Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; and (c) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550

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Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b)  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d)  Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e)  Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f)  Assignment.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g)  Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h)  Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i)  Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

/s/  Christopher L. Bennett
Name:     Christopher L. Bennett

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

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SCHEDULE I

Securityholder’s address:

1214 Delta Glen Ct
Vienna, VA 22182

Common Stock Held of
Record or Beneficially		Additional Subject Securities
Owned	Options and Exercise Prices	Owned

173,059	0	0

[Schedule I to Voting Agreement]

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is by and among Thomas F. Hewitt (the “Securityholder”), a securityholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Island and Interstate Operating Company, L.P., a Delaware limited liability partnership, propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

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(g) ”Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby.

(c) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

A-2-16

Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by will or operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the Securityholder, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

A-2-17

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by the Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; and (c) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550

A-2-18

Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b) Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d) Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e) Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f) Assignment.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g) Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h) Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i) Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

A-2-19

IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

/s/  Thomas F. Hewitt
Name:     Thomas F. Hewitt

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

A-2-20

SCHEDULE I

Securityholder’s address:

Common Stock Held of
Record or Beneficially			Additional Subject Securities
Owned	Options and Exercise Prices		Owned

590,123	17,000 options at $	4.58 exercise price	0

[Schedule I to Voting Agreement]

A-2-21

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is by and among Samuel E. Knighton (the “Securityholder”), a securityholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Island and Interstate Operating Company, L.P., a Delaware limited liability partnership, propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

A-2-22

(g) “Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby.

(c) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

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Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by will or operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the Securityholder, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

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Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by the Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; and (c) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550

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Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b)  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d)  Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e)  Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f)  Assignment.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g)  Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h)  Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i)  Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

/s/  Samuel E. Knighton
Name:     Samuel E. Knighton

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

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SCHEDULE I

Securityholder’s address:

16780 Old Waterford Rd
Paeonian Springs, VA 20129

Common Stock Held
of Record or		Additional Subject
Beneficially Owned	Options and Exercise Prices	Securities Owned

172,108	0	0

[Schedule I to Voting Agreement]

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is by and among Leslie Ng (the “Securityholder”), a securityholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Island and Interstate Operating Company, L.P., a Delaware limited liability partnership, propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

(g) “Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all

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additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby.

(c) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and

A-2-30

to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by will or operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the Securityholder, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in

A-2-31

this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by the Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; and (c) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550
Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

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With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b) Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d) Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e) Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f) Assignment.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g) Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h) Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i) Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

/s/  Leslie Ng
Name:     Leslie Ng

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

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SCHEDULE I

Securityholder’s address:

Common Stock Held
of Record or		Additional Subject
Beneficially Owned	Options and Exercise Prices	Securities Owned

505,888*	25,000 options at $4.65	0
	25,000 options at $5.48 25,000 options at $6.23

*Includes 25,000 shares held by a corporation in which Securityholder is a managing member.

[Schedule I to Voting Agreement]

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated December 18, 2009, is by and among Bruce Riggins (the “Securityholder”), a securityholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (“Island”), and Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”).

WHEREAS, Parent, HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership and a Subsidiary of Merger Sub (together with Parent and Merger Sub, the “Purchaser Parties”), Island and Interstate Operating Company, L.P., a Delaware limited liability partnership, propose to enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge into Island (the “Merger”) with the surviving corporation becoming a wholly-owned Subsidiary of Parent and each share of common stock, par value $.01, of Island (the “Common Stock”) being converted into the right to receive the Common Share Merger Consideration;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement;

WHEREAS, the approval of the Merger Agreement by the stockholders of Island is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser Parties to enter into the Merger Agreement and as an inducement and in consideration therefor, the Securityholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement:

(a) “Encumbrances” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security (including, with respect to the Common Stock, Class A units of limited partnership interest in Interstate Operating Company, L.P).

(d) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(e) “Restricted Shares” means the shares of restricted stock of Island issued under the Company Stock Award Plans.

(f) “Shares” means (i) all shares of Common Stock (including any Restricted Shares) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock (including additional Restricted Shares) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option).

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(g) “Subject Securities” means (i) all securities of Island (including all Shares and all Options to acquire any securities of Island) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of Island (including additional Shares and additional Options to acquire any securities of Island) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(h) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security or (iii) the Securityholder consents to any of the foregoing.

Section 2.  Representations and Warranties of the Securityholder.  The Securityholder hereby represents and warrants to Parent as follows:

(a) As of the date of this Agreement: (i) the Securityholder Owns the number of shares of Common Stock (including any Restricted Shares) set forth under the heading “Common Stock Held of Record or Beneficially Owned” on Schedule I; (ii) the Securityholder holds the Options set forth under the heading “Options and Exercise Prices” on Schedule I; (iii) in addition to the Subject Securities set forth on Schedule I pursuant to Sections 2(a)(i) or 2(a)(ii), the Securityholder Owns the additional Subject Securities set forth under the heading “Other Subject Securities Owned” on Schedule I; (iv) the Securityholder does not Own any securities of Island (including any Option for any securities of Island) other than the Subject Securities set forth on Schedule I; (v) except as set forth on Schedule I, the Securityholder Owns free and clear of all Encumbrances all of the Subject Securities set forth on Schedule I; (vi) the Securityholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities set forth on Schedule I, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement; and (vii) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Securityholder to Transfer any of the Subject Securities set forth on Schedule I.

(b) The Securityholder has all requisite power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby.

(c) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) The execution and delivery of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Securityholder is a party or by which the Securityholder or the Securityholder’s assets (including the Subject Securities) are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to the Securityholder.

(e) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

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Section 3.  Representations and Warranties of Parent.  Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4.  Transfer of the Subject Securities.  Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Securities; (c) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities by will or operation of law.

Section 5.  Waiver of Appraisal Rights.  The Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights with respect to the Merger, the Transactions or any related transaction that the Securityholder may have by virtue of, or with respect to, any of the Subject Securities.

Section 6.  Covenant to Vote.  The Securityholder hereby agrees that at any meeting of the stockholders of Island, however called, and in any written action by consent of stockholders of Island, unless otherwise directed in writing by Parent, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Subject Securities to vote:

(a) in favor of approval of the Merger, the Merger Agreement and the Transactions;

(b) against approval of any action or proposal made in opposition to, or in competition with, consummation of the Merger or the Transactions;

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of Island in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Transactions;

provided, however, that nothing in this Section 6 shall be deemed to prohibit the Securityholder, in his or her capacity as an officer or director of Island, from taking any action on behalf of Island that is expressly permitted by Section 5.4 of the Merger Agreement.

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Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Subject Securities in Securityholder’s sole discretion on any matter other than those matters referred to herein.

Section 7.  Capacity as Securityholder.  The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of Island, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 8.  No Solicitation.  The Securityholder shall not take any action that Island is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 9.  Acquisition of Additional Subject Securities.  The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 10.  Proxy Statement.  The Securityholder hereby authorizes Island and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Company Proxy Statement the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement, provided that Securityholder is provided with a reasonable opportunity to review such disclosure in advance of it being made.

Section 11.  Further Assurances.  The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

Section 12.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination by the Securityholder to Parent, following any amendment to the Merger Agreement effected without the prior written consent of the Securityholder which would reduce or change the form of the Common Share Merger Consideration; and (c) the Closing Date; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 12, Section 7, Section 13 and Section 15 shall survive any termination of this Agreement.

Section 13.  Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 14.  Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes Island, the Purchaser Parties or their respective counsel to, notify Island’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities).

Section 15.  Miscellaneous.

(a)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Hotel Acquisition Company, LLC
c/o Thayer Lodging Group, Inc.
1997 Annapolis Exchange Parkway,
Suite 550

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Annapolis, Maryland 21403
Facsimile: (410) 268-1582
Attention: Bruce G. Wiles

With a copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: Carol Weld King, Esq.

(b)  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d)  Entire Agreement.  This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e)  Governing Law; Venue; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(f)  Assignment.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 15(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 15(f) shall be void.

(g)  Severability of Provisions.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h)  Specific Performance.  The Securityholder acknowledges that money damages would be an inadequate remedy for any breach of this Agreement by the Securityholder and that the obligations of the Securityholder shall be enforceable by Parent through injunctive or other equitable relief.

(i)  Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

/s/  Bruce Riggins
Name:     Bruce Riggins

HOTEL ACQUISITION COMPANY, LLC

By:	/s/ Bruce G. Wiles
Name:     Bruce G. Wiles

Title:	Chief Executive Officer

[Signature page to Voting Agreement]

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SCHEDULE I

Securityholder’s address:

2010 Wolftrap Oaks Ct.
Vienna, VA 22182

Common Stock Held
of Record or		Additional Subject
Beneficially Owned	Options and Exercise Prices	Securities Owned

286,796	0	0

[Schedule I to Voting Agreement]

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Exhibit B

[Letterhead of Barclays Capital Inc.]

December 18, 2009
Board of Directors
Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive
Arlington, VA 22203

Members of the Board of Directors:

We understand that Interstate Hotels & Resorts, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Hotel Acquisition Company, LLC (“Parent”), pursuant to the Agreement and Plan of Merger dated as of December 18, 2009 (the “Agreement”), by and among the Company, Interstate Operating Company, L.P. (the “Operating Partnership”), Parent, HAC Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and HAC Merger Partnership, L.P., a subsidiary of Merger Sub (“Merger Partnership”). We further understand that (i) the Proposed Transaction will be effected through a merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of the Parent (the “Company Merger”), and (ii) upon effectiveness of the Company Merger, each issued and outstanding share of common stock of the Company (“Company Common Stock”) (other than Company Common Stock to be canceled pursuant to the Agreement) will be converted into the right to receive $2.25 in cash (the “Cash Consideration”). In addition, we understand that immediately following the effective time of the Company Merger (i) Merger Partnership shall be merged with and into Operating Partnership, with the Operating Partnership as the surviving partnership (the “Partnership Merger”), and (ii) upon effectiveness of the Partnership Merger, each common unit in the Operating Partnership (“Partnership Common Unit”) (other than Partnership Common Units excluded pursuant to the Agreement) will be converted into the right to receive cash in an amount equal to the Cash Consideration on an as-converted basis (the “Common Unit Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and the summary set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Cash Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction, nor the fairness of the Common Unit Consideration. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Cash Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed:  (1) a draft of the Agreement, dated as of December 16, 2009, and the specific terms of the Proposed Transaction, (2) drafts of each of the equity commitment letters dated as of December 16, 2009 (the “Equity Commitment Letters”) delivered to Parent in connection with the Proposed Transaction, (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended 2008 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2009, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (5) a trading history of the Company’s common stock from December 17, 2008 to December 17, 2009 and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant, (8) the results of our efforts to solicit indications of interest from third parties with respect to an acquisition of the Company, (9) the aggregate value of the Company’s Owned Hotels, Management Business and Joint Ventures business segments on a stand-alone basis and (10) the limited alternatives available to Company in light of the Company’s current liquidity position and its ability to meet its cash requirements, financial obligations and covenants contained in its credit facility. In addition, we have had discussions with the management of the Company concerning its businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. Furthermore, we have assumed that the capital commitments referred to in the Commitment Letters shall have been effected prior to, or contemporaneously with, the execution of the Agreement.

We have assumed that the executed Agreement and the executed Commitment Letters will conform in all material respects to each of the last drafts reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto and have further assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Cash Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services, however, in the past two years, we have not provided any services to the Company for which fees were received. Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent and their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

Exhibit C

APPRAISAL RIGHTS PROVISIONS
UNDER THE DELAWARE GENERAL CORPORATION LAW

DELAWARE GENERAL CORPORATION LAW

SECTION 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13

INTERSTATE HOTELS & RESORTS, INC. 4501 NORTH FAIRFAX DR. SUITE 500 ARLINGTON, VA 22203
Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19308-S56161	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
  INTERSTATE HOTELS & RESORTS, INC.

Vote on Proposals
The Board of Directors recommends you vote FOR Proposals 1 and 2.

This proxy will be voted as directed. If no direction is indicated but the proxy card is signed and returned, it will be voted FOR the proposals below.		For	Against	Abstain

1.
Adoption of the agreement and plan of merger (the “Merger Agreement”), dated as of December 18, 2009, by and among Hotel Acquisition Company, LLC, HAC Merger Sub, Inc., HAC Merger Partnership, L.P., Interstate Hotels & Resorts, Inc. and Interstate Operating Company, L.P. and approval of the merger of Interstate Hotels & Resorts, Inc. with HAC Merger Sub, Inc. and the other transactions contemplated by the merger agreement.
		☐	☐	☐

2.	Approval of any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure the shares are represented by promptly returning your signed proxy card in the enclosed envelope. This proxy card must be signed and dated on the reverse side.

M19309-S56161
Proxy
INTERSTATE HOTELS & RESORTS, INC.
4501 N. FAIRFAX DRIVE, SUITE 500
ARLINGTON, VIRGINIA 22203
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
INTERSTATE HOTELS & RESORTS, INC.
The undersigned stockholder of Interstate Hotels & Resorts, Inc., a Delaware corporation, hereby appoints Thomas F. Hewitt and Christopher L. Bennett, and each of them singly, as proxies for the undersigned, with full power of substitution or resubstitution in each of them, to attend and represent the undersigned and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting of Stockholders, to be held at the Hilton Arlington, 950 North Stafford Street, Arlington, Virginia, 22203 on March 11, 2010 at 10:00 a.m., local time, and at all adjournments or postponements thereof, and otherwise represent the undersigned at the meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt prior to the execution of this proxy card of the Notice of Special Meeting of Stockholders and the Proxy Statement, the terms of each of which are incorporated herein by reference and revokes any proxy heretofore given with respect to such meeting.
WHEN THIS PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF YOU FAIL TO VOTE BY PROXY OR IN PERSON, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, BUT WILL NOT AFFECT THE OUTCOME OF THE VOTE REGARDING THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. IF YOU RETURN A PROPERLY SIGNED PROXY CARD BUT DO NOT INDICATE HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND “FOR” THE APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. STOCKHOLDERS THAT ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on the reverse side)